Exhibit 99.1

Execution Version

AMENDMENT No. 6, dated as of May 22, 2019 (this “Amendment”), to the Credit Agreement, dated as of May 7, 2015, by and among Horizon Pharma USA, Inc., a Delaware corporation (the “Borrower”), Horizon Therapeutics plc, an Irish public limited company (f/k/a Horizon Pharma Public Limited Company) (“Irish Holdco”), the Subsidiary Guarantors party thereto, the Lenders party thereto from time to time and Citibank, N.A., as Administrative Agent and Collateral Agent (as amended by Amendment No. 1, dated as of October 25, 2016, as further amended by Amendment No. 2, dated as of March 29, 2017, as further amended by Amendment No. 3, dated as of October 23, 2017, as further amended by Amendment No. 4, dated as of October 19, 2018, as further amended by Amendment No 5., dated as of March 11, 2019, and as further amended, restated, modified and supplemented prior to the date hereof, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below).

WHEREAS, pursuant to Section 2.24 of the Credit Agreement, the Borrower and any Additional Borrower may request Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Loans or Commitments of the Borrower or any Applicable Borrower then outstanding under the Credit Agreement, in the form of Other Refinancing Term Loans or Other Refinancing Commitments, in each case pursuant to a Refinancing Amendment;

WHEREAS, the Borrower wishes to obtain Other Refinancing Term Loans (such Term Loans, along with the Converted Sixth Amendment Refinancing Term Loans (as defined below) and the Additional Sixth Amendment Refinancing Term Loans (as defined below), collectively the “Sixth Amendment Refinancing Term Loans”; and the Persons making such Loans, along with the Sixth Amendment Converting Refinancing Term Lenders (as defined below) and Sixth Amendment Additional Refinancing Term Lenders (as defined below), collectively the “Sixth Amendment Refinancing Lenders”) as Credit Agreement Refinancing Indebtedness under the Credit Agreement to reprice (effectuated through a refinancing of) all Term Loans outstanding as of the Amendment No. 6 Effective Date (as defined below) (collectively, the “Sixth Amendment Refinanced Term Loans”) pursuant to a Refinancing Amendment under the Credit Agreement, and the Sixth Amendment Refinancing Lenders are willing to provide the Sixth Amendment Refinancing Term Loans on and subject to the terms and conditions set forth herein;

WHEREAS, the Borrower has notified the Administrative Agent that they are requesting a commitment for Sixth Amendment Refinancing Term Loans in an aggregate principal amount equal to $518,026,000 (i.e., Sixth Amendment Refinanced Term Loans), which upon funding shall be in the form of a new Class of Term Loans, pursuant to and on the terms set forth in Section 2.24 of the Credit Agreement, and subject to the conditions set forth herein and in the Credit Agreement;

WHEREAS, the Borrower will use the proceeds of the Sixth Amendment Refinancing Term Loans to finance the refinancing of the Sixth Amendment Refinanced Term Loans;

WHEREAS, pursuant to Section 2.24 of the Credit Agreement, this Amendment may, without the consent of any Agents or Lenders, amend the Credit Agreement and the other

Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of Section 2.24 of the Credit Agreement;

WHEREAS, upon the effectiveness of this Amendment, (A) each Term Lender that shall have executed and delivered a consent to this Amendment substantially in the form of Annex I hereto (a “Consent”) indicating the “Cashless Settlement Option” (each, a “Sixth Amendment Converting Refinancing Term Lender”) has agreed, on the terms and conditions set forth herein, to consent to this Amendment and to have all of its outstanding Term Loans (or such lesser amount as notified and allocated to such Sixth Amendment Converting Refinancing Term Lender by the Administrative Agent, as determined by the Borrower and the Administrative Agent in their sole discretion) converted into an equivalent principal amount of Sixth Amendment Refinancing Term Loans effective as of the Amendment No. 6 Effective Date (the “Converted Sixth Amendment Refinancing Term Loans”) and (B) each Person that executes and delivers this Amendment as a Sixth Amendment Additional Refinancing Lender (the “Sixth Amendment Additional Refinancing Term Lender”) has agreed, on the terms and conditions set forth herein, to consent to this Amendment and the Amended Credit Agreement, and to make additional Sixth Amendment Refinancing Term Loans in a principal amount, as set forth opposite such Person’s name on Schedule I hereto, with the aggregate principal amount of all such Sixth Amendment Refinancing Term Loans being equal to the aggregate principal amount of any outstanding Term Loans that are not Converted Sixth Amendment Refinancing Term Loans after giving effect to the occurrence of the Amendment No. 6 Effective Date as described in clause (i) above (the “Additional Sixth Amendment Refinancing Term Loans”), the proceeds of which will be used to repay in full such non-converted Term Loans;

WHEREAS, the Borrower has agreed that Citibank, N.A., Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA shall act as Joint Bookrunners and Joint Lead Arrangers in respect of the Sixth Amendment Refinancing Term Loan Facility (as defined below) (in such capacity, the “Amendment No. 6 Arrangers”);

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.        Amendments.

The Credit Agreement is, effective as of the Amendment No. 6 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached hereto as Exhibit A hereto (the Credit Agreement, as so amended, being referred to as the “Amended Credit Agreement”).

Section 2.        Establishment of Sixth Amendment Refinancing Term Loan Facility.

(a)        Each party hereto agrees as follows:

(1)        pursuant to Section 2.24 of the Credit Agreement, the Sixth Amendment Refinancing Term Loans will be established as a new Class of Other Refinancing Term Loans pursuant to a refinancing facility (the “Sixth Amendment Refinancing Term Loan Facility”) and shall consist of the Sixth Amendment Refinancing Term Loans in an aggregate principal amount of $518,026,000 on the Amendment No. 6 Effective Date;

(2)        on the Amendment No. 6 Effective Date, (i) the Sixth Amendment Refinancing Lenders agree to be bound by the terms of the Loan Documents, (ii) each Sixth Amendment Additional Refinancing Term Lender agrees to make Additional Sixth Amendment Refinancing Term Loans to the Borrower in an aggregate principal amount equal to its Sixth Amendment Refinancing Commitment set forth on Schedule I and (iii) each Sixth Amendment Converting Refinancing Term Lender agrees to have all of its Sixth Amendment Refinanced Term Loans (or such lesser amount as notified and allocated to such Sixth Amendment Converting Refinancing Term Lender by the Administrative Agent, as determined by the Borrower and the Administrative Agent in their sole discretion) converted to an equivalent principal amount of Sixth Amendment Refinancing Term Loans effective as of the Amendment No. 6 Effective Date;

(3)        (i) the Sixth Amendment Refinancing Term Loans shall have the terms set forth in the Amended Credit Agreement and will constitute Term Loans and Other Refinancing Term Loans for all purposes under the Amended Credit Agreement, (ii) the Sixth Amendment Refinancing Term Lenders will constitute Term Lenders for all purposes under the Amended Credit Agreement and (iii) the Amendment will constitute a Refinancing Amendment for all purposes under the Amended Credit Agreement;

(4)        the Sixth Amendment Refinancing Term Loans shall have an initial Interest Period that commences on the Amendment No. 6 Effective Date and ends on the last day of the current Interest Period applicable to the Fourth Amendment Refinancing Term Loans; and

(5)        the Borrower shall use the proceeds of the Sixth Amendment Refinancing Term Loans as set forth in the recitals to this Amendment.

(b)        Without limiting the generality of the foregoing and except as set forth in this Amendment, the Sixth Amendment Refinancing Term Loans shall: (i) constitute Obligations and Secured Obligations and have all of the benefits thereof, (ii) shall constitute Loans and have rights, remedies, privileges and protections identical to those applicable to Term Loans under the Credit Agreement and each of the other Loan Documents and (iii) be guaranteed by the Guaranty and secured by the Liens on the Collateral granted to the Collateral Agent for the benefit of the Secured Parties under the Collateral Documents.

Section 3.        Representations and Warranties, No Default. In order to induce the Lenders to enter into this Amendment, to provide the Sixth Amendment Refinancing Term

Loans and to amend the Credit Agreement in the manner provided herein, the Loan Parties represent and warrant to each Lender that:

(a)        The representations and warranties of Irish Holdco, the Borrower and their respective Restricted Subsidiaries set forth in Article III of the Credit Agreement are true and correct in all material respects (or, if qualified as to “materiality” or “Material Adverse Effect”, in all respects) on and as of the Amendment No. 6 Effective Date, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects (or, if qualified by materiality or “Material Adverse Effect”, in all respects) as of such earlier date.

(b)        At the time of and immediately after giving effect to this Amendment, no Default or Event of Default exists.

Section 4.        Effectiveness. Sections 1 and 2 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 6 Effective Date”) that the following conditions have been satisfied:

(a)        Consents. The Administrative Agent shall have received (x) executed signature pages hereto from (i) the Administrative Agent, (ii) each Sixth Amendment Additional Refinancing Lender and (iii) each of the Loan Parties and (y) executed Consents from each Sixth Amendment Converting Refinancing Term Lender.

(b)        Notice of Borrowing. The Administrative Agent shall have received a duly completed Borrowing Request for the Sixth Amendment Refinancing Term Loans to be borrowed on the Amendment No. 6 Effective Date.

(c)        Fees and Expenses. All fees required to be paid on the Amendment No. 6 Effective Date pursuant to the Engagement Letter (as defined below) and reasonable out-of-pocket expenses required to be paid on the Amendment No. 6 Effective Date pursuant to the Engagement Letter, solely with respect to expenses to the extent invoiced at least three (3) business days prior to the Amendment No. 6 Effective Date, shall, upon the initial borrowing of the Sixth Amendment Refinancing Term Loans, have been paid. “Engagement Letter” means that certain amended and restated engagement letter, dated as of May 17, 2019, by and between the Borrower, Citi, Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA. “Citi” shall mean Citigroup Global Markets, Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the service contemplated herein.

(d)        Legal Opinions. The Administrative Agent shall have received favorable written opinion of (i) Cooley LLP, New York counsel for Irish Holdco, (ii) (a) Matheson, Irish counsel for the Loan Parties and (b) Arthur Cox, Irish counsel for the Administrative Agent and Collateral Agent in relation to validity and enforceability aspects and confirmation that the entry by Irish Holdco and its Subsidiaries into this Amendment will not constitute financial assistance for the purposes of Section 82 of the Companies Act, (iii) Arendt & Medernach, Avocats à la Cour, Luxembourg counsel for Horizon in relation to the capacity of, authority of and execution by Horizon Pharma Finance S.à r.l., and the validity and enforceability of the Luxembourg

Master Confirmation Agreement and (iv) Appleby (Bermuda) Limited, Bermuda counsel for the Administrative Agent and the Lenders in relation to capacity, authority and execution aspects, in each case (A) addressed to the Administrative Agent, the Collateral Agent, the Amendment No. 6 Arrangers and the Lenders and in each case, each of their permitted assigns (to the extent provided for, and allowed by, each opinion), (B) dated the Amendment No. 6 Effective Date and (C) in form and substance reasonably satisfactory to the Administrative Agent; provided that to the extent any of the above referenced opinions are to be delivered in conjunction with foreign security documents required to be delivered under clause (l) below or Section 5 below and any such foreign security document is delivered post-closing under the terms of the last paragraph of this Section 4 or Section 5, as applicable, then the applicable opinion may also be delivered post-closing.

(e)        Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Amendment No. 6 Effective Date and signed by a Responsible Officer of Irish Holdco on behalf of each Loan Party, confirming compliance with the conditions precedent set forth in clauses (l) and (n) of this Section 4.

(f)        Organization Documents. After giving effect to the transactions contemplated hereby, the Administrative Agent shall have received (i) a copy of the certificate of incorporation, memorandum of association or articles of incorporation and all applicable, if any, certificates of incorporation on a change of name or certificates of re-registration or other formation documents, including all amendments thereto, of each Loan Party as of the Amendment No. 6 Effective Date, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to or of compliance evidencing (to the extent the concept is applicable in such jurisdiction) the good standing of each such Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the secretary or assistant secretary of each Loan Party as of the Amendment No. 6 Effective Date dated the Amendment No. 6 Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or similar governing documentation) of such Loan Party as in effect on the Amendment No. 6 Effective Date and at all times since a date prior to the date of the resolutions described in sub-clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party (in the case of the Borrower), the borrowings hereunder (in the case of each such Loan Party), the granting of the Liens contemplated to be granted by it under the Collateral Documents and (in the case of each Guarantor) the Guaranteeing of the Secured Obligations as contemplated by this Amendment and the Amended Credit Agreement, joinders to any Loan Documents, and any other documents required to be executed by such Loan Party pursuant to this Section 4 (the “Amendment Documents”), and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) if applicable, that the certificate or articles of incorporation or other formation documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to sub-clause (i) above (in which case such certification will be delivered in lieu of the documentation requested pursuant to sub-clause (i) above and such certification is hereby deemed to satisfy the requirements of sub-clause (i) of this clause (f)) or where a certificate of good standing is not applicable in its jurisdiction of incorporation that attach a true, up to date and correct copy of the certificate or articles of incorporation or other formation documents of each Loan Party duly certified as being true, up to date and correct and (D) as to the incumbency and specimen signature of each officer executing any Amendment Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary (or manager or director, if applicable) executing the certificate pursuant to (ii) above.

(g)        Collateral. All documents and instruments required to perfect the Collateral Agent’s security interest in (A) subject to the Agreed Security Principles (in the case of the Equity Interests of any Foreign Subsidiary), all of the issued and outstanding Equity Interests of each Subsidiary Guarantor and (B) subject to the Agreed Security Principles (in the case of any Foreign Subsidiary), substantially all of the assets of Irish Holdco, the Borrower and each Subsidiary Guarantor (in each case, to the extent included in the Collateral) shall have been executed and delivered and, if applicable, be in proper form for filing.

(h)        Additional Requirements for Foreign Subsidiary Guarantors.

(1)        The Administrative Agent shall have received, in respect of each Luxembourg Guarantor, (i) a master confirmation agreement in a form satisfactory to the Administrative Agent and (ii) a manager’s certificate in a form satisfactory to the Administrative Agent, dated as of the Amendment No. 6 Effective Date and signed by a manager of each such Luxembourg Guarantor, certifying, inter alia, the following items:

(A)        a true, correct, complete and up-to-date copy of its articles of association;

(B)        a true, correct, complete and up-to-date copy of the resolutions of the board of managers of each Luxembourg Guarantor approving, inter alia, its entry into the Amendment Documents to which it is a party;

(C)        a true, correct, complete and up-to-date copy of an excerpt of the Luxembourg Companies Register dated on the Amendment No. 6 Effective Date or at the earliest one Business Day before the Amendment No. 6 Effective Date;

(D)        a true, correct, complete and up-to-date copy of a certified true certificate of non-registration of judgments (certificat de non-inscription d’une décision judiciaire) dated on the Amendment No. 6 Effective Date or at the earliest one Business Day before the Amendment No. 6 Effective Date, issued by the Luxembourg Companies Register;

(E)        a true, correct, complete and up-to-date copy of the specimen signatures of all authorised signatories; and

(F)        each Luxembourg Guarantor complies with, and adheres to, the provisions applicable to it of the Luxembourg Law dated May 31, 1999 concerning the domiciliation of companies, as amended.

(2)        The Administrative Agent shall have received, in respect of each Guarantor organized under the laws of Ireland, (i) a deed of confirmation in a form satisfactory to the Administrative Agent and (ii) a director’s or secretary’s certificate in a form satisfactory to the Administrative Agent, dated as of the Amendment No. 6 Effective Date and signed by a director or secretary of such Guarantor, certifying, inter alia, the following items:

(A)        that the entry by such Guarantor into the Amendment Documents would: (I) not cause any borrowing, guaranteeing, security or similar limit binding on such Guarantor to be exceeded; and (II) not constitute financial assistance for the purposes of Section 82 of the Companies Act;

(B)        a true, correct and up-to-date list of the present directors and secretaries of such Guarantor;

(C)        that neither the Guarantor nor any of its directors or secretaries, is a company or a person to whom either Chapter 3 (Restrictions on directors of insolvent companies), Chapter 4 (Disqualification generally) or Chapter 5 (Disqualification and restriction undertakings) of Part 14 (Compliance and Enforcement) of the Companies Act (as from time to time amended, replaced or re-enacted) applies; and

(D)        each copy document relating to it specified in the director’s certificate is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Amendment.

(3)        The Administrative Agent shall have received, in respect of each Guarantor organized under the laws of Bermuda, (i) a deed of confirmation in a form satisfactory to the Administrative Agent and (ii) an officer’s certificate in a form satisfactory to the Administrative Agent, dated as of the Amendment No. 6 Effective Date and signed by an officer of each such Guarantor, certifying, inter alia, the following items:

(A)        a certified copy of the true, correct, complete and up-to-date constitutional documents of each such Guarantor including, but not limited to, the certificate of incorporation (and any amendments thereto), memorandum of association (and any amendments thereto), bye-laws, foreign exchange letter, tax assurance certificate, register of directors and officers and register of members;

(B)        a pdf copy of a Certificate of Compliance issued by the Registrar of Companies no later than 3 Business Days prior to the execution hereof; and

(C)        a true, correct, complete and up-to-date copy of the resolutions of the Board of Directors approving the granting of the guarantee and the entry into the Amendment Documents to which it is a party.

(i)        U.S. Searches. The Administrative Agent shall have received completed results of searches reasonably requested by the Administrative Agent (which results shall be reasonably satisfactory to the Administrative Agent), dated on or before the Amendment No. 6 Effective Date, including all effective financing statements filed in (i) the jurisdictions of organization of the Borrower and each of its Domestic Subsidiaries that is a Subsidiary Guarantor and (ii) in the District of Columbia for each Foreign Subsidiary that is a Subsidiary Guarantor, in each case, that name such Person as debtor, together with copies of such financing statements.

(j)        Irish Searches. The Administrative Agent shall have received searches in the Companies Registration Office, the High Court Central Office and the Judgments Office in respect of Irish Holdco and each other Subsidiary Guarantor that is incorporated under the laws of the Republic of Ireland and each other Subsidiary that is incorporated under the laws of the Republic of Ireland that will be a signatory to an Amendment Document.

(k)        Solvency Certificate. On or prior to the Amendment No. 6 Effective Date, Irish Holdco shall have delivered or caused to be delivered to the Administrative Agent a solvency certificate from a director or senior financial officer of Irish Holdco, substantially in the form of Exhibit C to the Credit Agreement, attesting to the solvency of Irish Holdco and its Subsidiaries, taken as a whole, after giving effect to the Borrowing of the Sixth Amendment Refinancing Term Loans and the use of proceeds thereof.

(l)        Representations and Warranties. On the Amendment No. 6 Effective Date, the representations and warranties set forth in Section 3(a) above shall be true and correct on the basis set forth therein.

(m)        PATRIOT Act and Beneficial Ownership Certification. The Administrative Agent and the Amendment No. 6 Arrangers shall have received at least three (3) Business Days prior to the Amendment No. 6 Effective Date all documentation and other information about the Borrower and the Guarantors as has been reasonably requested in writing at least ten (10) Business Days prior to the Amendment No. 6 Effective Date by the Administrative Agent or the Amendment No. 6 Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, and, if the Borrower qualifies as a “legal entity” customer under 31 C.F.R. § 1010.230, a certification regarding beneficial ownership as required by 31 C.F.R. § 1010.230 in relation to the Borrower.

(n)        No Default. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have existed.

(o)         The Borrower shall have, immediately after the making of Sixth Amendment Refinancing Term Loans under the Amended Credit Agreement, (i) repaid (or caused to be repaid) all Term Loans outstanding immediately prior to the Amendment No. 6 Effective Date and (ii) paid (or cause to be paid) to all Term Lenders all accrued and unpaid interest on their Term Loans outstanding immediately prior to the Amendment No. 6 Effective Date to, but not including, the Amendment No. 6 Effective Date.

Section 5.        Post-Closing Collateral Matters. The Loan Parties shall execute and deliver the documents and complete the tasks set forth on Schedule II hereto, in each case within the time limits specified on such schedule subject to the extension by the Administrative Agent in its sole discretion.

Section 6.        Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.    Applicable Law. THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER AMENDMENT DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL (EXCEPT, AS TO ANY OTHER AMENDMENT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN), SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Section 8.        Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Section 9.        Effect of Amendment. This Amendment shall constitute a Refinancing Amendment. This Amendment shall not constitute a novation of the Credit Agreement or any of the Loan Documents. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Amended Credit Agreement and each other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and reaffirms and confirms the validity of its guarantees pursuant to the Guaranty and its grant of Liens to secure the Secured Obligations pursuant to the Loan Documents. This Amendment shall constitute a Loan Document for purposes of the Amended Credit Agreement and, from and after the Amendment No. 6 Effective Date, (x) all references to the Credit Agreement or Amended Credit Agreement in any Loan Document and all references in the Credit Agreement or Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement and (y) all references to any other Loan Document amended hereby in any Loan Document and all references in such Loan Document to “this Agreement”, “hereunder”, “hereof” or words of like import referring to such Loan Document, shall, unless expressly provided otherwise, refer to such Loan Document as amended by this Amendment. Each of the Loan Parties hereby (i) consents to this Amendment, (ii) confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply including in each case, such obligations pursuant to the Amended Credit Agreement and (iii) reaffirms its prior grant and validity of the security interests pursuant to any Loan Document and agrees that all such security interests shall secure the Secured Obligations (including without limitation, the Sixth Amendment Refinancing Term Loans). Neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment and the Amended Credit Agreement impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and after giving effect to this Amendment, such Liens continue unimpaired with the same priority to secure repayment of all Secured Obligations (including without limitation, the Sixth Amendment Refinancing Term Loans), whether heretofore or hereafter incurred.

Section 10.        Submission to Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

(a)        submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court;

(b)        agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(c)        agrees that nothing herein shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction;

(d)        irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment or any other Loan Document in any court referred to in paragraph (a) of this Section 10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;

(e)        consents to service of process in the manner provided for notices in Section 9.01 of the Amended Credit Agreement; and

(f)        agrees that nothing herein will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

Section 11.        Waivers. Solely in connection with the repayment of Term Loans on the Amendment No. 6 Effective Date, the Administrative Agent and the Term Lenders delivering a Consent or an executed counterpart of this Amendment hereby waive any required notice of prepayment of Term Loans pursuant to the Credit Agreement. Each Term Lender delivering a Consent or an executed counterpart of this Amendment hereby irrevocably waives its right to receive any payments pursuant to Section 2.16 of the Credit Agreement arising as a result of its Term Loans being repaid or converted on the Amendment No. 6 Effective Date and not on the last day of the Interest Period applicable thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

HORIZON ORPHAN LLC
HORIZON PHARMA USA, INC.
HORIZON PHARMA RHEUMATOLOGY LLC
HORIZON PHARMA TEPRO, INC.
HORIZON PHARMACEUTICAL LLC
HORIZON THERAPEUTICS, LLC
HZNP USA LLC
HORIZON PHARMA SERVICES LLC
HORIZON MEDICINES LLC

By:	/s/ Paul W. Hoelscher
	Name:	Paul W. Hoelscher
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 6]

HORIZON THERAPEUTICS PLC

By:	/s/ Patrick McIlvenny
	Name:	Patrick McIlvenny
Title: as the lawfully appointed attorney of Horizon Therapeutics Public Limited Company

HORIZON PHARMA AON LIMITED

By:	/s/ Kevin Insley
	Name:	Kevin Insley
	Title:	Director

HORIZON PHARMA CAPITAL LIMITED

By:	/s/ Patrick McIlvenny
	Name:	Patrick McIlvenny
Title: Director

HORIZON PHARMA DÓ LIMITED

By:	/s/ Kevin Insley
	Name:	Kevin Insley
	Title:	Director

HORIZON PHARMA FINANCE LIMITED

By:	/s/ Patrick McIlvenny
	Name:	Patrick McIlvenny
	Title:	Director

HORIZON PHARMA HOLDINGS LIMITED

By:	/s/ David Caraher
	Name:	David Caraher
	Title:	Director

[Signature Page to Amendment No. 6]

HORIZON PHARMA IRELAND LIMITED

By:	/s/ David Caraher
	Name:	David Caraher
	Title:	Director

HORIZON PHARMA TREASURY LIMITED

By:	/s/ Patrick McIlvenny
	Name:	Patrick McIlvenny
	Title:	Director

HORIZON PHARMA TRÍ LIMITED

By:	/s/ Kevin Insley
	Name:	Kevin Insley
	Title:	Director

HZNP LIMITED

By:	/s/ Kevin Insley
	Name:	Kevin Insley
	Title:	Director

[Signature Page to Amendment No. 6]

HORIZON PHARMA FINANCE S.À R.L
Société à responsabilité limitée
Registered office : 19, rue de Bitbourg, L-1273 Luxembourg
R.C.S. Luxembourg : B 186.460

By:	/s/ David Caraher
	Name:	David Caraher
	Title:	Manager A

[Signature Page to Amendment No. 6]

HORIZON PHARMA INVESTMENT LIMITED

By:	/s/ Patrick McIlvenny
	Name:	Patrick McIlvenny
	Title:	Director

[Signature Page to Amendment No. 6]

CITIBANK, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ Michael Tortora
	Name:	Michael Tortora
	Title:	Vice President

[Signature Page to Amendment No. 6]

The undersigned evidences its consent to the amendments reflected in this Amendment and agrees to provide the Sixth Amendment Refinancing Commitments set forth opposite such Lender’s name on Schedule I to this Amendment.

CITIBANK, N.A.,
as Sixth Amendment Additional Refinancing Lender

By:	/s/ Michael Tortora
Name: Michael Tortora
Title: Vice President

[Signature Page to Amendment No. 6]

Annex I

TERM LENDER AGREEMENT

[Check ONLY ONE of the two boxes below]

         CASHLESS SETTLEMENT OPTION

☐         The undersigned hereby elects to be a “Sixth Amendment Converting Refinancing Term Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Borrower and the Administrative Agent in their sole direction) of its Term Loans effective as of the Amendment No. 6 Effective Date.

         ASSIGNMENT SETTLEMENT OPTION

☐         The undersigned hereby irrevocably and unconditionally (a) consents to this Amendment and the prepayment of the full principal amount of its Term Loans and (b) agrees to purchase by way of assignment from the Sixth Amendment Additional Refinancing Term Lender, in accordance with the terms of the Amended Credit Agreement, Sixth Amendment Refinancing Term Loans in a principal amount equal to the principal amount of its Term Loans prepaid (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Borrower and the Administrative Agent in their sole discretion).

________________________________________,
(Name of Institution)

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]

[Signature Page to Amendment No. 6]

SCHEDULE I

Additional Sixth Amendment Refinancing Loans

Sixth Amendment Additional Refinancing Term Lender	Sixth Amendment Refinancing Commitment in respect of Additional Sixth Amendment Refinancing Term Loans
Citibank, N.A.	$78,735,328.42
Total	$78,735,328.42

SCHEDULE II

Post-Closing Collateral Matters

1.

Within thirty (30) days after the Amendment No. 6 Effective Date (unless waived or extended by the Administrative Agent in its sole discretion), the Borrower shall obtain and deliver to the Ad-ministrative Agent, to the extent such items have not been delivered as of the Amendment No. 6 Effective Date, endorsements to all general liability and other liability policies naming the Administrative Agent an additional insured.

EXHIBIT A

Amended Credit Agreement

[Attached]

EXHIBIT A TO AMENDMENT NO. ~~5~~6

MARKED VERSION REFLECTING CHANGES

PURSUANT TO AMENDMENT NO. ~~4~~6

ADDED TEXT SHOWN UNDERSCORED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~

CREDIT AGREEMENT

dated as of

May 7, 2015

as amended by Amendment No. 1 dated as of October 25, 2016,

as further amended by Amendment No. 2 dated as of March 29, 2017,

as further amended by Amendment No. 3 dated as of October 23, 2017,

as further amended by Amendment No. 4 dated as of October 19, 2018,

as further amended by Amendment No. 5 dated as of March 11, 2019,

as further amended by Amendment No. 6 dated as of May 22, 2019 among

HORIZON PHARMA USA, INC.,

as Borrower,

HORIZON THERAPEUTICS PLC (F/K/A HORIZON PHARMA PUBLIC LIMITED COMPANY),

as Irish Holdco and a Guarantor,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

as Subsidiary Guarantors

The Lenders Party Hereto,

and

CITIBANK, N.A.,

as Administrative Agent and Collateral Agent

CITIGROUP GLOBAL MARKETS INC. and JEFFERIES FINANCE LLC,

as Co-Syndication Agents,

CITIGROUP GLOBAL MARKETS INC. and JEFFERIES FINANCE LLC,

as Co-Documentation Agents

CITIGROUP GLOBAL MARKETS INC. and JEFFERIES FINANCE LLC,

as Joint Bookrunners and Joint Lead Arrangers

BANK OF AMERICA, N.A., JPMORGAN CHASE, N.A., JEFFERIES FINANCE LLC, CITIGROUP

GLOBAL MARKETS INC. and COWEN AND COMPANY, LLC

as Joint Bookrunners and Joint Lead Arrangers for Amendment No. 1

and

CITIGROUP GLOBAL MARKETS INC., MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED, JEFFERIES FINANCE LLC AND JPMORGAN CHASE, N.A.,

as Joint Bookrunners and Joint Lead Arrangers for Amendment No. 2

and

CITIGROUP GLOBAL MARKETS INC.,

as Sole Bookrunner and Sole Lead Arranger for Amendment No. 3

and

CITIGROUP GLOBAL MARKETS INC.,

As Sole Bookrunner and Sole Lead Arranger for Amendment No. 4

and

CITIBANK, N.A., MORGAN STANLEY SENIOR FUNDING, INC. AND GOLDMAN SACHS BANK

USA,

As Joint Bookrunners and Joint Lead Arrangers for Amendment No. 5

and

CITIBANK, N.A., MORGAN STANLEY SENIOR FUNDING, INC. AND GOLDMAN SACHS BANK

USA

As Joint Bookrunners and Joint Lead Arrangers for Amendment No. 6

Page

ARTICLE I DEFINITIONS		1

Section 1.01	Defined Terms	1

Section 1.02	Classification of Loans and Borrowings	~~68~~69

Section 1.03	Terms Generally	~~68~~69

Section 1.04	Accounting Terms; GAAP; Pro Forma Calculations	69

Section 1.05	Status of Obligations and Secured Obligations	71

Section 1.06	Special Luxembourg Provisions	71

Section 1.07	Divisions	~~71~~72

ARTICLE II THE CREDITS		~~71~~72

Section 2.01	Commitments and Loans	~~71~~72

Section 2.02	Loans and Borrowings	~~73~~74

Section 2.03	Requests for Borrowings	74

Section 2.04	Determination of Dollar Amounts	75

Section 2.05	Swingline Loans	~~75~~76

Section 2.06	Letters of Credit	~~76~~77

Section 2.07	Funding of Borrowings	~~82~~83

Section 2.08	Interest Elections	~~82~~83

Section 2.09	Termination and Reduction of Commitments	~~84~~85

Section 2.10	Repayment of Loans; Evidence of Debt	~~85~~86

Section 2.11	Prepayment of Loans	~~87~~88

Section 2.12	Fees	~~90~~92

Section 2.13	Interest	~~92~~94

Section 2.14	Alternate Rate of Interest	~~93~~95

Section 2.15	Increased Costs	~~94~~95

Section 2.16	Break Funding Payments	~~95~~96

Section 2.17	Taxes	~~95~~97

Section 2.18	Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs	~~100~~101

Section 2.19	Mitigation Obligations; Replacement of Lenders	~~102~~103

Section 2.20	Incremental Credit Extensions	~~102~~104

Section 2.21	Judgment Currency	~~106~~107

Section 2.22	Extensions of Loans and Commitments	~~106~~108

Section 2.23	Loan Repurchases	~~109~~111

Section 2.24	Refinancing Amendment	~~111~~112

(continued)

Page

Section 2.25	Illegality	~~112~~113

Section 2.26	Defaulting Lenders	~~112~~114

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~114~~116

Section 3.01	Organization; Powers; Subsidiaries	~~114~~116

Section 3.02	Authorization; Enforceability	~~115~~116

Section 3.03	Governmental Approvals; No Conflicts	~~115~~117

Section 3.04	Financial Condition; No Material Adverse Change	~~115~~117

Section 3.05	Properties	~~116~~117

Section 3.06	Litigation, Environmental and Labor Matters	~~116~~118

Section 3.07	Compliance with Laws and Agreements	~~117~~119

Section 3.08	Investment Company Status	~~117~~119

Section 3.09	Taxes	~~117~~119

Section 3.10	ERISA	~~117~~119

Section 3.11	Disclosure	~~118~~120

Section 3.12	Federal Reserve Regulations	~~119~~120

Section 3.13	Liens	~~119~~120

Section 3.14	Security Interest in Collateral	~~119~~120

Section 3.15	Solvency	~~119~~121

Section 3.16	Compliance with Anti-Corruption Laws and Sanctions	~~120~~121

Section 3.17	No Irish Financial Assistance	~~120~~122

Section 3.18	Luxembourg Matters	~~120~~122

Section 3.19	Regulatory Matters	~~121~~123

Section 3.20	PATRIOT Act, etc.	~~123~~125

ARTICLE IV CONDITIONS		~~124~~125

Section 4.01	Conditions Precedent to the Closing Date	~~124~~125

Section 4.02	Each Credit Event after the Closing Date	~~129~~131

ARTICLE V AFFIRMATIVE COVENANTS		~~130~~131

Section 5.01	Financial Statements and Other Information	~~130~~131

Section 5.02	Notices of Material Events	~~132~~134

Section 5.03	Existence; Conduct of Business	~~133~~134

Section 5.04	Tax Status; Payment of Obligations	~~133~~135

Section 5.05	Maintenance of Properties; Insurance	~~133~~135

Section 5.06	Books and Records; Inspection Rights	~~134~~135

(continued)

Page

Section 5.07	Compliance with Laws and Material Contractual Obligations	~~134~~136

Section 5.08	Use of Proceeds	~~134~~136

Section 5.09	Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances	~~135~~136

Section 5.10	Designation of Subsidiaries	~~137~~138

Section 5.11	Maintenance of Ratings	~~137~~139

Section 5.12	Post-Closing Schedule	~~137~~139

ARTICLE VI NEGATIVE COVENANTS		~~137~~139

Section 6.01	Indebtedness	~~138~~139

Section 6.02	Liens	~~142~~143

Section 6.03	Asset Sales	~~142~~143

Section 6.04	Restricted Payments, Investments, Loans, Advances, Guarantees and Acquisitions	~~142~~144

Section 6.05	Swap Agreements	~~147~~148

Section 6.06	Transactions with Affiliates	~~147~~148

Section 6.07	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	~~149~~150

Section 6.08	Amendments to Subordinated Indebtedness and Certain Other Documents, etc.	~~151~~152

Section 6.09	Sale and Leaseback Transactions	~~151~~153

Section 6.10	[Reserved]	~~151~~153

Section 6.11	Merger, Consolidation or Sale of Assets	~~151~~153

Section 6.12	Limitation on Accounting Changes	~~153~~154

Section 6.13	Fiscal Periods	~~153~~154

Section 6.14	Anti-Terrorism and Anti-Money Laundering	~~153~~154

Section 6.15	Financial Covenant	~~153~~154

ARTICLE VII EVENTS OF DEFAULT		~~154~~155

ARTICLE VIII THE AGENTS		~~157~~158

ARTICLE IX MISCELLANEOUS		~~161~~162

Section 9.01	Notices	~~161~~162

Section 9.02	Waivers; Amendments	~~162~~163

Section 9.03	Expenses; Indemnity; Damage Waiver	~~164~~166

Section 9.04	Successors and Assigns	~~166~~168

Section 9.05	Survival	~~170~~172

(continued)

Page

Section 9.06	Counterparts; Integration; Effectiveness	~~171~~172

Section 9.07	Severability	~~171~~173

Section 9.08	Right of Setoff	~~171~~173

Section 9.09	Governing Law; Jurisdiction; Consent to Service of Process; Foreign Process Agent	~~172~~173

Section 9.10	WAIVER OF JURY TRIAL	~~173~~174

Section 9.11	Headings	~~173~~175

Section 9.12	Confidentiality	~~173~~175

Section 9.13	Release of Liens and Guarantees	~~174~~175

Section 9.14	USA PATRIOT Act	~~175~~176

Section 9.15	Appointment for Perfection	~~175~~177

Section 9.16	No Fiduciary Relationship	~~175~~177

Section 9.17	Interest Rate Limitation	~~175~~177

Section 9.18	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~176~~177

Section 9.19	Certain ERISA Matters	~~176~~178

ARTICLE X THE GUARANTY		~~177~~179

Section 10.01	The Guarantee	~~177~~179

Section 10.02	Obligations Unconditional	~~178~~180

Section 10.03	Reinstatement	~~179~~181

Section 10.04	Certain Additional Waivers	~~179~~181

Section 10.05	Remedies	~~179~~181

Section 10.06	Rights of Contribution	~~180~~181

Section 10.07	Guaranty of Payment; Continuing Guarantee	~~180~~182

Section 10.08	Guarantee Limitations	~~180~~182

Section 10.09	Keepwell	~~180~~182

Section 10.10	Limitation on Guarantees by Excluded Subsidiaries	~~181~~183

(continued)

Page

SCHEDULES:

Schedule 1.01A – Agreed Security Principles

Schedule 1.01B – Existing Investments

Schedule 1.01C – Existing Liens

Schedule 1.01D – Post-Closing Schedule

Schedule 1.01E – Foreign Security Documents

Schedule 1.01F – Subsidiary Guarantors

Schedule 2.01 – Commitments

Schedule 3.01 – Subsidiaries

Schedule 3.03 – Certain Existing Indebtedness

Schedule 3.05 – Material Intellectual Property Litigation

Schedule 3.06 – Material Litigation

Schedule 3.07 – Compliance with Laws

Schedule 3.10 – Prohibited Transactions

Schedule 3.13 – Existing Liens to be Released at Closing

Schedule 3.20 – Acquisition Documents

Schedule 6.01 – Existing Indebtedness

Schedule 6.07 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Auction Procedures

Exhibit C – Form of Solvency Certificate

Exhibit D – Form of Joinder Agreement

Exhibit E – [Reserved]

Exhibit F – Form of U.S. Security Agreement

Exhibit G-1 – Form of U.S. Tax Compliance Certificate

Exhibit G-2 – Form of U.S. Tax Compliance Certificate

Exhibit G-3 – Form of U.S. Tax Compliance Certificate

Exhibit G-4 – Form of U.S. Tax Compliance Certificate

Exhibit H – Form of Irish Qualifying Lender Confirmation

v

CREDIT AGREEMENT originally dated as of May 7, 2015 (as amended by Amendment No. 1, dated as of October 25, 2016, as further amended by Amendment No. 2, dated as of March 29, 2017, as further amended by Amendment No. 3, dated as of October 23, 2017, as further amended by Amendment No. 4, dated as of October 19, 2018, and as further amended by Amendment No. 5, dated as of March 11, ~~2018~~2019, and as further amended by Amendment No. 6, dated as of May 22, 2019, this “Agreement”), among HORIZON PHARMA USA, INC., a Delaware corporation (“HPUI”), HORIZON ~~PHARMA PUBLIC LIMITED COMPANY~~THERAPEUTICS PLC, an Irish public limited company (f/k/a Horizon Pharma Public Limited Company) (“Irish Holdco”), the Subsidiary Guarantors (as such term is defined in Article I) party hereto, the LENDERS from time to time party hereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent.

WHEREAS, pursuant to Amendment No. ~~5~~6, and upon satisfaction of the conditions set forth herein, the Original Credit Agreement is being amended in the form of this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“ACH Indebtedness” means Indebtedness incurred in the ordinary course of business arising in connection with any automated clearinghouse transfers of funds or other payment processing service.

“Acquisition” means the merger of the Target with and into Acquisition Sub as provided for in the Acquisition Agreement and the related transactions.

“Acquisition Agreement” means the Agreement and Plan of Merger dated as of March 29, 2015 among Target, Borrower and Acquisition Sub (including, without limitation, all schedules and exhibits thereto), as the same may be altered, amended, changed, supplemented or with any provision or condition therein waived, in each case so long as all such alterations, amendments, changes, supplements and waivers meet the requirements of Section 4.01(j) (as measured against the Acquisition Agreement as in effect as of the date hereof).

“Acquisition Consideration” means the aggregate consideration to be paid to consummate the Acquisition, exclusive of all fees and expenses.

“Acquisition Documentation” means, collectively, the Acquisition Documents and all schedules, exhibits, annexes and amendments thereto, and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

“Acquisition Documents” means the Acquisition Agreement and any other documents executed or issued, or to be executed or issued, by or on behalf of the Target and/or Horizon in respect of the Acquisition (but excluding the Loan Documents).

“Acquisition Sub” means Ghrian Acquisition Inc., a Delaware corporation, a wholly-owned Subsidiary of Horizon, to merge with Target on the Closing Date, with Acquisition Sub being the surviving entity of such merger.

“Additional Borrower” means any one or more Guarantors designated by Irish Holdco as a borrower of any Incremental Loans hereunder or Other Refinancing Loans; provided however, that (i) only Guarantors organized under the laws of the Republic of Ireland, Luxembourg and/or a jurisdiction located in the United States may be designated by Irish Holdco as Additional Borrowers and (ii) notwithstanding anything to the contrary herein, no Guarantor may be designated by Irish Holdco as an Additional Borrower hereunder to the extent such designation results in a material adverse tax consequence (including, for the avoidance of doubt, any withholding tax) on any existing Lender. For the avoidance of doubt, any Guarantor designated as an Additional Borrower shall cease to be an “Additional Borrower” upon the repayment of all Loans in respect of which such Guarantor was designated as an “Additional Borrower” and, unless designated as an Unrestricted Subsidiary in accordance with the terms herein, shall be deemed to be a Guarantor. HPUI was designated as an Additional Borrower (w) with respect to the Incremental Term B-1 Loans pursuant to Amendment No. 1, (x) with respect to the Second Amendment Refinancing Term Loans pursuant to Amendment No. 2, (y) with respect to the Third Amendment Refinancing Term Loans pursuant to Amendment No. 3, and (z) with respect to the Fourth Amendment Refinancing Term Loans pursuant to Amendment No. 4. On the Merger Effective Date, Horizon merged with and into HPUI and ceased to exist, resulting in HPUI being the sole borrower under this Agreement as of such date and no longer designated as an Additional Borrower.

“Additional Lender” has the meaning assigned to such term in Section 2.20(a).

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent for the Lenders hereunder. As appropriate, references herein to the Administrative Agent shall include it acting in its capacity as Collateral Agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to such term in Section 9.01(c).

“Agents” has the meaning assigned to such term in Article VIII.

“Agreed Currencies” means (i) Dollars, (ii) euro (solely with respect to Revolving Loans and Letters of Credit), (iii) Pounds Sterling (solely with respect to Revolving Loans and Letters of Credit) and (iv) any other Foreign Currency agreed to by the Administrative Agent, each of the Lenders and each Issuing Bank of the applicable Class of Loans.

“Agreed Security Principles” means the Agreed Security Principles set forth on Schedule 1.01A. For the avoidance of doubt, the Agreed Security Principles shall only apply to Guarantees proposed to be granted by, assets of, and Equity Interests in, Irish Holdco and the Foreign Subsidiaries; provided that in no event shall the Agreed Security Principles limit or delay the requirement for the execution and delivery of, and maintenance of, the Foreign Security Documents required to be executed and delivered on or prior to the Closing Date pursuant to Section 4.01(f) and the taking of other steps as set forth in Section 4.01(e), subject to the penultimate paragraph of Section 4.01; provided, further, that notwithstanding the foregoing, Section (J) of the Agreed Security Principles shall apply to any non-U.S. intellectual property assets of any Loan Parties that are Domestic Subsidiaries.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, (b) the Prime Rate in effect on such day, (c) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1%, (d) solely with respect to Term Loans, 2% per annum and (e) solely with respect to Revolving Loans, 1%; provided, that for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternative Incremental Facility Indebtedness” means any secured Indebtedness incurred after the Closing Date by the Borrower, any Additional Borrower or any New Notes Issuer (and may in any case be co-borrowed or co-issued by any Additional Borrower on a joint and several basis) in the form of one or more series of senior secured notes or loans that are issued or made in lieu of the Incremental Loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a pari passu or junior basis with the Obligations and is not secured by any property or assets of Irish Holdco or any Subsidiary other than the Collateral, (ii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal (other than in the case of Revolving Commitments) and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, fundamental change, delisting, asset sale or casualty event and customary acceleration rights after an event of default and provisions permitting holders to convert or exchange such Indebtedness into or for Equity Interests of Irish Holdco (and cash in lieu of fractional shares) or at the option of Irish Holdco or the issuer of such Indebtedness, Equity Interests of Irish Holdco, cash or any combination of the foregoing (provided that any payment of any such cash shall be subject to compliance with the provisions set forth in this agreement, including those set forth in Article VI) (such conversion or exchange provisions, “Permitted Conversion Provisions”)) prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iii) the security agreements and other collateral documents relating to such Indebtedness are substantially similar in form and substance to the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (iv) such Indebtedness is not guaranteed by any of Irish Holdco’s Subsidiaries other than the Loan Parties, (v) a Designated Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement or a Second Lien Intercreditor Agreement, as applicable; provided that if no such intercreditor agreement is then in effect, then Irish Holdco, the Borrower, any Additional Borrower, the Subsidiary Guarantors, the Administrative Agent and the Designated Representative for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement or a Second Lien Intercreditor Agreement, as applicable, (vi) such Indebtedness shall contain covenants and events of default no more restrictive (taken as a whole) to Irish Holdco and its Restricted Subsidiaries and, for the avoidance of doubt, no more favorable (taken as a whole) to the lenders or holders providing such Indebtedness than those contained in this Agreement; provided that such Indebtedness in the form of Revolving Commitments may contain one or more financial maintenance covenants (and related events of default) irrespective of whether or not such covenants (and related events of default) are included in this Agreement for the benefit of the Term Loans (but such covenants shall be included for the benefit of the other Revolving Commitments) and (vii) to the extent such Alternative Incremental Facility Indebtedness is comprised of term loans that are secured pari passu with the Obligations, the provisions set forth in Section 2.20(b)(iv) shall apply as if such Alternative Incremental Facility Indebtedness had been incurred as Incremental Term Loans under Section 2.20; provided that notwithstanding the foregoing, the terms and conditions applicable to such Indebtedness may provide for any additional or different covenants or events of default that are applicable only during periods after the Latest Maturity Date that is in effect on the date such Indebtedness is issued, incurred or obtained, include Permitted Conversion Provisions and require the repurchase or repayment upon a change of control, fundamental change, delisting or similar events; provided further that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) stating that Irish Holdco has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Irish Holdco within three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) of receipt of such certificate that it disagrees with such determination. Alternative Incremental Facility Indebtedness will include any Registered Equivalent Notes issued in exchange therefor.

“Amendment No. 1” means Amendment No. 1 to Credit Agreement dated as of October 25, 2016, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Arrangers” means Bank of America, N.A., JPMorgan Chase Bank, N.A., Jefferies Finance LLC, Citi Global Markets Inc. and Cowen and Company, LLC.

“Amendment No. 1 Effective Date” has the meaning specified in Amendment No. 1.

“Amendment No. 2” means Amendment No. 2 to Credit Agreement dated as of March 29, 2017, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 2 Arrangers” means Citi Global Markets Inc., Jefferies Finance LLC, JPMorgan Chase Bank, N.A and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Amendment No. 2 Effective Date” has the meaning specified in Amendment No. 2.

“Amendment No. 3” means Amendment No. 3 to Credit Agreement dated as of October 23, 2017, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 3 Arranger” means Citigroup Global Markets Inc.

“Amendment No. 3 Effective Date” has the meaning specified in Amendment No. 3.

“Amendment No. 4” means Amendment No. 4 to Credit Agreement dated as of October 19, 2018, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 4 Arranger” means Citigroup Global Markets Inc.

“Amendment No. 4 Effective Date” has the meaning specified in Amendment No. 4.

“Amendment No. 5” means Amendment No. 5 to Credit Agreement dated as of March 11, 2019, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 5 Arrangers” means Citibank, N.A., Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA.

“Amendment No. 5 Effective Date” has the meaning specified in Amendment No. 5.

“Amendment No. 6” means Amendment No. 6 to Credit Agreement dated as of May 22, 2019, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 6 Arrangers” means Citibank, N.A., Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA.

“Amendment No. 6 Effective Date” has the meaning specified in Amendment No. 6.

“Andromeda” means Andromeda Biotech Ltd.

“Andromeda Release Agreement” means that certain Completion of Phase III Clinical Trial, Option and Mutual Release Agreement by and among Hyperion, Hyperion Therapeutics Israel Holding Corp Ltd, Clal Biotechnology Industries Ltd., Yeda Research and Development Company Ltd. and Andromeda.

“Andromeda Transactions” means the transactions contemplated by the Andromeda Release Agreement, including potential sale of the Equity Interests in Andromeda pursuant to an option granted thereunder.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Borrower” means, (a) with respect to the 2015 Term Loans, the Borrower, (b) with respect to the Incremental Term B-1 Loans, the Borrower and HPUI collectively, on a joint and several basis, (c) with respect to the Second Amendment Refinancing Term Loans, the Borrower and HPUI collectively, on a joint and several basis, (d) with respect to the Third Amendment Refinancing Term Loans, the Borrower and HPUI collectively, on a joint and several basis, (e) with respect to the Fourth Amendment Refinancing Term Loans, the Borrower and HPUI collectively, on a joint and several basis, (f) with respect to the Revolving Loans and Revolving Commitments, HPUI, ~~and~~ (g) with respect to the Sixth Amendment Refinancing Term Loans, HPUI and (h) with respect to any Incremental Loan or any Other Refinancing Loan, the Borrower or any Additional Borrower, as applicable, that is the borrower of such Loan.

“Applicable Margin” means, for any day, with respect to (a) any Eurocurrency 2015 Term Loan, 4.00% per annum, (b) any ABR 2015 Term Loan, 3.00% per annum, (c) any Eurocurrency Incremental Term B-1 Loan, 4.50% per annum, (d) any ABR Incremental Term B-1 Loan, 3.50% per annum, (e) any Eurocurrency Second Amendment Refinancing Term Loan, 3.75% per annum, (f) any ABR Second Amendment Refinancing Term Loan, 2.75% per annum, (g) any Eurocurrency Third Amendment Refinancing Term Loan, 3.25% per annum, (h) any ABR Third Amendment Refinancing Term Loan, 2.25% per annum, (i) with respect to the Fourth Amendment Refinancing Term Loans, for (A) Eurodollar Loans, 3.00% per annum, and (B) for ABR Loans, 2.00% per annum; provided that each of the foregoing percentages in clauses (i) (A) and (B) shall be reduced by 0.25% per annum as of any date (the “Calculation Date”) of delivery of financial statements pursuant to Section 5.01(a) or (b), as applicable, if, on such Calculation Date, the Total Leverage Ratio is less than or equal to 3.50 to 1.00, (j) with respect to (A) any Eurocurrency Revolving Loans 3.00% per annum and (B) any ABR Revolving Loans, 2.00% per annum; provided that each of the foregoing percentages in clauses (j) (A) and (B) shall be reduced by 0.25% per annum as of any Calculation Date, if, on such Calculation Date, the Total Leverage Ratio is less than or equal to 3.50 to 1.00, ~~and~~ (k) with respect to the Sixth Amendment Refinancing Term Loans, (A) for Eurodollar Loans, 2.50% per annum, and (B) for ABR Loans, 1.50% per annum, and (l) with respect to any other Loan, as specified in the applicable Extension Amendment (to the extent such Extension Amendment specifies a different rate from the rate then applicable to the Loans being so extended), Incremental Amendment or Refinancing Amendment.

“Applicable Percentage” means, (a) with respect to any Revolving Lender in respect of a Revolving Credit Event, its Revolving Percentage and (b) with respect to any Term Lender, a percentage equal to a fraction the numerator of which is the outstanding principal amount of such Lender’s Term Loans and the denominator of which is the aggregate outstanding amount of the Term Loans of all Term Lenders. When references herein to the “Applicable Percentage” refer to the aggregate outstandings hereunder, the Applicable Percentage of each Lender shall be determined in a manner consistent with the foregoing, but taking into account all of their relevant Revolving Commitments (or related Revolving Credit Exposures) and outstanding Term Loans hereunder. In making the foregoing determinations, if any of the relevant amounts are denominated in a currency other than Dollars, the Dollar Amounts thereof (as determined by the Administrative Agent in good faith) shall be utilized. If the context indicates that the “Applicable Percentage” is to be determined for a relevant Class or Tranche, then only the respective Class or Tranche shall be included as otherwise provided above in determining the relevant Applicable Percentages.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Asset Sale” means any Disposition (or series of related Dispositions) by Irish Holdco or any Restricted Subsidiary of:

(1)        any shares of Equity Interests of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Irish Holdco or a Restricted Subsidiary);

(2)        all or substantially all the assets of any division or line of business of Irish Holdco or any Restricted Subsidiary; or

(3)        any other assets of Irish Holdco or any Restricted Subsidiary outside of the ordinary course of business of Irish Holdco or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above:

(i)        a Disposition by a Restricted Subsidiary to Irish Holdco or by Irish Holdco or a Restricted Subsidiary to a Restricted Subsidiary that is a Loan Party and a Disposition by a Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party;

(ii)        for purposes of Section 6.03 only, a Disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) that is not prohibited by Section 6.04 or that constitutes a Permitted Investment;

(iii)        a Disposition of all or substantially all the assets of Irish Holdco and its Restricted Subsidiaries, taken as a whole, in accordance with Section 6.11 or any disposition that constitutes a Change of Control pursuant to this Agreement;

(iv)        a Disposition of assets with a fair market value of less than or equal to $10,000,000 (as determined in good faith by Irish Holdco or its Subsidiaries, as applicable) in any single transaction or series of related transactions;

(v)        Dispositions of damaged, expired, short-dated, worn-out or obsolete equipment or assets in the ordinary course of business that, in Irish Holdco’s reasonable judgment, are no longer either used or useful in the business of Irish Holdco or its Subsidiaries;

(vi)        the license or sublicense of intellectual property or other general intangibles and licenses, leases or subleases of other property which do not materially interfere with the business of Irish Holdco and its Restricted Subsidiaries, taken as a whole, determined in good faith by Irish Holdco;

(vii)        to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(viii)        any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, any issuance or sale by any Restricted Subsidiary of Equity Interests to Irish Holdco or another Restricted Subsidiary that is a Loan Party, and any issuance or sale by any Restricted Subsidiary that is not a Loan Party (and is not a direct, wholly-owned subsidiary of a Loan Party) of Equity Interests to any other Restricted Subsidiary;

(ix)        foreclosures, condemnation, expropriation or any similar action on assets of Irish Holdco or any of its Restricted Subsidiaries;

(x)        the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(xi)        any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(xii)        the unwinding, settlement or termination of any obligations under or in respect of any Swap Agreements (including any Permitted Equity Derivatives, Permitted Hedging Obligations and Swap Obligations);

(xiii)        Dispositions of Investments in joint ventures made in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(xiv)        the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of Irish Holdco are not material to the conduct of the business of Irish Holdco and its Restricted Subsidiaries taken as a whole;

(xv)        Dispositions of cash or Cash Equivalents;

(xvi)        a Disposition in connection with a co-development or collaboration agreement;

(xvii)        the creation of a Permitted Lien (but not the sale or other disposition of the property subject to such Lien);

(xviii)        Dispositions of Equity Interests in any Subsidiary prior to the time such Subsidiary becomes a wholly owned Subsidiary, in each case pursuant to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or the exercise of warrants, options or other securities convertible into or exchangeable for the

Equity Interests of such Subsidiary, so long as such rights, plans, warrants, options or other securities were not entered into or issued in connection with or in contemplation of such person becoming a Subsidiary;

(xix)        a sale, assignment or other transfer of accounts receivable or other financial assets of the type specified in the definition of “Permitted Receivables Facility” in a Permitted Receivables Facility;

(xx)        the Andromeda Transactions; and

(xxi)        any Sale and Leaseback Transaction provided that the Capital Lease Obligations and Synthetic Lease Obligations arising in connection therewith would be permitted under Section 6.01.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Auction Manager” has the meaning assigned to such term in Section 2.23(a).

“Auction Procedures” means the auction procedures with respect to Purchase Offers set forth in Exhibit B hereto.

“Auto Renewal Letter of Credit” has the meaning assigned to such term in Section 2.06(c).

“Availability Period” means the period from and including the Amendment No. 5 Effective Date to but excluding the earlier of the Maturity Date with respect to the Revolving Commitments (or with respect to any Extended Revolving Commitments, the Maturity Date with respect thereto) and the date of termination of all of the Revolving Commitments.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitments of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, and any successor thereto.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefit Plan Laws” means all laws, rules, regulations, codes, ordinances, or binding orders, decrees, judgments, injunctions, notices or agreements issued, promulgated or entered into by any Governmental Authority, relating to Plans, Multiemployer Plans and Non-U.S. Plans, including without limitation, ERISA and any other comparable law, rule or regulation relating to Non-U.S. Plans.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means:

(1)        with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)        with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)        with respect to a limited liability company managed by the member or members, the managing member or members or any controlling committee of managing members thereof;

(4)        with respect to a limited liability company managed by a manager or managers, the manager or managers and any controlling committee of managers; and

(5)        with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” means, (a) prior to the Merger Effective Date, Horizon, and (b) on and after the Merger Effective Date, HPUI.

“Borrower Materials” has the meaning assigned to such term in the final paragraph of Section 5.01.

“Borrowing” means (a) Revolving Loans of the same Class, Type and currency made, converted or continued on the same date and, in the case of Eurocurrency Loans meeting the foregoing requirements under this clause (a), as to which a single Interest Period is in effect, (b) Term Loans of the same Class and Type made on the same date and, in the case of Eurocurrency Loans meeting the foregoing requirements under this clause (b), as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by the Applicable Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or, if such day relates to the payment of any obligation or the performance of any covenant, duty or obligation of an Additional Borrower, Luxembourg or Ireland, as applicable, are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of the country of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in euro).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that, for the avoidance of doubt, any obligations relating to a lease that was accounted for by such Person as an operating lease as of the Closing Date and any similar lease entered into after the Closing Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.

“Cash Collateralized” means, with respect to any Letter of Credit, as of any date, that the Applicable Borrower shall have deposited in the LC Collateral Account, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 102% of the LC Exposure as of such date plus any accrued and unpaid interest thereon pursuant to such documentation and arrangements as are reasonably satisfactory to the Administrative Agent. “Cash Collateralize” shall have the correlative meaning.

“Cash Equivalents” means:

(a)        (i) United States dollars, Euro or any national currency of any member state of the European Union, (ii) with respect to Irish Holdco or any Restricted Subsidiary, the national currency of the jurisdiction in which such Person is organized or domiciled, and (iii) any other foreign currency held by Irish Holdco and the Restricted Subsidiaries in the ordinary course of business;

(b)        direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or a member state of the European Union (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or such member state), in each case maturing within eighteen months from the date of acquisition thereof;

(c)        investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(d)        certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $250,000,000 (or the foreign currency equivalent as of the date of determination) in the case of non-U.S. banks;

(e)        fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clauses (b) and (d) above and entered into with a financial institution satisfying the criteria described in clause (d) above;

(f)        marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor

S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(g)        Investments with average maturities of 24 months or less from the date of acquisition in money market funds and similar liquid funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(h)        securities issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision (including any municipality) or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least “A” (or A-1, SP1 or other then equivalent grade) by S&P or at least “A1” (or “Prime-1” or MIG-1 or other then equivalent grade) by Moody’s as of the date of acquisition and, in each case, with a maturity of not more than two years from the date of acquisition thereof;

(i)        investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (h) above; and

(j)        in the case of any Irish Holdco or Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of Irish Holdco or such Foreign Subsidiary for cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a); provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within ten business days following the receipt of such amounts.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that is a Lender, an Agent or a Lead Arranger (or an Affiliate of a Lender, an Agent or a Lead Arranger) and any Person who was a Lender, an Agent or a Lead Arranger (or any Affiliate of a Lender, an Agent or a Lead Arranger) at the time it entered into a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement; provided that if such Person is (or was, at the time it entered into a Cash Management Agreement) an Affiliate of a Lender, an Agent or a Lead Arranger, such person shall deliver to the Administrative Agent a letter agreement pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article VIII and Sections 9.03 and 9.09 as if it were a Lender.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof shall be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented and (ii) all reports, notes, guidelines, rules, requests and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Closing Date), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Irish Holdco; (b) the occurrence of a change of control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing (other than Indebtedness subject to repayment on the Closing Date in connection with the Transactions); (c) the Borrower or any Additional Borrower ceasing to be either a direct or indirect wholly-owned subsidiary of Irish Holdco (with all such Equity Interests constituting Collateral); (d) the sale or other disposition of all or substantially all of the consolidated assets of Irish Holdco and its Subsidiaries, taken as a whole; or (e) the liquidation or dissolution of Irish Holdco or the Borrower, to the extent not otherwise expressly permitted hereunder. For the avoidance of doubt, none of the Transactions shall be deemed a Change of Control so long as, after giving effect thereto, clauses (a) through (e) above are complied with.

Notwithstanding the foregoing, a transaction will not be deemed to constitute a Change of Control if (x) Irish Holdco becomes a direct or indirect wholly-owned Subsidiary of a holding company and (y)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Irish Holdco’s issued and outstanding Equity Interests immediately prior to that transaction or (ii) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Loans of a particular Tranche; provided that any Loans within a Tranche having different Maturity Dates, Applicable Margins, currency of denomination (except pursuant to a Class of revolving commitments allowing extensions of credit thereunder in multiple currencies), repayments or other terms shall be regarded as separate Classes of Loans and Borrowings for purposes of this Agreement, (b) any Commitment, refers to whether such Commitment is a Commitment of a particular Tranche; provided that any Commitments within a Tranche having different Maturity Dates, Applicable Margins, currency of denomination (except pursuant to a Class of revolving commitments allowing extensions of credit thereunder in multiple currencies), repayments or other terms shall be regarded as separate Classes of Commitments for purposes of this Agreement and (c) any Lender, refers to whether such Lender is a Lender of a particular Tranche; provided that any Lender holding Loans or Commitments within a Tranche having different Maturity Dates, Applicable Margins, currency of denomination (except pursuant to a Class of revolving commitments allowing extensions of credit thereunder in multiple currencies), repayments or other terms shall be regarded as a Lender with respect to separate Classes of Loans and/or Commitments (as applicable) for purposes of this Agreement.

“Closing Date” means the date on which the conditions precedent set forth in Section 4.01 shall have been satisfied or waived in accordance with Section 9.02.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time (unless otherwise provided herein).

“Collateral” means any and all property owned, leased or operated by a Loan Party on which Liens are purported to be granted pursuant to the Collateral Documents as security for the Secured Obligations; provided that Collateral shall exclude Excluded Assets.

“Collateral Agent” means Citibank, N.A., in its capacity as collateral agent for the Secured Parties.

“Collateral Documents” means, collectively, the U.S. Security Agreement, each Foreign Security Document, the Mortgages and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, and shall also include, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, intercreditor agreements, pledges, collateral assignments, and financing statements, now, or hereafter executed by Irish Holdco or any of its Restricted Subsidiaries and delivered to the Administrative Agent.

“Commitment” means, with respect to each Lender, the sum of such Lender’s 2015 Term Loan Commitment, Second Amendment Refinancing Commitment, Revolving Commitment, Third Amendment Refinancing Commitment, Fourth Amendment Refinancing Commitment, Sixth Amendment Refinancing Commitment, Other Refinancing Commitment and Incremental Commitment.

“Commitment Letter” means that certain Commitment Letter, by and among Horizon, Citigroup Global Markets Inc. and Jefferies Finance LLC, dated March 29, 2015, as the same may be modified prior to the date hereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Companies Act” means the Companies Act 2014 of Ireland.

“Computation Date” shall have the meaning assigned to such term in Section 2.04.

“Confidential Information Memorandum” means that certain confidential information memorandum dated April 20, 2015.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees, accretion of royalty liabilities, amortization in relation to terminated Swap Obligations and amortization of intangibles, including, but not limited to, goodwill, of such Person and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, for any Test Period, Consolidated Net Income plus, without duplication and solely to the extent deducted (and not otherwise excluded) in determining Consolidated Net Income,

(i)        expense for Taxes paid or accrued,

(ii)        consolidated interest expense and charges and deferred financing fees, losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(iii)        Consolidated Depreciation and Amortization Expense,

(iv)        (A) non-cash charges recorded in respect of purchase accounting and non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations, and (B) non-cash expenses, charges or losses reducing Consolidated Net Income (and not otherwise excluded thereunder) during such period in connection with royalty payments or expected future royalty payments,

(v)        any other non-cash items except to the extent representing an accrual for future cash outlays, including pursuant to any management equity plan or stock plan or pursuant to Statement of Financial Accounting Standards 158 (codified under Accounting Standards Codification 715),

(vi)        Milestone Payments and Upfront Payments and Deferred Acquisition Consideration (other than ongoing royalty payments) paid or accrued during such period,

(vii)        expenses with respect to casualty events,

(viii)        the amount of net cost savings and synergies projected by Irish Holdco to be realized as a result of any Transactions, any Permitted Acquisition or any other Investment calculated as though such cost savings and synergies had been realized on the first day of the applicable Test Period and net of the amount of actual benefits received during such period from such transaction; provided, that (A) a duly completed certificate signed by a Responsible Officer of Irish Holdco shall be delivered to the Administrative Agent certifying that such cost savings and synergies are factually supportable in the good faith judgment of Irish Holdco, (B) no cost savings or synergies shall be added pursuant to this clause (viii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA or Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period, and (C) Irish Holdco believes in good faith that such cost savings or synergies are reasonably anticipated to be realizable within 18 months following the consummation of such transaction (the “Pro Forma Synergies”),

(ix)        to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition permitted under this Agreement,

(x)        cash charges and legal expenses in connection with the litigation relating to Products in an aggregate amount for such Test Period not to exceed $5,000,000, and

(xi)        all reserves taken during such period on account of contingent cash payments that may be required in future periods.

minus, to the extent included in Consolidated Net Income and without duplication,

(1)        any unusual, infrequent or extraordinary income or gains,

(2)        any other non-cash income (except to the extent representing an accrual for future cash income), and

(3)        any cash payments made during such period in respect of items described in clause (iv)(B) above subsequent to the applicable four quarter period in which the relevant non-cash expenses or losses were incurred together with any cash payments made during such period in respect of ongoing royalty payments, all calculated for Irish Holdco and its Restricted Subsidiaries in accordance with GAAP (to the extent applicable) on a consolidated basis; provided that, to the extent included in Consolidated Net Income, (A) currency translation gains and losses related to currency remeasurements of Indebtedness shall be excluded in determining Consolidated EBITDA (including the net loss or gain resulting from swap agreements for currency exchange risk) and (B) any adjustments resulting from the application of Statement of Financial Accounting Standards 133 (codified under Accounting Standards Codification 815) shall be excluded in determining Consolidated EBITDA.

For the avoidance of doubt, the foregoing additions to, and subtractions from, Consolidated EBITDA shall not give effect to any items attributable to the Unrestricted Subsidiaries. For the purposes of calculating Consolidated EBITDA for any Test Period, if during such Test Period or after such Test Period but prior to the applicable date of determination, Irish Holdco or any Restricted Subsidiary shall have made any Material Acquisition (including the Acquisition), Material Disposition, converted any Restricted Subsidiary into an Unrestricted Subsidiary, or converted any Unrestricted Subsidiary into a Restricted Subsidiary, Consolidated EBITDA shall be calculated for such Test Period after giving effect thereto on a pro forma basis in accordance with Section 1.04(b) and, if applicable, Section 1.04(c), as if such Material Acquisition, Material Disposition or conversion, and any related incurrence or repayment of Indebtedness, occurred on the first day of such Test Period. If since the beginning of such Test Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Irish Holdco or any Restricted Subsidiary since the beginning of such period but prior to the end of such Test Period) shall have made any Material Acquisition, Material Disposition or such conversions that would have required adjustment pursuant to this definition, then the Consolidated EBITDA shall be calculated on a pro forma basis in accordance with Section 1.04(b) for such period as if such Material Acquisition, Material Disposition or conversion had occurred on the first day of such Test Period.

“Consolidated Interest Expense” means, with reference to any period, the sum, without duplication, of the interest expense, whether or not paid in cash, of Irish Holdco and the Restricted Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP, including, without limitation, interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP, imputed interest with respect to Attributable Debt and net payments, if any, pursuant to interest rate Permitted Hedging Obligations, but excluding any (i) non-cash interest expense attributable to the movement in mark-to-market valuation of Permitted Hedging Obligations or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133 (codified under Accounting Standards Codification 815), (ii) non-cash interest expense attributable to the amortization of gains or losses resulting from the termination of Permitted Hedging Obligations prior to or reasonably contemporaneously with the Closing Date, (iii) amortization of deferred financing fees, (iv) expensing of commitment, bridge or other financing fees and (v) interest expense arising out of the amortization of debt discount under Accounting Standards Codification 470-20; less interest income of Irish Holdco and the Restricted Subsidiaries for such period (including income pursuant to any Permitted Hedging Obligations).

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of Irish Holdco and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded:

(a)        any income (or loss) of any Person other than Irish Holdco or a Restricted Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to Irish Holdco or any Restricted Subsidiary of Irish Holdco;

(b)        solely for the purpose of determining the amount available for Restricted Payments under Section 6.04(a)(iii)(A) and for the purpose of determining the amount of Excess Cash Flow,

the income of, and any amounts referred to in clause (a) of this proviso paid to, any Subsidiary to the extent that, on the date of determination, the declaration or payment of cash dividends or other cash distributions by such Subsidiary of that income is not at the time permitted by applicable law or any agreement or instrument applicable to such Subsidiary,

(c)        any fees and expenses directly incurred or paid during such period, or any amortization thereof for such period, in connection with (x) the Transactions, (y) any other Permitted Acquisition or other acquisition not prohibited under this Agreement, and, to the extent permitted hereunder, any other Investments and any Dispositions, and (z) to the extent permitted hereunder, issuances or incurrence of Indebtedness, issuances of Equity Interests or refinancing transactions and modifications of instruments of Indebtedness (in each case, including any such transaction consummated prior to the Closing Date (including without limitation the Vidara Merger, the Pennsaid Acquisition, the offering of the Existing Notes and the offering of Equity Interests consummated by Irish Holdco on April 21, 2015), and any such transaction undertaken but not completed) and any charges or non-recurring costs incurred during such period as a result of such transaction,

(d)        the effects of discontinued operations (including non-recurring income, gains or losses) and any non-cash gains or losses from asset dispositions (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations or in contemplation of the same, or are otherwise classified as “held for sale” under GAAP, only when and to the extent such operations are actually disposed of);

(e)        any non-cash amounts included in Consolidated Interest Expense,

(f)        non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary,

(g)        any income (loss) for such period attributable to the early extinguishment of Indebtedness, together with any related provision for Taxes on any such income,

(h)        any gain or loss realized as a result of the cumulative effect of a change in accounting principles,

(i)        any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets or liabilities (including any gains and losses attributable to movement in the mark-to-market valuation of any convertible indebtedness, any related call options or warrant transactions and any other derivatives and Deferred Acquisition Consideration),

(j)        any non-cash charges recorded in respect of intangible assets, including goodwill,

(k)        the effect of any purchase allocation accounting adjustments in respect of any acquisition consummated prior to the Closing Date, the Transactions and any acquisition permitted under this Agreement, and the amortization or write-off of any amounts in respect thereof,

(l)        any unusual, infrequent or extraordinary loss or charge and any restructuring charges or reserves, including write-downs and write-offs, any one-time costs incurred in connection with the Transactions, Permitted Investments and Dispositions, costs related to the closure, consolidation and integration of facilities, information technology infrastructure and legal entities, and severance and retention bonuses, any charges to establish accruals and reserves or to make payments associated with the reassessment or realignment of the business and operations of

Irish Holdco and its Subsidiaries (including, without limitation, the sale or closing of facilities, severance, stay bonuses and curtailments or modifications to pension and post-retirement employee benefit plans, asset impairments or asset disposals (including leased facilities), charges for purchase and lease commitments, start-up costs for new facilities, reserves for excess, obsolete or unbalanced inventories, relocation costs which are not otherwise capitalized, and any related promotional costs of exiting products or product lines,

(m)        any amortization of debt discount under Accounting Standards Codification 470-20; and

(n)        any non-cash foreign translation gains and losses.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of Irish Holdco and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (a) the aggregate Indebtedness of Irish Holdco and its Restricted Subsidiaries consisting of obligations for borrowed money, Capital Lease Obligations and purchase money debt obligations and obligations evidenced by bonds, debentures, notes or similar instruments (other than Indebtedness with respect to Cash Management Agreements and intercompany Indebtedness), in each case that is of a type that would be reflected on a consolidated balance sheet of Irish Holdco prepared as of such time in accordance with GAAP and (b) Indebtedness of the type referred to in clause (a) hereof of another Person guaranteed by Irish Holdco or any of its Restricted Subsidiaries. For the avoidance of doubt and notwithstanding anything to the contrary contained above, Consolidated Total Indebtedness includes all Disqualified Equity Interests of any Restricted Subsidiary.

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period; provided that there shall be excluded the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification), the effect of any Disposition or acquisition during such period, the effect of any fluctuations in the amount of accrued and contingent obligations under Swap Agreements, and the application of purchase or recapitalization accounting.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Affiliate” has the meaning assigned to such term in Section 3.16(a).

“Controlled Foreign Corporation” means any subsidiary of the Borrower (i) which is a “controlled foreign corporation” within the meaning of Section 957 of the Code or (ii) which is organized under the laws of the United States (or any state thereof) and has no material assets other than Equity Interests of Persons described in clause (i); provided that, for purposes of this Agreement, no subsidiary of the Borrower which was not a Controlled Foreign Corporation on the Closing Date (or, if later, on the date the Borrower first acquired (directly or indirectly) Equity Interests representing more than 50% of the voting power or value of such Person) shall constitute a Controlled Foreign Corporation at any time thereafter for purposes hereof, unless such subsidiary shall have been designated as an Unrestricted Subsidiary.

“Convertible Debt Security” means debt securities or other Indebtedness, the terms of which provide for conversion into, or exchange for, Equity Interests (other than Disqualified Equity Interests) of Irish Holdco, cash in lieu thereof or a combination of Equity Interests and cash in lieu thereof.

“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Loans and Commitments (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness (including, if such Indebtedness includes any Other Refinancing Revolving Commitments, the unused portion of such Other Refinancing Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments, Incremental Revolving Commitments, Extended Revolving Commitments or Other Refinancing Revolving Commitments, the amount thereof) plus unpaid accrued interest and premium (including tender premium) thereon, any committed and undrawn amounts associated with, upfront fees and original issue discount (“OID”) on, and underwriting discounts, fees, commissions and expenses incurred in connection with, such exchanging, extending, renewing, replacing or refinancing Indebtedness, (ii) such Indebtedness has a final maturity date equal to or later than, and, except in the case of Other Refinancing Revolving Commitments, a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) are (taken as a whole) no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Loans or Commitments being refinanced (in each case except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness), Permitted Conversion Provisions and customary provisions requiring the repurchase or repayment upon a fundamental change or change of control or similar events) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, providing a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, and evidence reasonably satisfactory to the Administrative Agent that the Board of Directors of Irish Holdco has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies Irish Holdco within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)) and (iv) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. Notwithstanding the foregoing, the Second Amendment Refinancing Term Loans shall be considered Credit Agreement Refinancing Indebtedness notwithstanding the increase in the principal amount of such Indebtedness.

“Credit Event” means a Borrowing, the issuance, extension or increase in amount of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Current Assets” means, at any time, the consolidated current assets (other than cash and Cash Equivalents, the current portion of current and deferred Taxes, permitted loans made to third parties, assets held for sale, pension assets, deferred bank fees and derivative financial instruments) of Irish Holdco and its Restricted Subsidiaries.

“Current Liabilities” means, at any time, the consolidated current liabilities of Irish Holdco and its Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding revolving loans, (c) the current portion of interest expense, (d) the current portion of any Capital Leases, (e) the current portion of current and deferred Taxes, (f) liabilities in respect of unpaid earn-outs, (g) the current portion of any other long-term liabilities, (h) accruals relating to restructuring reserves, and (i) liabilities in respect of funds of third parties on deposit with Irish Holdco and its Restricted Subsidiaries.

“Debtor Relief Law” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Prepayment Amount” shall have the meaning assigned to such term in Section 2.11(e).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.26(d), any Lender that (a) has failed within two (2) Business Days of the date required to be funded or paid, to (i) fund all or any portion of its Loans, (ii) fund all or any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Secured Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Applicable Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Applicable Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Applicable Borrower, to confirm in writing to the Administrative Agent and the Applicable Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Applicable Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the

Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.26(d)) upon delivery of written notice of such determination to the Applicable Borrower and each Lender.

“Deferred Acquisition Consideration” means any purchase price adjustments, royalty, earn-out, Milestone Payments, contingent or other deferred payment payments of a similar nature (including any non-compete payments and consulting payments) made in connection with any Permitted Acquisition or other acquisition permitted under this Agreement.

“Designated Representative” means, with respect to any series of Alternative Incremental Facility Indebtedness, Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent hereunder or under the agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Disposition” means a sale, transfer, lease, disposition or exclusive license (but excluding licenses that are not Exclusive Licenses), including any “Disposition” by means of a merger, consolidation or similar transaction. “Dispose” and “Disposed” as to any assets subject to a Disposition shall have a corollary meaning.

“Disposition Consideration” means (a) for any Disposition (other than an Exclusive License), the aggregate fair market value of any assets sold, transferred, leased, licensed or otherwise disposed of and (b) for any Exclusive License, the aggregate cash payment paid to Irish Holdco or any Restricted Subsidiary on or prior to the consummation of the Exclusive License (and which, for the avoidance of doubt, shall not include any royalty, earnout, contingent payment or any other deferred payment that may be payable thereafter).

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(1)        matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or of Irish Holdco that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(2)        is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or of Irish Holdco that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(3)        is or may be redeemable (other than solely for Equity Interests in such Person or of Irish Holdco that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is or may be required to be repurchased by such Person or any of its Affiliates (other than, at the option of such Person, solely for Equity Interests in such Person or of Irish Holdco that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that occurs 91 days after the Latest Maturity Date; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interest but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Equity Interests upon the occurrence of an “asset sale,” “fundamental change” or “change of control” occurring prior to the date that is 91 days after the Latest Maturity Date shall not constitute Disqualified Equity Interest if the “asset sale,” “fundamental change” or “change of control” provisions applicable to such Equity Interests are not more favorable to the holders of such Equity Interests than Section 6.03 and the provisions relating to a Change of Control contained herein; provided, further, however, that if such Equity Interests is issued to any plan for the benefit of directors, managers, employees or consultants of Irish Holdco or its Subsidiaries or by any such plan to such directors, managers, employees or consultants, such Equity Interests shall not constitute Disqualified Equity Interest solely because it may be required to be repurchased by Irish Holdco or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

The amount of any Disqualified Equity Interest that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Equity Interest as if such Disqualified Equity Interest were redeemed, repaid or repurchased by the issuer thereof on any date on which the amount of such Disqualified Equity Interest is to be determined hereunder; provided, however, that if such Disqualified Equity Interest could not be required to be repurchased by the issuer thereof at the time of such determination, the repurchase price will be the book value of such Disqualified Equity Interest as reflected in the most recent financial statements of such Person.

“Disqualified Lender” means any bank, financial institution or other institutional lender or investor and those Persons who are competitors of the Borrower that have been, in each case, separately identified in writing by the Borrower to the Lead Arrangers prior to the Closing Date; provided, however, such designations shall not apply retroactively to disqualify the transfer of an interest in the Loans that was effective prior to the date such notice was provided to the Lead Arrangers.

“Dollars” or “$” refers to lawful money of the United States of America.

“Dollar Amount” of any currency at any date means (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in such currency of Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.04.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“ECP” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans as reasonably determined by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices, all recurring fees and other fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the Weighted Average Life to Maturity of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding (i) any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the Lenders thereunder and (ii) any customary consent fees paid generally to consenting Lenders; provided that differences in the Effective Yield of Loans denominated in Dollars from loans denominated in other currencies shall be calculated by the Administrative Agent in good faith but ignoring differences due to the currency differences or underlying base rates employed (so long as reasonably equivalent in nature) (but giving effect to any differences in interest rate margins, spreads or upfront fees or floors as otherwise required above).

“Eligible Transferee” means an “accredited investor” (as defined in regulation D of the Securities Act) that (w) is not a natural person, (x) is not a Defaulting Lender, in each case at the time of the respective assignment or participation to such Person, (y) has provided any documentation required pursuant to the provisions of Section 2.17 and (z) is not a Disqualified Lender.

“Enforcement Event” has the meaning assigned to such term in Schedule 1.01A.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, or binding orders, decrees, judgments, injunctions, notices or agreements issued, promulgated or entered into by any Governmental Authority, relating to pollution or protection of the environment, including management or reclamation of natural resources, and the management, Release or threatened Release of any Hazardous Material or to occupational health and safety matters, as such occupational health and safety matters relate to exposure or handling of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, shares (parts sociales) in a Luxembourg private limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that “Equity Interests” shall not include Convertible Debt Securities.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Irish Holdco, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Irish Holdco or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan other than the PBGC premiums due but not delinquent under Section 4007 of ERISA; (e) a determination that any Plan is, or is expected to be considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (f) the receipt by Irish Holdco or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by Irish Holdco or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of Irish Holdco or any of its ERISA Affiliates from any Multiemployer Plan; (h) the receipt by Irish Holdco or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Irish Holdco or any ERISA Affiliate of any notice, concerning the imposition upon Irish Holdco or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (i) the receipt by Irish Holdco or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Irish Holdco or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA; (j) the occurrence of any event which would trigger the full or partial wind up of any occupational pension scheme (within the meaning of section 2 of the Irish Pensions Act 1990 (as amended) (the “Pensions Act”)) sponsored by Irish Holdco or its Subsidiaries (an “Irish Pension Scheme”); (k) the failure by an Irish Pension Scheme to meet the minimum funding standard prescribed by Part IV of the Pensions Act; (l) where any funding proposal (within the meaning of section 49 of the Pensions Act) which has been put in place to address a deficit within an Irish Pension Scheme goes off track (within the meaning of the Irish Pensions Authority’s prescribed guidance under section 49 of the Pensions Act); (m) where a prosecution for an offence is brought under section 3 of the Pensions Act against the sponsoring employer, trustees, administrator or other agent concerning an Irish Pension Scheme or where the Irish Pensions Authority brings proceedings before the Irish High Court concerning an Irish Pension Scheme under Part IX of the Pensions Act; (n) where the Irish Pensions Authority commences an investigation of or appoints an authorised officer over an Irish Pension Scheme in accordance with its powers under Part II of the Pensions Act; (o) where the Irish Pensions Ombudsman either makes a determination against or brings enforcement proceedings against the sponsoring employer, trustees, administrator or other agent concerning an Irish Pension Scheme; (p) where any arbitration proceedings or proceedings before the Irish High Court are initiated relating to a dispute between the sponsoring employer and the trustees and/or members of an Irish Pension Scheme; or (q) the failure by Irish Holdco or its Subsidiaries to remit contributions to an Irish Pension Scheme within the prescribed period set out in section 58A of the Pensions Act or failure by Irish Holdco or its Subsidiaries to pay any other contributions to an Irish Pension Scheme which may be required under contract or otherwise.

“EU” means the European Union.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Savings Directive” has the meaning assigned to such term in the definition of “Excluded Taxes.”

“euro” and/or “EUR” means the single currency of the participating members of the EU.

“Eurocurrency” when used in reference to a currency, means an Agreed Currency, and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate (other than any ABR Loan or ABR Borrowing).

“Eurocurrency Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Parent and each Lender.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Cash Flow” means, for any Test Period ending on the last day of a Fiscal Year, an amount (if positive) equal to:

(a)        the sum, without duplication, of the amounts for such period of the following:

(i)        Consolidated EBITDA for such period without giving effect to clauses (iv), (v), (vi) or (viii) thereof, plus

(ii)        the Consolidated Working Capital Adjustment for such period, plus

(iii)        cash gains of the type described in clauses (d) and (n) of the definition of “Consolidated Net Income” and cash gains of the type described in clause (a) to the extent of dividends or distributions received by Irish Holdco or any Restricted Subsidiary (unless excluded pursuant to clause (b) of the definition of “Consolidated Net Income”), in each case to the extent not otherwise included in calculating Consolidated EBITDA (except to the extent such gains consist of Net Proceeds are received as a result of clauses (1) and (2) of the definition of “Prepayment Event” and that are subject to Section 2.11(c)), minus

(b)        the sum, without duplication, of the amounts for such period of the following:

(i)        permanent repayments of Long-Term Indebtedness (including (x) payments made under Section 2.10(a) and Section 2.11(c) and (y) prepayments of Term Loans to the extent (and only to the extent) made with the Net Proceeds received as a result of clauses (1) and (2) of the definition of “Prepayment Event” that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase), but excluding (A) the principal amount of all Indebtedness deducted pursuant to clause (B) of Section 2.11(c)(iii)(x) or (y) and (B) repayments of loans under any revolving credit facility or arrangement, except to the extent a corresponding amount of the commitments under such revolving credit facility or arrangement are permanently reduced in connection with such repayments, plus

(ii)        without duplication of amounts deducted from Excess Cash Flow pursuant to this clause (ii) in respect of a prior period, all cash payments in respect of capital expenditures made during such period as would be reported in Irish Holdco’s consolidated statement of cash flows for such period prepared in accordance with GAAP and, at the option of Irish Holdco, any cash payments in respect of any such capital expenditures made after such period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness), plus

(iii)        consolidated interest expense and other amounts added back pursuant to clause (ii) of the definition of “Consolidated EBITDA” to the extent paid in cash, plus

(iv)        Taxes (including pursuant to any Tax sharing arrangements) paid and provisions for Taxes, plus

(v)        without duplication of amounts deducted from Excess Cash Flow pursuant to this clause (v) in respect of a prior period, cash payments (including earn-outs and any other Deferred Acquisition Consideration) made during such period in respect of Permitted Acquisitions and other Investments permitted by Section 6.04 or otherwise consented to by the Required Lenders (other than Investments in (x) cash and Cash Equivalents and (y) Irish Holdco or any of its Restricted Subsidiaries), and, at the option of Irish Holdco, any cash payments in respect of Permitted Acquisitions and other Investments permitted by Section 6.04 or otherwise consented to by the Required Lenders (other than Investments in (x) cash and Cash Equivalents and (y) Irish Holdco or any of its Restricted Subsidiaries) made after such period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with Long-Term Indebtedness), plus

(vi)        the amount of all Restricted Payments made under Sections 6.04(b)(v), (vi) and (xiv), in each case to the extent actually paid in cash during such period, and, at the option of the Borrower, made after such period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with Long-Term Indebtedness), plus

(vii)        an amount equal to all expenses, charges and losses either (A) excluded in calculating Consolidated Net Income or (B) added back in calculating Consolidated EBITDA, in each case, to the extent paid or payable in cash, plus

(viii)    cash payments (other than in respect of Taxes, which are governed by clause (iv) above) made during such period for any liability which accrual in a prior period did not reduce Consolidated EBITDA and therefore increased Excess Cash Flow in such prior period (provided there was no other deduction to Consolidated EBITDA or Excess Cash Flow related to such payment), plus

(ix)        cash expenditures in respect of any Swap Agreement during such period, plus

(x)        amounts paid in cash during such period on account of (A) items that were accounted for as non-cash reductions of Consolidated Net Income or Consolidated EBITDA and (B) reserves or amounts established in purchase accounting.

For purposes of calculating “Excess Cash Flow”, Consolidated EBITDA shall not be calculated on a pro forma basis and for the avoidance of doubt, the Consolidated EBITDA of a Person acquired in any Permitted Acquisition or other acquisition during an Excess Cash Flow Period shall be included in such calculation for such Excess Cash Flow Period only from and after the date of the consummation of such Permitted Acquisition or similar acquisition.

“Excess Cash Flow Period” means each fiscal year of Irish Holdco commencing with the fiscal year ended December 31, 2016.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Irish Holdco, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Accounts” means (i) accounts used exclusively for payroll, (ii) accounts used exclusively for payroll taxes and/or withheld income taxes, (iii) accounts used exclusively for employee wage and benefit payments, (iv) escrow accounts and trust accounts, in each case entered into in the ordinary course of business and consistent with prudent business practice conduct where the applicable Loan Party holds the funds exclusively for the benefit of one or more unaffiliated third parties and (v) accounts pledged to secure performance (including to secure letters of credit and bank guarantees) to the extent constituting Permitted Liens.

“Excluded Assets” means (a) motor vehicles and other equipment subject to a certificate of title statute, (b) leasehold interests in real property (except leasehold interests of the kind described in Section (E)1(y) of the Agreed Security Principles), (c) assets subject to a Lien securing Capital Lease Obligations, Synthetic Lease Obligations or purchase money debt obligations, in each case in favor of a Person other than Irish Holdco and its Subsidiaries and permitted hereunder, if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such assets or creates a right of termination in favor of such Person (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law); provided that such asset (i) will be an Excluded Asset only to the extent and for so long as the prohibition specified above applies or consequences specified above will result and (ii) will cease to be an Excluded Asset and will become subject to the Lien granted under the respective Collateral Document, immediately and automatically, at such time as such prohibition ceases to apply and any such consequences will no longer result, (d) any fee-owned real property with an appraised value of less than $5,000,000, (e) any lease, license, contract, property right or agreement to which any Loan Party is a party or any of its rights or interests thereunder if and only for so long as the grant of a Lien hereunder is prohibited by any law, rule or regulation or will constitute or result in a breach, termination or default, or requires any consent of any Person not obtained, under such lease, license, contract, property right or agreement (other than to the extent that (x) any such applicable law, rule, regulation or term would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law or (y) the respective lease, license, contract, property right or agreement is with, or for the benefit of, Irish Holdco or any of its Subsidiaries and not in any material respect for the benefit of any other party); provided that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result or the consent specified above has not been obtained and will cease to be an Excluded Asset and will become subject to the Lien granted under the respective Collateral Documents, immediately and automatically, at such time as such consequences will no longer result or any such consent has been obtained, (f) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (other than to the extent that any such prohibition or restriction would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law), (g) any Excluded Equity Interests, (h) any assets to the extent expressly excluded pursuant to the Agreed Security Principles, (i) any Margin Stock, (j) any applications for trademarks or service marks filed in the United States Patent and Trademark Office (“PTO”), or any

successor office thereto pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d), (k) any Excluded Accounts, and (l) any commercial tort claims (as defined in the UCC) below $500,000.

“Excluded Equity Interests” means (a) any portion of the issued and outstanding Equity Interests of a Subsidiary not required to be subject to a perfected lien in favor of the Administrative Agent in accordance with Section 5.09(b), (b) Equity Interests in entities where a Loan Party holds 50% or less of the outstanding Equity Interests of such entity, to the extent a pledge of such Equity Interests is prohibited by the Organizational Documents, or agreements with the other equity holders, of such entity, (c) Equity Interests in Unrestricted Subsidiaries or Receivables Entities, to the extent a pledge of such Equity Interests is prohibited by the Organizational Documents, or agreements with other equity holders, of such entity, or the applicable Permitted Receivables Facility Documents, (d) solely with respect to the Obligations of the Borrower or any Additional Borrower that is organized under the laws of the United States (or any state thereof) and that is treated as a United States person for U.S. federal income tax purposes, Equity Interests of a Controlled Foreign Corporation with voting power in excess of 65% of the total combined voting power of all classes of Equity Interests of such Controlled Foreign Corporation entitled to vote, (e) Equity Interests of Andromeda and (f) any other Equity Interests (or any portion thereof) to the extent expressly excluded pursuant to the Agreed Security Principles.

“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by any applicable law or by any contractual obligation existing on the Closing Date (or, if later, the date of acquisition of such Subsidiary) (provided such contractual obligation was not entered into in contemplation thereof) from guaranteeing the Secured Obligations or any Subsidiary that would require consent, approval, license or authorization of any Governmental Authority in order to guarantee the Senior Credit Obligations unless such consent, approval, license or authorization has been received or can be obtained by the Subsidiary through the use of commercially reasonable efforts, (b) solely with respect to the Obligations of the Borrower and any Additional Borrower that is organized under the laws of the United States (or any state thereof) and that is treated as a United States person for U.S. federal income tax purposes, any Controlled Foreign Corporation or any subsidiary of a Controlled Foreign Corporation, (c) any Foreign Subsidiary for which the providing of the guarantee under the Guaranty Agreement could reasonably be expected to result in any violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers, (d) any Subsidiary that is not a Wholly Owned Subsidiary of Irish Holdco, (e) any Receivables Entity, (f) any Subsidiary that is not a Material Subsidiary, (g) any Unrestricted Subsidiary, (h) those Foreign Subsidiaries as to which Irish Holdco and the Administrative Agent shall reasonably determine in writing that the costs of providing a Guaranty by such Subsidiary are excessive in relation to the value to be afforded thereby and (i) Andromeda.

“Excluded Swap Obligation” means, with respect to any Guarantor, (x) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to any payments made to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Additional Borrower hereunder, (a) income taxes imposed on (or measured by) net income, franchise taxes, and branch profits taxes, in each case imposed on the Administrative Agent, such Lender, such Issuing Bank or such other recipient by the jurisdiction under the laws of which it is organized, or in which it carries on a trade or business or is deemed to be a resident for tax purposes (other than as a result of it having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document), or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) solely with respect to any payment made by or on account of any Loans extended to a U.S. Borrower, in the case of a Lender (other than an assignee pursuant to a request by an Applicable Borrower under Section 2.19(b)), any U.S. federal withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.17(a), (c) any Taxes attributable to such Person’s failure to comply with Section 2.17(e), (d) any United States federal withholding tax that is imposed pursuant to FATCA, (e) solely with respect to any payment made by or on account of any Loans extended to an Additional Borrower that is tax resident in the Republic of Ireland, any Irish tax that would not have been imposed (i) if the Lender or Participant, as the case may be, had been an Irish Qualifying Lender but on that date the Lender or Participant, as the case may be, is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender or Participant, as the case may be, under this Agreement in (or in the interpretation, administration or application of) any law or Treaty or any law or published practice or concession of any relevant tax authority or (ii) where the relevant Lender, or Participant, as the case may be, is an Irish Qualifying Lender solely on account of being an Irish Treaty Lender and that Lender or Participant, as the case may be, has not complied with its obligations under Section 2.17(e), and (f) solely with respect to any payment made by or on account of any Loans extended to an Additional Borrower that is organized in Luxembourg, any Luxembourg withholding tax due under (i) the amended European Council Directive 2003/45/EC of 3 June 2003 on taxation of savings income in the form of interest payments (the “EU Savings Directive”) as transposed into Luxembourg law by the law dated 21 June 2005 implementing the EU Savings Directive and several bilateral agreements concluded with certain dependent or associated territories of the European Union or (ii) the so-called Luxembourg Relibi Law dated 23 December 2005 by the Grand-Duchy of Luxembourg.

“Exclusive License” means with respect to any drug or pharmaceutical product, any license granted to develop, commercialize, sell, market and promote such drug or pharmaceutical product with a term greater than five (5) years (unless terminable prior to such time without material penalty or premium by Irish Holdco or the applicable Restricted Subsidiary) and which provides the applicable licensee (and/or its assignees) the exclusive rights to develop, commercialize, sell, market and promote such drug or product within the United States; provided that an “Exclusive License” shall not include (a) any license to distribute any such drug or product on an exclusive basis within any particular geographic region or territory, (b) any licenses, which may be exclusive, to manufacture any such drug or product, and (c) any license to manufacture, use, offer for sale or sell any authorized generic version of such drug or product.

“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same as been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Notes” means the 2.50% Exchangeable Senior notes due 2022 issued by Horizon Pharma Investment Limited pursuant to the Existing Notes Indenture.

“Existing Notes Indenture” means that certain Indenture, dated as of March 13, 2015, among Horizon Pharma Investment Limited, Irish Holdco and U.S. Bank National Association, as trustee.

“Extended Commitments” means the Extended Term Loan Commitments and the Extended Revolving Commitments.

“Extended Loan” means the Extended Revolving Loans and the Extended Term Loans.

“Extended Revolving Commitment” shall have the meaning given to such term in Section 2.22(a)(iii).

“Extending Revolving Lender” shall have the meaning given to such term in Section 2.22(a)(iii).

“Extended Revolving Loans” means Revolving Loans made by one or more Lenders to the Borrowers pursuant to Section 2.22.

“Extended Term Loan” shall have the meaning given to such term in Section 2.22(a)(ii).

“Extended Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.22, to make Extended Term Loans to the Borrower.

“Extension” shall have the meaning given to such term in Section 2.22(a).

“Extension Amendment” means any amendment entered into pursuant to Section 2.22(c).

“Extension Offer” shall have the meaning given to such term in Section 2.22(a).

“FATCA” means (i) Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, (ii) any agreements entered into pursuant to Section 1471(b)(1) of the Code and (iii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing.

“FDA” means the Food and Drug Administration.

“FDCA” means the Food, Drug, and Cosmetic Act, as amended from time to time.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain Fee Letter, by and among Horizon, Citigroup Global Markets Inc. and Jefferies Finance LLC, dated March 29, 2015.

“Financial Covenant” means the covenant specified in Section 6.15(a).

“Financial Covenant Cross Default” shall have the meaning given to such term in paragraph (d) of Article VII.

“Financial Covenant Event of Default” shall have the meaning given to such term in paragraph (d) of Article VII.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Horizon (prior to the consummation of the Acquisition) and Irish Holdco (from and after the consummation of the Acquisition).

“First Lien Intercreditor Agreement” means a “pari passu” Intercreditor Agreement, among the Administrative Agent and one or more Designated Representatives for holders of Alternative Incremental Facility Indebtedness or Permitted Pari Passu Secured Refinancing Debt, which shall provide that the Collateral Agent shall be the party to exercise, at the direction of the holders of not less than a majority of such outstanding applicable first lien obligations, any remedies in respect of the Collateral; provided that any first lien obligations constituting secured notes may, at the discretion of the holders of such secured notes or Designated Representatives thereof, be excluded from the determination of such majority outstanding applicable first lien obligations.

“First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (i) Consolidated Total Indebtedness secured on a first lien basis, net of Unrestricted Cash, as of the last day of such Test Period, to (ii) Consolidated EBITDA for such Test Period.

“Fixed Charge Coverage Ratio” means, for any Test Period, the ratio of Consolidated EBITDA of Irish Holdco to Fixed Charges of Irish Holdco.

“Fixed Charges” means, with respect to any Person for any Test Period, the sum, without duplication, of: (a) Consolidated Interest Expense for such period; plus (b) the amount of all dividend payments on any series of Preferred Equity or Disqualified Equity Interests of Irish Holdco or any Restricted Subsidiary (other than dividends paid or accrued in Equity Interests of Irish Holdco (other than Disqualified Equity Interests) or dividends paid or accrued to Irish Holdco or any Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period (without duplication).

For purposes of calculating Fixed Charges for any Test Period, if during such Test Period or after such Test Period and prior to the applicable date of determination, Irish Holdco or any Restricted Subsidiary shall have made any Material Acquisition (including the Acquisition), Material Disposition, converted any Restricted Subsidiary into an Unrestricted Subsidiary, or converted any Unrestricted Subsidiary into a Restricted Subsidiary, Fixed Charges shall be calculated for such Test Period after giving effect thereto on a pro forma basis in accordance with Section 1.04(b) and, if applicable, Section 1.04(c), as if such Material Acquisition, Material Disposition or conversion, and any related incurrence or repayment of Indebtedness, occurred on the first day of such Test Period. If since the beginning of such Test Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Irish Holdco or any Restricted Subsidiary since the beginning of such period but prior to the end of such Test Period) shall have made any acquisition, disposition or such conversions that would have required adjustment pursuant to this definition, then Fixed Charges shall be calculated on a pro forma basis in accordance with Section 1.04(b) for such period as if such acquisition, disposition or conversion had occurred on the first day of such Test Period.

“Foreign Assets” means (a) assets owned by the Foreign Loan Parties, (b) Foreign Intellectual Property, (c) Equity Interests issued by Foreign Loan Parties or other Persons that are not organized under the laws of a jurisdiction located in the United States of America, and (d) assets located in jurisdictions outside the United States of America.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Intellectual Property” means (x) intellectual property owned by the Foreign Loan Parties or (y) any non-U.S. intellectual property of any Loan Parties that are Domestic Subsidiaries, in each case which is material to the carrying out of the business of Irish Holdco or any of its Subsidiaries, taken as a whole.

“Foreign Lender” means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Loan Parties” means Irish Holdco and each Foreign Subsidiary that is a Subsidiary Guarantor.

“Foreign Security Documents” means each security document set forth on Schedule 1.01E.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Foreign Subsidiary Guarantor” means any Subsidiary Guarantor which is a Foreign Subsidiary.

“Fourth Amendment Additional Refinancing Term Lender” means the Person identified as such on the signature page to Amendment No. 4.

“Fourth Amendment Converting Refinancing Term Lender” means each Term Lender that shall have executed and delivered a consent to Amendment No. 4 substantially in the form of Annex I thereto indicating the “Cashless Settlement Option”.

“Fourth Amendment Refinanced Term Loan” means each Term Loan outstanding on the Amendment No. 4 Effective Date (immediately prior to the Amendment No. 4 Effective Date) that is refinanced with the proceeds of Fourth Amendment Refinancing Term Loans pursuant to Amendment No. 4 and Section 2.01(e).

“Fourth Amendment Refinancing Commitment” means, for the Fourth Amendment Additional Refinancing Term Lender, the amount set forth opposite such Fourth Amendment Additional Refinancing Term Lender’s name on Schedule 1 to Amendment No. 4, which amount is $57,385,813.53.

“Fourth Amendment Refinancing Term Lender” means, at any time, each Lender with a Fourth Amendment Refinancing Commitment or, after the Fourth Amendment Refinancing Term Loans are made or issued, holding a Fourth Amendment Refinancing Term Loan at such time.

“Fourth Amendment Refinancing Term Loan” means each Other Refinancing Term Loan made by or issued to a Lender on the Amendment No. 4 Effective Date pursuant to Amendment No. 4 and Section 2.01(e). As of the Amendment No. 4 Effective Date, the aggregate principal amount of the Fourth Amendment Refinancing Term Loans shall be $818,025,999.99.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (a) the stated or determinable amount of the primary payment obligation in respect of which such Guarantee is made and (b) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee (or as set forth in Section 10.08 hereto, as applicable), unless such primary payment obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of the Guarantee shall be such guaranteeing Person’s maximum reasonably possible liability in respect thereof as reasonably determined by Irish Holdco in good faith.

“Guarantor” means the Borrower (with respect to the primary obligations of Irish Holdco, any Additional Borrower and the Subsidiary Guarantors), any Additional Borrower (with respect to the primary obligations of the Borrower, Irish Holdco and each other Subsidiary Guarantor), Irish Holdco and the other Subsidiary Guarantors.

“Guaranty” means the Guarantee set forth in Article X.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of similar nature regulated pursuant to any, or which may give rise to liability under, Environmental Law.

“Hedge Bank” shall have the meaning assigned to such term in the definition of “Secured Parties.”

“Horizon” means Horizon Pharma, Inc., a Delaware corporation.

“Horizon Convertible Notes” means the 5.00% convertible senior notes due 2018 issued by Horizon.

“Horizon Pharma Finance S.à r.l.” means Horizon Pharma Finance S.à r.l. a Luxembourg private limited liability company (société à responsabilité limitée), registered with the Luxembourg Register of

Commerce and Companies (RCS Luxembourg) (RCS) under number B 186.460, whose registered office is at 19, rue de Bitbourg, L-1273 Luxembourg and with a share capital of USD 200,000.10.

“HPUI” shall have the meaning assigned to such term in the preamble hereto.

“IFRS” shall have the meaning assigned to such term in Section 1.04.

“Incremental Amendment” means an Incremental Amendment among the Borrower, any Additional Borrower, the Administrative Agent and one or more Incremental Term Lenders and/or Incremental Revolving Lenders, as applicable, entered into pursuant to Section 2.20.

“Incremental Commitment” means the Incremental Term Loan Commitment and the Incremental Revolving Commitment.

“Incremental Lender” means an Incremental Term Lender or an Incremental Revolving Lender.

“Incremental Loans” means the Incremental Term Loans and the Incremental Revolving Loans.

“Incremental Revolving Commitment” means the commitment of any Lender, established pursuant to Section 2.20, to make Incremental Revolving Loans to the Borrower and/or Additional Borrowers.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loans” means revolving loans made by one or more lenders to the Borrower and/or the Additional Borrowers pursuant to Section 2.20.

“Incremental Term B-1 Commitment” means, as to each Incremental Term B-1 Lender, the obligation of such Incremental Term B-1 Lender to make an Incremental Term B-1 Loan to the Borrower and HPUI on the Amendment No. 1 Effective Date, in the aggregate principal amount set forth on Schedule I to Amendment No. 1. The aggregate principal amount of the Incremental Term B-1 Commitments on the Amendment No. 1 Effective Date is $375,000,000.

“Incremental Term B-1 Lenders” means each Person with an Incremental Term B-1 Commitment or that makes an Incremental Term B-1 Loan.

“Incremental Term B-1 Loans” means each Incremental Term Loan funded pursuant to the Incremental Term B-1 Commitment.

“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.20, to make Term Loan Increases or Incremental Term Loans to the Borrower and/or the Additional Borrowers.

“Incremental Term Loans” means Term Loans made by one or more Lenders to the Borrower and/or the Additional Borrowers pursuant to Section 2.20. Incremental Term Loans may be made in the form of Term Loans effected pursuant to Term Loan Increases, additional Term Loans or, to the extent permitted by Section 2.20 and provided for in the relevant Incremental Amendment, Other Term Loans.

“Indebtedness” of any Person means, without duplication, (a) the principal component of all obligations of such Person for borrowed money, (b) the principal component of all obligations of such

Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable and accrued expenses arising in the ordinary course of business and licenses entered into in the ordinary course of business), (d) the principal component of all obligations of such Person in respect of the deferred purchase price of property or services if and to the extent such obligation would appear as a liability upon the balance sheet of the specified Person in accordance with GAAP (including payments or other arrangements representing acquisition consideration, in each case entered into in connection with an acquisition, but excluding (i) accounts payable, accrued interest or other liability to trade creditors incurred in the ordinary course of business, (ii) deferred revenue, deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its Subsidiaries, and (iii) any Deferred Acquisition Consideration), (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that, if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such obligations shall be deemed to be in an amount equal to the lesser of (i) the amount of such Indebtedness and (ii) fair market value of such property at the time of determination (in the Borrower’s good faith estimate), (i) all Guarantees by such Person of Indebtedness of others and (j) all Disqualified Equity Interests (excluding any accrued dividends). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes imposed on or with respect to any payments made by or on account of any obligation of any Loan Party under any Loan Document other than (i) Excluded Taxes and (ii) Other Taxes.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) any voluntary or involuntary case or proceeding under any Debtor Relief Law with respect to any such Person, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, examinership, administration or other similar case or proceeding or private or judicial foreclosure with respect to any such Person or with respect to all or any material portion of its assets, (c) any liquidation, dissolution, reorganization or winding up of any such Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of all or any material part of the assets and liabilities of any such Person. In addition, in respect of any Luxembourg Guarantor, “Insolvency or Liquidation Proceeding” shall also mean a Luxembourg Insolvency Event.

“Intercompany Closing Date Loans” means (1) one or more intercompany loans made by Irish Holdco to Borrower (either directly or via one or more Subsidiary Guarantors or that are otherwise acceptable to the Administrative Agent) and (2) any other loans made on the Closing Date by one or more Loan Parties to one or more other Loan Parties, all of which shall be required to be reasonably satisfactory to the Administrative Agent; provided that (i) all Intercompany Closing Date Loans shall be unsecured and subordinated to the Secured Obligations, (ii) each such Intercompany Closing Date Loan is evidenced by a promissory note from the respective borrower thereof and shall be payable to (and at all times owned by) a Loan Party, (iii) each such promissory note is delivered and pledged to the Collateral Agent pursuant to the Collateral Documents and (iv) such promissory note (and any related documentation) is in form and substance reasonably satisfactory to the Administrative Agent (it being understood that such promissory note may be in the form of a global intercompany note executed by the Loan Parties).

“Intercreditor Agreement” means one or more intercreditor agreements, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent, entered into with the holders of any Indebtedness or any Designated Representative thereof, that is to be secured on an equal and ratable basis with, or on a junior priority basis to, the Secured Obligations.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last Business Day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the latest Maturity Date with respect to any Revolving Commitments.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if acceptable to all Lenders, twelve months thereafter or less than one month thereafter), as the Applicable Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) the initial Interest Period with respect to the Incremental Term B-1 Loans shall commence on the date of the Borrowing thereof and end on the last day of the Interest Period applicable to the 2015 Term Loans as in effect on the Amendment No. 1 Effective Date, (iv) the initial Interest Period with respect to the Second Amendment Refinancing Term Loans shall commence on the date of the Borrowing thereof and end on the last day of the Interest Period applicable to the 2015 Term Loans as in effect on the Amendment No. 2 Effective Date, (v) the initial Interest Period with respect to the Third Amendment Refinancing Term Loans shall commence on the date of the Borrowing thereof and end on the last day of the Interest Period applicable to the Second Amendment Refinancing Term Loans as in effect on the Amendment No. 3 Effective Date ~~and~~, (vi) the initial Interest Period with respect to the Fourth Amendment Refinancing Term Loans shall commence on the date of the Borrowing thereof and end of the last day of the Interest Period applicable to the Third Amendment Refinancing Term Loans as in effect on the Amendment No. 4 Effective Date and (v) the initial Interest Period with respect to the Sixth Amendment Refinancing Term Loans shall commence on the date of the Borrowing thereof and end of the last day of the Interest Period applicable to the Fourth Amendment Refinancing Term Loans as in effect on the Amendment No. 6 Effective Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Screen Rate” means, with respect to any Eurocurrency Loan denominated in any currency for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case as of approximately 11:00 a.m. (London time) on the Quotation Day.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Irish Holdco or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, Irish Holdco will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Irish Holdco’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the penultimate paragraph of Section 6.04. The acquisition by Irish Holdco or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by Irish Holdco or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the penultimate paragraph of Section 6.04. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value, less any amounts paid, repaid, refinanced, distributed or otherwise received in cash in respect of such Investment. For the avoidance of doubt, Permitted Equity Derivatives and acquisitions of or licenses for intellectual property or tangible assets used or useful in a Permitted Business do not constitute Investments.

“Irish Holdco” shall have the meaning assigned to such term in the preamble hereto.

“Irish Pension Scheme” has the meaning assigned to such term in the definition of “ERISA Event”.

“Irish Qualifying Lender” means a Lender or Participant, as the case may be, that is beneficially entitled to interest in respect of a Loan advanced to an Additional Borrower that is tax resident in the Republic of Ireland under this Agreement and is:

(1)        a bank within the meaning of Section 246 of the TCA whose facility office is located in Ireland and is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the TCA; or

(2)        (a)        a company (within the meaning of Section 246(1) of the TCA) that is resident for the purposes of tax (residence for these purposes to be determined in accordance with the laws of the territory of which the Lender or Participant, as the case may be, claims to be resident) in a member state of the European Communities (other than Ireland) or in a territory with which Ireland has concluded a Treaty where:

(A)	that member state or territory imposes a tax that generally applies to interest receivable in that member state or territory by companies from sources outside that member state or territory; or

(B)

where that member state or territory imposes a tax that generally applies to interest received in that member state or territory from sources outside that member state or territory and the interest is payable into an account located in that member state or territory; or

(b)        a company (within the meaning of Section 246(1) of the TCA) where interest payable in respect of an advance:

(A)	is exempted from the charge to income tax under a Treaty that is in effect by virtue of the procedures set out in Section 826(1) of the TCA; or

(B)

would be exempted from the charge to income tax under a Treaty if such Treaty was in effect by virtue of the procedures set out in Section 826(1) of the TCA but such Treaty is not in effect at the date the interest is paid;

(c)        a corporation established in the United States of America and subject to U.S. federal income tax on its worldwide income; or

(d)        a limited liability company (“LLC”) established in the United States of America, provided that the ultimate recipients of the interest for Irish tax purposes would, if they were themselves Lenders, be Irish Qualifying Lenders within the meaning of paragraph (2)(a) or (2)(b) or (2)(c) of this definition and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes;

provided that in each case at (a), (b), (c) or (d) the Lender or Participant, as the case may be, is not carrying on a trade or business in Ireland through an agency or branch with which the interest payment is connected; or

(3)        an Irish Treaty Lender; or

(4)        any person to whom Borrowers will, subject to procedural formalities, be authorized by the Revenue Commissioners to make payments of interest on a Loan without deduction of tax pursuant to the provisions of Section 246(3)(d) of the TCA; or

(5)        a company (within the meaning of Section 4 of the TCA):

(a)        which advances money in the ordinary course of a trade which includes the lending of money; and

(b)        in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of the company for Irish corporation tax purposes; and

(c)        which has complied with all of the provisions of Section 246(5)(a) of the TCA including making the appropriate notifications thereunder to the Borrower and the Revenue Commissioners; or

(6)        a qualifying company within the meaning of Section 110 of the TCA; or

(7)        an investment undertaking within the meaning of Section 739B of the TCA.

“Irish Qualifying Lender Confirmation” has the meaning set forth in Section 2.17(h).

“Irish Treaty Lender” means, a Lender or Participant, as the case may be, that is a resident of an Irish Treaty State for the purposes of a Treaty and that does not carry on a business in Ireland through a permanent establishment with which a Loan under this Agreement is effectively connected and has obtained an authorisation from the Revenue Commissioners of Ireland under the relevant Treaty to receive payments of interest in respect of this Agreement without deduction of Irish tax and that authorisation is current.

“Irish Treaty State” means a jurisdiction that has a double taxation agreement with Ireland (a “Treaty”) that is in effect and makes provision for full exemption from withholding tax imposed by Ireland on interest.

“Joinder Agreement” has the meaning assigned to such term in Section 5.09(e).

“Issuing Bank” means each of Citibank, N.A., Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA and any other Lender designated by the Applicable Borrower as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as the issuer of one or more Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i), in each case so long as such Person shall remain an Issuing Bank hereunder. All references contained in this Agreement and the other Loan Documents to the “Issuing Bank” shall be deemed to apply equally to each of the institutions referred to in the foregoing sentence of this definition in their respective capacities as issuers of any and all Letters of Credit issued by each such institution. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by branches or Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate. Each Issuing Bank may cause Letters of Credit to be issued by unaffiliated financial institutions and such Letters of Credit shall be treated as issued by such Issuing Bank for all purposes under the Loan Documents. Notwithstanding anything to the contrary herein, none of Citibank, N.A., Morgan Stanley Senior Funding, Inc. or Goldman Sachs Bank USA shall be obligated to issue trade letters of credit.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Other Refinancing Loan, any Other Refinancing Commitment, any Other Term Loan, any Extended Loan, any Extended Loan Commitment, any Incremental Loan or any Incremental Commitment in each case as extended in accordance with this Agreement from time to time.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time.

“Lead Arrangers” means Citigroup Global Markets Inc. and Jefferies Finance LLC.

“Legal Requirements” means, as to any Person, the Organizational Documents of such person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, in each case whether or not having the force of law.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20, Section 2.24 or pursuant to an Assignment and Assumption,

other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any standby or trade letter of credit issued under the Revolving Commitments pursuant to this Agreement.

“LIBO Rate” means, for any Interest Period, the greater of (i) (x) solely with respect to Term Loans (other than the Sixth Amendment Refinancing Term Loans), 1% per annum, and (y) solely with respect to Revolving Loans and the Sixth Amendment Refinancing Term Loans, 0% per annum, and (ii) rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration Interest Settlement Rates (or by reference to the rates provided by any Person that takes over the administration of such rate if the ICE Benchmark Administration is no longer making a “LIBO Rate” rate available) for deposits in the relevant Agreed Currency (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration (or any successor thereto) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period (the “Screen Rate”); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, “LIBO Rate” shall be the interest rate per annum equal to the Interpolated Screen Rate.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, license, pledge, hypothecation, encumbrance, assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that any precautionary UCC financing statements or similar filings (including any filing of a UCC financing statement or other filing with a Governmental Authority in respect of an operating lease or a consignment) and any filings with any Governmental Authority in respect of any license (other than an Exclusive License) shall not constitute Liens to the extent that such operating lease, consignment or license to which the filings relate are otherwise Permitted Liens hereunder.

“Limited Condition Acquisition” means any Permitted Acquisition which Irish Holdco or any of its Restricted Subsidiaries is contractually committed to consummate, which commitment is not conditioned on the availability of, or on obtaining, third party financing.

“LLC” has the meaning assigned to such term in “Irish Qualifying Lender.”

“Loan Documents” means this Agreement, any promissory notes issued pursuant to Section 2.10(e) of this Agreement, any Letter of Credit applications, the Collateral Documents, the Joinder Agreement, any Incremental Amendment, Extension Amendment or Refinancing Amendment, and any intercreditor agreements and subordination agreements. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, Irish Holdco, the Borrower, any Additional Borrower and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrower (and any Additional Borrower) pursuant to this Agreement.

“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time, unless otherwise notified by the Administrative Agent).

“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Companies Register” means the Luxembourg Register of Commerce and Companies.

“Luxembourg Guarantor” has the meaning assigned to such term in Section 10.08.

“Luxembourg Insolvency Event” means, in relation to any entity incorporated or existing under the laws of Luxembourg or any of their assets, any corporate action, legal proceedings or other procedure or step in relation to bankruptcy (faillite), insolvency, judicial or voluntary liquidation (liquidation judiciaire ou volontaire), composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (action paulienne), general settlement with creditors, the appointment of a juge délégué, a commissaire, a juge-commissaire, a mandataire ad hoc, an administrateur provisoire, a liquidateur or a curateur reorganization or similar laws affecting the rights of creditors generally.

“Majority in Interest” means, at any time, (i) in the case of the Revolving Lenders, Lenders having Revolving Credit Exposures and unused aggregate Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Credit Exposures and the unused Revolving Commitments at such time and (ii) in the case of the Term Lenders, Lenders holding outstanding Loans representing more than 50% of all Term Loans outstanding at such time. In making the above calculations, the Dollar Amounts (as determined in good faith by the Administrative Agent) of all amounts denominated in currencies other than Dollars shall be utilized. If the context indicates that the “Majority in Interest” is to be determined for a relevant Class or Tranche, then only the respective Class or Tranche shall be included as otherwise provided above in determining the applicable Majority in Interest.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board.

“Material Acquisition” means any Permitted Acquisition that involves the payment of Permitted Acquisition Consideration by Irish Holdco and its Restricted Subsidiaries in excess of $50,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of Irish Holdco and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Agreements” means (a) the Acquisition Documents listed on Schedule 3.20, (b) any agreements, documents, contracts, indentures and instruments pursuant to which a default, breach or termination thereof could reasonably be expected to result in a Material Adverse Effect, (c) the Existing Notes and the Existing Notes Indenture and (d) the New Horizon Unsecured Notes.

“Material Disposition” means any Asset Sale that involves payment of Disposition Consideration to Irish Holdco or any of its Restricted Subsidiaries in excess of $50,000,000.

“Material Indebtedness” means Indebtedness (other than (i) the Loans and Letters of Credit or (ii) except to the extent such intercompany Indebtedness has been accelerated by any holder thereof, any intercompany Indebtedness between or among the Loan Parties), or obligations in respect of one or more Swap Agreements (excluding Permitted Equity Derivatives that do not give rise to any cash payment obligations), of any one or more of Irish Holdco and its Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Irish Holdco or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Irish Holdco or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means each Restricted Subsidiary (i) which, as of the most recent fiscal quarter of Irish Holdco, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than five percent (5%) of Irish Holdco’s Consolidated EBITDA for such period or (ii) which contributed greater than five percent (5%) of Irish Holdco’s Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Restricted Subsidiaries that are not Material Subsidiaries exceeds ten percent (10%) of Consolidated EBITDA of Irish Holdco and its Restricted Subsidiaries for any such period or ten percent (10%) of Consolidated Total Assets of Irish Holdco and its Restricted Subsidiaries as of the end of any such fiscal quarter, Irish Holdco (or, in the event Irish Holdco has failed to do so within forty-five (45) days, the Administrative Agent) shall designate sufficient Restricted Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Restricted Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. Notwithstanding anything to the contrary contained herein, the Borrower, any Additional Borrower and any New Notes Issuer shall be deemed at all times to be Material Subsidiaries.

“Maturity Date” means (i) with respect to the 2015 Term Loans that have not been extended pursuant to Section 2.22, the date occurring six years after the Closing Date, (ii) with respect to the Incremental Term B-1 Loans that have not been extended pursuant to Section 2.22, the date occurring six years after the Closing Date, (iii) with respect to the Second Amendment Refinancing Term Loans, the date occurring seven years after the Amendment No. 2 Effective Date, (iv) with respect to the Third Amendment Refinancing Term Loans, the date occurring seven years after the Amendment No. 2 Effective Date, (v) with respect to the Fourth Amendment Refinancing Term Loans, the date occurring seven years after the Amendment No. 2 Effective Date, (vi) with respect to the Revolving Loans and Revolving Commitments of the Revolving Lenders that have not been extended pursuant to Section 2.22, the date occurring five years after the Amendment No. 5 Effective Date, ~~and~~ (vii) with respect to the Sixth Amendment Refinancing Term Loans, the date occurring seven years after the Amendment No. 6 Effective Date, and (viii) with respect to any other tranche of Loans (including any Incremental Loans, Extended Loans, and Other Refinancing Loans), the maturity dates specified therefor in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.

“Merger Effective Date” means October 31, 2018, the date Horizon merged with and into HPUI and ceased to exist.

“Milestone Payments” means payments made in connection with any Permitted Acquisition or other acquisition (including any license or the acquisition of any license) of any rights in respect of any drug or other pharmaceutical product (and any related property or assets) to sellers (or licensors) of the assets or Equity Interests acquired (or licensed) therein based on the achievement of specified revenue, profit or other performance targets (financial or otherwise).

“Minimum Extension Condition” shall have the meaning given to such term in Section 2.22(b).

“Minimum Tranche Amount” shall have the meaning given to such term in Section 2.22(b).

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means each mortgage, charge, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto.

“Mortgage Instruments” means such title reports, title insurance, flood certifications and flood insurance, opinions of counsel, surveys, appraisals and environmental reports and other similar information and related certifications as are customary for the jurisdiction of the applicable real property and requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest and royalty payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a Sale and Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans and limited to such Indebtedness’ proportionate share of such prepayment) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer); provided that on the date on which such reserve is no longer required to be maintained, the remaining amount of such reserve shall then be deemed to be Net Proceeds.

“New Horizon Unsecured Note Documents” means the New Horizon Unsecured Notes Indenture and the New Horizon Unsecured Notes, as each such document may be amended, restated, supplemented or otherwise modified from time to time.

“New Horizon Unsecured Notes” means the $475,000,000 6.625% Senior Notes due 2023 issued on April 29, 2015 by the Horizon Pharma Financing Inc. (to be merged with and into the Borrower).

“New Horizon Unsecured Notes Indenture” means that certain indenture, dated as of April 29, 2015, between Horizon Pharma Financing Inc. (to be merged with and into the Borrower) and U.S. Bank National Association, as trustee, relating to the New Horizon Unsecured Notes.

“New Loan Party” has the meaning assigned to such term in Section 5.09(a).

“New Notes Issuer” means, with respect to any incurrence of Indebtedness in the form of debt securities permitted hereunder, a newly-formed (at the time it first becomes a New Notes Issuer or Additional Borrower) entity which is a wholly-owned direct subsidiary of Irish Holdco, so long as such entity (x) is and continues to be at all times thereafter a Subsidiary Guarantor and (y) owns no substantial assets (other than unsecured intercompany notes received by it from Irish Holdco or one or more of its Restricted Subsidiaries that are Loan Parties in connection with unsecured loans made by the New Notes Issuer with proceeds of the Indebtedness incurred by it) and owns no Equity Interests in any other Persons. At the option of Irish Holdco, a New Notes Issuer which also meets the requirements of the definition of “Additional Borrower” contained herein may constitute both a New Notes Issuer and an Additional Borrower.

“Non-U.S. Plan” means any plan, fund or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States of America by Irish Holdco or any one or more of its Subsidiaries primarily for the benefit of employees of Irish Holdco or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Obligations” means (a) all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of Irish Holdco, the Borrower and the other Loan Parties to any of the Lenders, the Administrative Agent, the Collateral Agent, any Issuing Bank or any indemnified party, individually or collectively, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof and (b) the payment of all obligations of the Loan Parties under each Cash Management Agreement and Swap Agreement entered into with any counterparty that is a Secured Party; provided that, notwithstanding anything to the contrary, the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“OID” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Original Credit Agreement” shall mean the Credit Agreement, dated as of May 7, 2015 among the Borrower, Irish Holdco, the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent, as amended by Amendment No. 1 dated as of October 25, 2016, as further amended by Amendment No. 2 dated as of March 29, 2017, as further amended by Amendment No. 3 dated as of October 23, 2017, as further amended by Amendment No. 4 dated as of October 19, 2018, as in effect immediately prior to the Amendment No. 5 Effective Date, as further amended by Amendment No. 5 dated as of March 11, 2019, as in effect immediately prior to the Amendment No. 6 Effective Date.

“Organizational Documents” means, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation, articles of incorporation or deed of incorporation and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement or memorandum and articles of association (or similar constituent documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constituent documents) of such Person (and, where applicable, the equityholders or shareholders registry of such Person), (iv) in the case of any general partnership, the partnership agreement (or similar constituent document) of such Person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.

“Other Refinancing Commitments” means the Other Refinancing Term Commitments and the Other Refinancing Revolving Commitments.

“Other Refinancing Loans” means the Other Refinancing Term Loans and the Other Refinancing Revolving Loans.

“Other Refinancing Revolving Commitments” means one or more Classes of Revolving Commitments hereunder that result from a Refinancing Amendment.

“Other Refinancing Revolving Loans” means the revolving loans made pursuant to any Other Refinancing Revolving Commitment.

“Other Refinancing Term Commitments” means one or more Classes of Term Loan Commitments hereunder that result from a Refinancing Amendment.

“Other Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Other Taxes” means any and all present or future stamp, court, or documentary Taxes or any other excise or property Taxes, charges or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, other than Luxembourg registration duties (droits d’enregistrement) payable due to a registration, submission or filing by the Administrative Agent, a Lender or an Issuing Bank of any Loan Document, except if such registration, submission or filing is required to maintain, establish, enforce or preserve the rights of the Administrative Agent, a Lender or an Issuing Bank under such Loan Document.

“Other Term Loans” has the meaning set forth in Section 2.20(a).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Participant” has the meaning set forth in Section 9.04(c)(i).

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pennsaid Acquisition” means acquisition of the U.S. rights to PENNSAID® on October 17, 2014.

“Permitted Acquisition” means the purchase or other acquisition by Irish Holdco or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of), any Person, or any Exclusive License of rights to a drug or other product line, in a single transaction or a series of related transactions if (a) (i) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person (including each subsidiary of such Person to the extent such subsidiary was wholly-owned by such Person immediately prior to the purchase or acquisition), upon the consummation of such purchase or acquisition, will be a wholly-owned Restricted Subsidiary (including as a result of a merger or consolidation or amalgamation between Irish Holdco or any Restricted Subsidiary and such Person, with, in the case of a merger or consolidation or amalgamation involving Irish Holdco or the Borrower with Irish Holdco or the Borrower (as the case may be) being the surviving entity) or (ii) in the case of any purchase, license or other acquisition of other assets, such assets will be owned and/or licensed by Irish Holdco or a wholly-owned Restricted Subsidiary; (b) the business of such Person, or the business conducted with such assets, as the case may be, constitutes a Permitted Business; and (c) at the time of and immediately after giving effect (including pro forma effect) to any such purchase, license or other acquisition (or, in the case of a Limited Condition Acquisition, as of the date the definitive agreements for such Limited Condition Acquisition are entered into), no Default shall have occurred and be continuing.

“Permitted Acquisition Consideration” means the sum of the cash purchase price for any Permitted Acquisition payable at or prior to the closing date of such Permitted Acquisition (and which, for the avoidance of doubt, shall not include any Deferred Acquisition Consideration) plus the aggregate principal amount of Indebtedness assumed on such date in connection with such Permitted Acquisition.

“Permitted Business” means the business and any services, activities or businesses incidental, or reasonably related or complementary or similar to, any line of business engaged in by Irish Holdco and its Subsidiaries as of the Closing Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Conversion Provisions” shall have the meaning assigned to such term in the definition of Alternative Incremental Facility Indebtedness.

“Permitted Debt” has the meaning set forth in Section 6.01(b).

“Permitted Equity Derivatives” means any forward purchase, accelerated share purchase, call option, warrant transaction or other equity derivative transactions relating to the Equity Interests of Irish Holdco entered into by Irish Holdco or any Restricted Subsidiary provided that any Restricted Payment made in connection with such transaction is permitted pursuant to Section 6.04, including any Swap Agreements executed in connection therewith (or deemed executed therewith).

“Permitted Hedging Obligations” means obligations of Irish Holdco or any Restricted Subsidiary in respect of Swap Agreements entered into (i) to hedge or mitigate risks to which Irish Holdco or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of Irish Holdco or any of its Restricted Subsidiaries but excluding Convertible Debt) or (ii) in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Irish Holdco or any Restricted Subsidiary.

“Permitted Investments” means:

(1)        the Transactions;

(2)        any Investment in Irish Holdco or in a Restricted Subsidiary; provided that such Investments made by the Loan Parties pursuant to this clause (2) in entities that are not Loan Parties (or that will not become Loan Parties within the time periods specified in Section 5.09), when combined with all such Investments by the Loan Parties in non-Loan Parties made pursuant to clause (4) hereof, shall not exceed, in the aggregate, $75,000,000 at any time outstanding;

(3)        any Investment in cash and Cash Equivalents;

(4)        any Investment by Irish Holdco or any Restricted Subsidiary in a Person, if as a result of such Investment: (a) such Person becomes a Restricted Subsidiary; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Irish Holdco or a Restricted Subsidiary; provided that such Investments made by the Loan Parties pursuant to this clause (4) in entities that are not Loan Parties or will not become Loan Parties within the time periods specified in Section 5.09, when combined with all such Investments by the Loan Parties in non-Loan Parties made pursuant to clause (2) hereof, shall not exceed, in the aggregate, the greater of $50,000,000 or 2.00% of Total Assets at any time outstanding;

(5)        any Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with Section 6.03 or (ii) a Disposition of assets not constituting an Asset Sale;

(6)        any Investments to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Equity Interests) of Irish Holdco or any of its direct or indirect parent companies;

(7)        any Investments received in settlement, satisfaction, compromise or resolution of (A) obligations of trade creditors or customers or other debts that were incurred in the ordinary course of business of Irish Holdco or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) judgments, litigation, arbitration or other disputes;

(8)        Investments represented by Swap Obligations, Permitted Hedging Obligations and Permitted Equity Derivatives;

(9)        loans or advances, and guarantees of such loans and advances, to officers, directors, consultants, employees, customers and suppliers of Irish Holdco, any of its Subsidiaries or any of Irish Holdco’s direct or indirect parent companies in the ordinary course of business in the aggregate amount outstanding at any one time not to exceed $7,500,000;

(10)        Permitted Acquisitions; provided that (i) except as specified in clause (ii) below, not more than the greater of $100,000,000 or 4.00% of Total Assets in Permitted Acquisition Consideration may be paid in the aggregate in respect of all such Permitted Acquisitions and (ii) with respect to any Permitted Acquisition, as of the date of such Permitted Acquisition (or, in the case of a Limited Condition Acquisition, as of the date the definitive agreements for such Limited Condition Acquisition are entered into), the cap set forth in clause (i) above shall not be applicable so long as the Total Net Leverage Ratio, as of the date of such Permitted Acquisition (or, in the case of a Limited Condition Acquisition, as of the date the definitive agreements for such Limited Condition Acquisition are entered into), calculated both immediately before and immediately after giving effect (including pro forma effect) to such Permitted Acquisition in accordance with Section 1.04(b) and, if applicable, Section 1.04(c), shall be less than 5.75:1.00 (but excluding, for purposes of such calculation, the proceeds of any Incremental Loans or any other Indebtedness incurred on such date in the calculation of the Unrestricted Cash); provided that such Permitted Acquisitions made pursuant to this clause (10) in entities that do not become Loan Parties (or in assets that are not acquired by Loan Parties) shall not exceed, in the aggregate, $25,000,000 at any time outstanding;

(11)        any guarantee of Indebtedness permitted to be incurred by Section 6.01 and performance guarantees provided in the ordinary course of business;

(12)        any Investment existing on, or made pursuant to binding commitments existing on, the date hereof and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date hereof, in each case, as set forth on Schedule 1.01B; provided, that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date hereof or (b) as otherwise permitted under this Agreement;

(13)        Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary, or is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Irish Holdco or a Restricted Subsidiary; provided such Investment was not made in connection with or in anticipation of such Person becoming a Restricted Subsidiary and, to the extent in an amount not greater than such Investment as existing on the date such Person became a Restricted Subsidiary, any modification, replacement, renewal or extension thereof;

(14)        Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;

(15)        receivables owing to Irish Holdco or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, that such trade terms may include such concessionary trade terms as Irish Holdco or any such Restricted Subsidiary deems reasonable under the circumstances;

(16)        advances, loans or extensions of trade or other credit (including to officers, directors, consultants and employees of Irish Holdco, its Subsidiaries or its direct and indirect parent companies) in the ordinary course of business by Irish Holdco or any of its Restricted Subsidiaries;

(17)        lease, utility and similar deposits in the ordinary course of business and other deposits constituting Permitted Liens;

(18)        Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(19)        Investments among Irish Holdco and its Subsidiaries in the ordinary course of business for purposes of funding the working capital and maintenance capital expenditure requirements and research and development activities of Irish Holdco and its Subsidiaries;

(20)        Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(21)        any customary upfront, milestone, marketing or other funding payment in the ordinary course of business to another Person in connection with obtaining a right to receive royalty or other payments in the future;

(22)        Investments in (a) any joint ventures in an amount outstanding at any one time not to exceed $60,0000,000 or 2.00% of Total Assets (with the fair market value as determined in good faith by Irish Holdco of each Investment (other than any Investment consisting of a guarantee) being measured at the time made and without giving effect to subsequent changes in value) and (b) any Permitted Joint Venture; provided, however, that if any Investment pursuant to this clause (22) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (22) for so long as such Person continues to be a Restricted Subsidiary;

(23)        Investments in a Permitted Business in an aggregate amount, taken together with all other Investments made pursuant to this clause (23) that are at that time outstanding, not to exceed the greater of $60,000,000 or 2.00% of Total Assets;

(24)        Investments consisting of co-development agreements or consisting of the licensing or contribution of intellectual property, new drug applications or similar assets pursuant to development, marketing or manufacturing agreements, alliances or arrangements or similar agreements or arrangements with other Persons;

(25)        other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (25) that are at the time outstanding, not to exceed the greater of $100,000,000 or 4.00% of Total Assets; and

(26)        Investments in any Person in connection with a Permitted Receivables Facility; provided, that such Investment is in the form of a purchase money note, contribution of additional receivables or any equity interest.

“Permitted Joint Venture” means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which Irish Holdco or any of the Restricted Subsidiaries is a joint venturer; provided, however, that, immediately after giving effect to any Investment in such Permitted Joint Venture pursuant to clause (22)(b) of the definition of “Permitted Investments”: (a) the joint venture is engaged solely in a Permitted Business, (b) Irish Holdco or a Restricted Subsidiary is required by the governing documents of the joint venture or an agreement with the other parties to the joint venture to participate in the management of such joint venture as a member of such joint venture’s Board of Directors or otherwise, (c) Irish Holdco and any Subsidiary or Affiliate of Irish Holdco hold or own, collectively, not more than 66 2/3 percent of the outstanding Equity Interests of such Permitted Joint Venture, and (d) at the time of the initial Investment and at the time of each subsequent Investment in such Permitted Joint Venture, an Applicable Borrower would be permitted to incur additional secured Indebtedness pursuant to Section 2.20(d).

“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness incurred after the Closing Date by the Borrower, any Additional Borrower or any New Notes Issuer (and may in any case be co-borrowed or co-issued by any Additional Borrower on a joint and several basis) in the form of one or more series of second-lien secured notes or second-lien secured loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a second-priority basis with the Obligations and is not secured by any property or assets of Irish Holdco or any Subsidiary other than the Collateral, (ii) such

Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, fundamental change, delisting, asset sale or casualty event and customary acceleration rights after an event of default, in each case subject to and after giving effect to such offers and rights under this Agreement and Permitted Conversion Provisions) prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any of Irish Holdco’s Subsidiaries other than the Loan Parties, (vi) a Designated Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred after the Closing Date, then Irish Holdco, the Borrower, the Additional Borrowers (if any), the Subsidiary Guarantors, the Administrative Agent and the Designated Representative for such Indebtedness shall have executed and delivered a Second Lien Intercreditor Agreement and (vii) such Indebtedness shall contain covenants and events of default no more restrictive (taken as a whole) to Irish Holdco and its Restricted Subsidiaries than those contained in this Agreement; provided that notwithstanding the foregoing, the terms and conditions applicable to such Indebtedness may provide for any additional or different covenants or events of default that are applicable only during periods after the Maturity Date applicable to the Class of Term Loans having the Latest Maturity Date on the date such Indebtedness is issued, incurred or obtained, include Permitted Conversion Provisions and require the repurchase or repayment upon a change of control, fundamental change, delisting or similar events; provided, further, that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) stating that Irish Holdco has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Irish Holdco within three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) of receipt of such certificate that it disagrees with such determination. Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens” means:

(1)        Liens to secure the Secured Obligations (including any Incremental Loans);

(2)        (i) Liens on assets of Foreign Subsidiaries or non-Guarantor Subsidiaries securing Indebtedness (and other related obligations) of such Foreign Subsidiary or non-Guarantor Subsidiary that was incurred pursuant to Section 6.01(b)(xi) and (ii) Liens securing Indebtedness (and other related obligations) that was incurred pursuant to Section 6.01(b)(xvi);

(3)        (a) Liens in favor of any Loan Party; and (b) Liens on the property of any Restricted Subsidiary that is not a Guarantor in favor of Irish Holdco or any other Restricted Subsidiary;

(4)        Liens on property or Equity Interests of another Person existing at the time such other Person becomes a Subsidiary of Irish Holdco or is merged with or into or consolidated with Irish Holdco or any Subsidiary of Irish Holdco; provided, that such Liens (a) are not incurred in contemplation thereof and (b) do not extend to any other property owned by Irish Holdco or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(5)        Liens on property (including Equity Interests) existing at the time of acquisition of the property by Irish Holdco or any Subsidiary of Irish Holdco; provided, that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(6)        any Lien on any property or asset of Irish Holdco or any Restricted Subsidiary existing on the date hereof and set forth on Schedule 1.01C;

(7)        Liens granted in replacement of or substitute for, or to secure any refinancing (or successive refinancings), as a whole or in part, of any Indebtedness or other obligation secured by, a Lien referred to in clauses (4), (5), (6) or (33) hereof; provided, that the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

(8)        Liens on the Equity Interests of Unrestricted Subsidiaries;

(9)        Liens (a) to secure the performance of, or arising in connection with, public or statutory obligations (including worker’s compensation laws, unemployment insurance laws or similar legislation), insurance, surety or appeal bonds, performance bonds or other obligations of a like nature, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases, deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment or performance of such obligations), and (b) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Irish Holdco or any Subsidiary supporting obligations of the type set forth in clause (a) above;

(10)        Liens on securities that are the subject of repurchase agreements permitted hereunder;

(11)        Liens to secure Indebtedness (and related obligations) permitted by Section 6.01(b)(x) covering only the assets acquired with, improved, constructed, leased or financed by such Indebtedness and the proceeds thereof;

(12)        Liens for taxes, assessments or other governmental charges or claims that are (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with, and to the extent required by, applicable accounting standards;

(13)        Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, either (i) incurred in the ordinary course of business or (ii) for sums not yet due or being contested in good faith by appropriate proceedings;

(14)        survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of their properties which were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(15)        Liens to secure any Alternative Incremental Facility Indebtedness, Permitted Pari Passu Secured Refinancing Debt and any Permitted Junior Secured Refinancing Debt and any Permitted Refinancing Indebtedness in respect thereof;

(16)        Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings and other liabilities to insurance carriers;

(17)        Liens securing or arising out of judgments, decrees, orders, awards or notices of lis pendens and associated rights related to litigation with respect to which Irish Holdco or any Subsidiary shall then be proceeding with an appeal or other proceedings for review, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired;

(18)        Liens arising by virtue of any statutory or common law provisions relating to banker’s liens and rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(19)        Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(20)        Liens on specific items of inventory or other goods (and the proceeds thereof) of Irish Holdco or any Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(21)        Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22)        Liens securing obligations in an aggregate amount not to exceed $10,000,000 in respect of Permitted Hedging Obligations;

(23)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24)        Liens on equipment or inventory of Irish Holdco or any Restricted Subsidiary granted in the ordinary course of business to Irish Holdco’s or such Restricted Subsidiary’s supplier at which such equipment or inventory is located;

(25)        usual and customary Liens incurred to secure ACH Indebtedness, business credit card programs, and netting services, overdrafts and related liabilities arising from treasury, depositary and cash management services and Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties in the ordinary course of business;

(26)        any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture, minority investment or similar arrangement pursuant to any joint venture, shareholders, investor rights or similar agreement;

(27)        Liens (i) consisting of deposits or advances made by Irish Holdco or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Permitted Acquisition or Investment permitted under this Agreement or (ii) consisting of an option or agreement to Dispose of any property permitted to be sold pursuant to Section 6.03;

(28)        leases, subleases, licenses or sublicenses granted to third parties (a) entered into in the ordinary course of business which do not materially interfere with the conduct of the business of Irish Holdco and its Restricted Subsidiaries and which do not secure any Indebtedness, or (b) that are not otherwise prohibited by Section 6.03;

(29)        Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(30)        ground leases in respect of real property on which facilities owned or leased by Irish Holdco or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by Irish Holdco or any Subsidiary;

(31)        any interest or title of a lessor or licensor under any lease, sublease, license or sublicense entered into by Irish Holdco or any Restricted Subsidiary (A) existing on the date hereof (but not created in contemplation hereof), (B) entered into in the ordinary course of its business or (C) entered into in connection with a Permitted Acquisition;

(32)        Liens to secure contractual payments (contingent or otherwise) payable by Irish Holdco or its Subsidiaries to a seller after the consummation of an acquisition of a product, business, license or other assets;

(33)        other Liens securing Indebtedness to the extent such Indebtedness, when taken together with all other Indebtedness secured by Liens incurred pursuant to this clause (33) that are at that time outstanding and the Indebtedness secured by Liens pursuant to clause (7) above with respect to the refinancing indebtedness originally secured by Liens pursuant to this clause (33), does not exceed the greater of $10,000,000 or 1.00% of Total Assets;

(34)        Liens on any assets held by a trustee (i) under any indenture or other debt instrument where the proceeds thereof of the securities issued thereunder are held in escrow pursuant to customary escrow arrangements pending the release thereof, and (ii) under any indenture pursuant to customary discharge, redemption or defeasance provisions;

(35)        Liens securing Indebtedness permitted under Section 6.01(b)(xxi) in an aggregate amount not to exceed the greater of $30,000,000 or 1.50% of Total Assets;

(36)        Liens on Permitted Receivables Related Assets in connection with Permitted Receivables Facility or Liens existing by reason of other contractual requirements of a Receivables Entity or any Permitted Receivables Facility; and

(37)        Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by Irish Holdco or any of its Restricted Subsidiaries with respect to the settlement, satisfaction, compromise or resolution or judgments, litigation, arbitration or other disputes.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, Irish Holdco may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and Irish Holdco may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness incurred after the Closing Date by the Borrower, any Additional Borrower or any New Notes Issuer (and may in any case be co-borrowed or co-issued by any Additional Borrower on a joint and several basis) in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a pari passu basis with the Obligations and is not secured by any property or assets of Irish Holdco or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, fundamental change, delisting, asset sale or casualty event and customary acceleration rights after an event of default and Permitted Conversion Provisions) prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any of Irish Holdco’s Subsidiaries other than the Loan Parties, (vi) a Designated Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Pari Passu Secured Refinancing Debt incurred after the Closing Date, then Irish Holdco, the Borrower, the Additional Borrowers (if any), the Subsidiary Guarantors, the Administrative Agent and the Designated Representative for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement and (vii) such Indebtedness shall contain covenants and events of default no more restrictive (taken as a whole) to Irish Holdco and its Restricted Subsidiaries than those contained in this Agreement; provided that notwithstanding the foregoing, the terms and conditions applicable to such Indebtedness may provide for any additional or different covenants or events of default that are applicable only during periods after the Maturity Date applicable to the Class of Term Loans having the Latest Maturity Date on the date such Indebtedness is issued, incurred or obtained, include Permitted Conversion Provisions and require the repurchase or repayment upon a change of control, fundamental change, delisting or similar events; provided further that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) stating that Irish Holdco has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Irish Holdco within three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) of receipt of such certificate that it disagrees with such determination. Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Receivables Facility” means a receivables facility or facilities created under the Permitted Receivables Facility Documents and which is designated as a “Permitted Receivables Facility” (as provided below), providing for the transfer, sale and/or pledge by the Borrower and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Borrower and/or the Receivables Sellers) to (i) a Receivables Entity (either directly or through another Receivables Seller), which in turn shall transfer, sell and/or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility

Documents in return for the cash used by such Receivables Entity to acquire the Permitted Receivables Facility Assets from the Borrower and/or the respective Receivables Sellers or (ii) a bank or other financial institution or investor or a commercial paper conduit or other conduit facility established and maintained by a bank or other financial institution or investor that will finance the acquisition of the Permitted Receivables Facility Assets through the commercial paper conduit or other conduit facility, in each case, either directly or through another Receivables Seller, so long as, in the case of each clause (i) and clause (ii), no portion of the Indebtedness or any other obligations (contingent or otherwise) under such receivables facility or facilities (x) is guaranteed by Irish Holdco or any Restricted Subsidiary of Irish Holdco (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (y) is recourse to or obligates Irish Holdco or any other Restricted Subsidiary of Irish Holdco in any way (other than pursuant to Standard Securitization Undertakings and other than the Permitted Receivables Facility Assets subject to such Permitted Receivables Facility) or (z) subjects any property or asset of Irish Holdco or any other Restricted Subsidiary of Irish Holdco, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certificate signed by a Financial Officer of Irish Holdco certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Permitted Receivables Facility Assets” means (i) Receivables (whether now existing or arising in the future) of Irish Holdco and its Restricted Subsidiaries which are transferred, sold and/or pledged to a Receivables Entity or a bank, other financial institution or investor or a commercial paper conduit or other conduit facility established and maintained by a bank or other financial institution or investor, pursuant to a Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to such Receivables Entity, bank, other financial institution or investor or commercial paper conduit or other conduit facility, and all proceeds thereof and (ii) loans to Irish Holdco and its Restricted Subsidiaries secured by Receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of Irish Holdco and its Restricted Subsidiaries which are made pursuant to a Permitted Receivables Facility.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with any Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, all of which documents and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as any such amendments, modifications, supplements, refinancings or replacements (x) are not adverse, taken as a whole, to the Lenders or (y) are otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Receivables Related Assets” means any other assets that are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables and collections in respect of Receivables).

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), other Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus unpaid accrued interest and premium (including tender premium) thereon, any committed or undrawn amounts associated with, OID on, and underwriting discounts, fees, commissions and expenses incurred in connection with, such Permitted Refinancing

Indebtedness), (b) the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the date that is 91 days after the Latest Maturity Date (it being understood that, in each case, any provision requiring an offer to purchase such Indebtedness as a result of a change of control, fundamental change, delisting, asset sale or similar provision or any Permitted Conversion Provisions shall not violate the foregoing restriction), (c) if the Indebtedness (including any Guarantee thereof) being Refinanced is by its terms subordinated in right of payment to the Secured Obligations, such Permitted Refinancing Indebtedness (including any Guarantee thereof) shall be subordinated in right of payment to the Secured Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole (as determined in good faith by the Board of Directors of Irish Holdco), (d) such Permitted Refinancing Indebtedness contains mandatory redemption (or similar provisions), if any, covenants, if any, and events of default, if any, and is benefited by guarantees, if any, which are customary for Indebtedness of such type (reasonably determined in good faith by the Board of Directors of Irish Holdco), (e) no Permitted Refinancing Indebtedness shall have direct obligors or contingent obligors that were not the direct obligors or contingent obligors (or that would not have been required to become direct obligors or contingent obligors) in respect of the Indebtedness being Refinanced, (f) if the Indebtedness being Refinanced is secured, such Permitted Refinancing Indebtedness may be secured on terms no less favorable, taken as a whole, to the Secured Parties than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced (as determined in good faith by the Board of Directors of Irish Holdco) and (g) if the Indebtedness being refinanced was subject to an Intercreditor Agreement, and if the respective Permitted Refinancing Indebtedness is to be secured by the Collateral, the Permitted Refinancing Indebtedness shall likewise be subject to an appropriate Intercreditor Agreement.

“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred after the Closing Date by the Borrower, any Additional Borrower or any New Notes Issuer (and may in any case be co-borrowed or co-issued by any Additional Borrower on a joint and several basis) in the form of one or more series of unsecured notes or loans; provided that (i) such Indebtedness is not secured by any property or assets of Irish Holdco or any Subsidiary, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization prior to the Latest Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control, fundamental change, delisting or asset sale and customary acceleration rights after an event of default and Permitted Conversion Provisions), and (iv) such Indebtedness is not guaranteed by any of Irish Holdco’s Subsidiaries other than the Loan Parties. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PHSA” means the Public Health Service Act, as amended from time to time.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA, and in respect of which Irish Holdco or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in the final paragraph of Section 5.01.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Preferred Equity” means, with respect to the Equity Interests of any Person, Equity Interests of any class of classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Prepayment Event” means:

(1)        any Asset Sale (other than the Net Proceeds which, together with the aggregate amount of Net Proceeds received from all such sales, transfers or other dispositions occurring in the same fiscal year of Irish Holdco, do not exceed $25,000,000) or;

(2)        any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Irish Holdco or any Restricted Subsidiary with a fair market value immediately prior to such event greater than $25,000,000; or

(3)        the incurrence by Irish Holdco or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Synergies” has the meaning assigned to such term in the definition of “Consolidated EBITDA”.

“Process Agent” has the meaning assigned to such term in Section 9.09(e).

“Product” means any product developed, acquired, produced, marketed or promoted by Irish Holdco or any of its Subsidiaries in connection with the conduct of a Permitted Business.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in ~~in~~ the final paragraph of Section 5.01.

“Purchase Offer” has the meaning assigned to such term in Section 2.23(a).

“Purchasing Borrower Party” means the Borrower or such Additional Borrower that desires to effect a Purchase Offer pursuant to Section 2.23.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Compliance Certificate” has the meaning assigned to such term in clause (c) of Section 5.01.

“Quotation Day” means, with respect to any Eurocurrency Borrowing and any Interest Period, the Business Day on which it is market practice in the London interbank market for the Administrative Agent to give quotations for deposits in the Agreed Currency of such Eurocurrency Borrowing for delivery on the first day of such Interest Period.

“Raptor” means Raptor Pharmaceutical Corp., a Delaware corporation.

“Raptor Acquisition” means the merger of Raptor with and into Misneach Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Irish Holdco.

“Receivables” means any accounts, leases, payment intangibles and other financial assets (including without limitation, any financing contracts and royalty receivables) together with other assets that are customarily transferred, sold and/or pledged in connection with a Permitted Receivables Facility and the proceeds thereof.

“Receivables Entity” means any direct or indirect wholly-owned Subsidiary of Irish Holdco which engages in no activities other than in connection with the financing of Receivables of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) with which neither Irish Holdco nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to Irish Holdco or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Irish Holdco and (b) to which neither Irish Holdco nor any other Subsidiary of Irish Holdco has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of Irish Holdco certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Sellers” means Irish Holdco and those Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing” means the repayment in full of, and the termination of any commitment to make extensions of credit, all indebtedness (other than contingent obligations not then due and that by their terms expressly survive the termination of the foregoing) outstanding under (x) that certain Credit Agreement, dated June 17, 2014, by and among Horizon Pharma, Inc., the lenders party thereto and Citibank N.A., as administrative agent and collateral agent, as amended, and (y) that certain Loan and Security Agreement between Target and Silicon Valley Bank dated July 18, 2014, as amended, supplemented or otherwise modified from time to time prior to the date hereof.

“Refinancing Amendment” means an amendment to or an amendment and restatement of this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) Irish Holdco, the Borrower, any Additional Borrower and the Subsidiary Guarantors, (b) the Administrative Agent, (c) the Issuing Banks and the Swingline Lender (in the case of Other Refinancing Revolving Commitments or Other Refinancing Revolving Loans), and (d) each Refinancing Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.24.

“Refinancing Lender” means, at any time, any bank, insurance company, financial institution or institutional lender or Approved Fund (with respect to the foregoing) that, in any case, is not an existing

Lender (and that is not Irish Holdco or any of its Subsidiaries or Affiliates) and that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.24; provided that each Refinancing Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent and the Issuing Banks and the Swingline Lender (in the case of Other Refinancing Revolving Commitments or Other Refinancing Revolving Loans) (such approval not to be unreasonably withheld or delayed), in each case to the extent any such consent would be required from the Administrative Agent and the Issuing Banks and the Swingline Lender (in the case of Other Refinancing Revolving Commitments or Other Refinancing Revolving Loans) under Section 9.04(b)(i) for an assignment of Loans or Commitments to such Refinancing Lender.

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials into or through the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata).

“Relevant Acquisition” has the meaning assigned to such term in Section 6.15(b).

“Repricing Event” means (a) the incurrence by any Loan Party of any new or replacement bank indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of ~~Fourth~~Sixth Amendment Refinancing Term Loans into a new tranche of replacement term loans under this Agreement), (i) having an Effective Yield that is less than the applicable Effective Yield for ~~Fourth~~Sixth Amendment Refinancing Term Loans and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the outstanding principal of the ~~Fourth~~Sixth Amendment Refinancing Term Loans or (b) any effective reduction in the Effective Yield of any ~~Fourth~~Sixth Amendment Refinancing Term Loans (e.g., by way of amendment or waiver); provided that in no event shall any prepayment or repayment of Term Loans in connection with a Change of Control, Transformative Acquisition or Transformative Disposition constitute a Repricing Event.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time. The total Credit Exposure and Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. For all purposes of determining the Required Lenders hereunder, if any relevant Credit Exposures or unused Commitments are denominated in currencies other than Dollars, the respective Dollar Amounts (as determined in good faith by the Administrative Agent) thereof shall be utilized.

“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Revolving Commitments at such time. The total Revolving Credit Exposure and Revolving Commitments of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time. For all purposes of determining the Required Revolving Lenders hereunder, if any relevant Revolving Credit Exposures or unused Revolving Commitments are denominated in currencies other than Dollars, the respective Dollar Amounts (as determined in good faith by the Administrative Agent) thereof shall be utilized.

“Responsible Officer” means the chief executive officer, president, an executive vice president or senior vice president or a Financial Officer of Irish Holdco.

“Restricted Investment” means an Investment that is not a Permitted Investment.

“Restricted Payment” means (i) any dividend or any other payment or distribution on account of Irish Holdco’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Irish Holdco or any of its Restricted Subsidiaries, other than any such merger or consolidation constituting a Permitted Investment) or to the direct or indirect holders of Irish Holdco’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Equity Interests) of Irish Holdco, (B) dividends or other payments and distributions payable to Irish Holdco or a Restricted Subsidiary that is a Loan Party, (C) dividends or distributions payable to other holders of Equity Interests of a Restricted Subsidiary on no more than a pro rata basis and (D) payments on account of the transfer or issuance of any Restricted Subsidiary’s Equity Interests to Irish Holdco or any other Restricted Subsidiary, in each case, so long as such transfer or issuance does not materially impair the value of the Collateral and otherwise constitutes a Permitted Investment hereunder), (ii) any purchase, redemption or other acquisition or retirement for value, directly or indirectly (including, without limitation, in connection with any merger or consolidation involving the Irish Holdco), any Equity Interests of Irish Holdco, (iii) any principal payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value any Subordinated Indebtedness (excluding any intercompany Indebtedness between or among Irish Holdco and any of its Restricted Subsidiaries), except a payment of principal at, or within 365 days of, the stated maturity thereof or (iv) any Restricted Investment. Notwithstanding the foregoing, a “Restricted Payment” shall not include any of the payments or other transactions contemplated by the Transactions.

“Restricted Subsidiary” means any Subsidiary of Irish Holdco other than an Unrestricted Subsidiary.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans of any Class.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment, if any, of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Revolving Lender’s Revolving Commitment as of the Amendment No. 5 Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable. The aggregate principal Dollar Amount of the Revolving Commitments on the Amendment No. 5 Effective Date is $200,000,000.

“Revolving Credit Event” means a Revolving Borrowing of any Class, the issuance, extension or increase in amount of a Letter of Credit, an LC Disbursement with respect to a Letter of Credit or any of the foregoing.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, and without duplication, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a Loan made by a Revolving Lender pursuant to Section 2.01(f). Each Revolving Loan shall be a Eurocurrency Loan denominated in an Agreed Currency or an ABR Loan denominated in Dollars.

“Revolving Percentage” the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments of any Class have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments of such Class most recently in effect, giving effect to any assignments).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Sanctioned Country” means, at any time, a country or territory that is itself the target of Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, or (b) the United Nations Security Council or the European Union.

“Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate.”

“SEC” means the United States Securities and Exchange Commission.

“Second Amendment Additional Refinancing Term Lender” means the Person identified as such on the signature page to Amendment No. 2.

“Second Amendment Converting Refinancing Term Lender” means each Term Lender that shall have executed and delivered a consent to Amendment No. 2 substantially in the form of Annex A thereto indicating the “Cashless Settlement Option”.

“Second Amendment Refinanced Term Loan” means each Term Loan outstanding on the Amendment No. 2 Effective Date (immediately prior to the Amendment No. 2 Effective Date) that is refinanced with the proceeds of Second Amendment Refinancing Term Loans pursuant to Amendment No. 2 and Section 2.01(c).

“Second Amendment Refinancing Commitment” means, for the Second Amendment Additional Refinancing Term Lender, the amount set forth opposite such Second Amendment Additional Refinancing Term Lender’s name on Schedule 1 to Amendment No. 2, which amount is $202,256,342.16.

“Second Amendment Refinancing Term Lender” means, at any time, each Lender with a Second Amendment Refinancing Commitment or, after the Second Amendment Refinancing Term Loans are made or issued, holding a Second Amendment Refinancing Term Loan at such time.

“Second Amendment Refinancing Term Loan” means each Other Refinancing Term Loan made by or issued to a Lender on the Amendment No. 2 Effective Date pursuant to Amendment No. 2 and Section 2.01(c). As of the Amendment No. 2 Effective Date, the aggregate principal amount of the Second Amendment Refinancing Term Loans shall be $850,000,000.

“Second Lien Intercreditor Agreement” means a “junior lien” Intercreditor Agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent and one or more Designated Representatives for holders of Alternative Incremental Facility Indebtedness or Permitted Junior Secured Refinancing Debt.

“Section 82” has the meaning assigned to such term in Section 3.17.

“Secured Obligations” means all Obligations; provided that, notwithstanding anything to the contrary, the Secured Obligations shall exclude (i) any Excluded Swap Obligations, (ii) each Cash Management Agreement and Swap Agreement entered into with any counterparty that is not a Secured Party and (iii) each Cash Management Agreement and Swap Agreement entered into with any counterparty that is a Secured Party and that was designated by the parties to such Cash Management Agreement and Swap Agreement as not a Secured Obligation.

“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders in respect of all other present and future obligations and liabilities of Irish Holdco and each Restricted Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each counterparty to a Swap Agreement that is a Lender, an Agent or a Lead Arranger (or an Affiliate of a Lender, an Agent or a Lead Arranger) and each other Person if, at the date of entering into such Swap Agreement, such Person was a Lender, an Agent or a Lead Arranger (or an Affiliate of a Lender, an Agent or a Lead Arranger); provided that if such Person is not a Lender, an Agent or a Lead Arranger, such Person delivers to the Administrative Agent a letter agreement pursuant to which such Person (A) appoints the Collateral Agent as its agent under the applicable Loan Documents and (B) agrees to be bound by the provisions of Article VIII and Sections 9.03 and 9.09 as if it were a Lender (a “Hedge Bank”), (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower or any Additional Borrower to such Person hereunder and under the other Loan Documents, (v) each Cash Management Bank and (vi) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time and any successor statute.

“Sixth Amendment Additional Refinancing Term Lender” means the Person identified as such on the signature page to Amendment No. 6.

“Sixth Amendment Converting Refinancing Term Lender” means each Term Lender that shall have executed and delivered a consent to Amendment No. 6 substantially in the form of Annex I thereto indicating the “Cashless Settlement Option”.

“Sixth Amendment Refinanced Term Loan” means each Term Loan outstanding on the Amendment No. 6 Effective Date (immediately prior to the Amendment No. 6 Effective Date) that is refinanced with the proceeds of Sixth Amendment Refinancing Term Loans pursuant to Amendment No. 6 and Section 2.01(g).

“Sixth Amendment Refinancing Commitment” means, for each Sixth Amendment Additional Refinancing Term Lender, the amount set forth opposite such Sixth Amendment Additional Refinancing Term Lender’s name on Schedule 1 to Amendment No. 6, which amount is $78,735,328.42.

“Sixth Amendment Refinancing Term Lender” means, at any time, each Lender with a Sixth Amendment Refinancing Commitment or, after the Sixth Amendment Refinancing Term Loans are made or issued, holding a Sixth Amendment Refinancing Term Loan at such time.

“Sixth Amendment Refinancing Term Loan” means each Other Refinancing Term Loan made by or issued to a Lender on the Amendment No. 6 Effective Date pursuant to Amendment No. 6 and Section 2.01(g). As of the Amendment No. 6 Effective Date, the aggregate principal amount of the Sixth Amendment Refinancing Term Loans shall be $518,026,000.

“Specified Acquisition Representations” means such of representations made by Hyperion Therapeutics, Inc. in the Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that Borrower or Acquisition Sub has the right to terminate its obligations (or to refuse to consummate the Acquisition) under the Acquisition Agreement as a result of a breach of such representations.

“Specified Representations” means the representations and warranties set forth in Sections 3.01 (as it relates to organizational existence of the Loan Parties), 3.02 (as it relates to the due authorization, execution and delivery of the Loan Documents and the enforceability thereof), 3.03 (as it relates to no conflicts with or violations of Organizational Documents), 3.08, 3.12, 3.14 (as it applies to the Target and subject to the second to last paragraph under Section 4.01), 3.15, 3.16 and 3.20.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Irish Holdco or any Subsidiary thereof in connection with a Permitted Receivables Facility which are reasonably customary (as determined in good faith by Irish Holdco) in an accounts receivable or royalty financing transaction in the commercial paper, term securitization, royalty finance or structured lending market.

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority or the Prudential Regulatory Authority of the United Kingdom, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall, in the case of Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Subordinated Indebtedness” means any Indebtedness of Irish Holdco or any Restricted Subsidiary the payment of which is contractually subordinated in right of payment of the obligations under the Loan Documents.

“subsidiary” means, with respect to any Person (the “parent”) at any date, (i) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held; and (ii) in the case of any Person incorporated in Ireland, any subsidiary of that Person within the meaning of Section 7 of the Companies Act or Regulation 4 of the European Communities (Companies Group Accounts) Regulations 1992.

“Subsidiary” means any subsidiary of Irish Holdco (unless a contrary intention appears herein).

“Subsidiary Guarantor” means each Subsidiary that is party to this Agreement from time to time. The Subsidiary Guarantors as of the Closing Date will be each Subsidiary of Irish Holdco as set forth in Schedule 1.01F. Notwithstanding anything herein or in any other Loan Document to the contrary, (x) no Excluded Subsidiary shall be required to be a Subsidiary Guarantor and (y) no Subsidiary Guarantor shall cease to be a Subsidiary Guarantor solely due to it ceasing to be a wholly-owned Subsidiary of Irish Holdco, so long as such Subsidiary Guarantor remains a Material Subsidiary.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Irish Holdco or its Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means any and all obligations of Irish Holdco or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements with a Hedge Bank, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction and (c) any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. For the avoidance of doubt, Permitted Equity Derivatives shall not constitute Swap Obligations.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Revolving Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Citibank, N.A. (acting through itself or one of its designated affiliates or branch offices), in its capacity as lender of Swingline Loans hereunder and any other Lender designated by the Applicable Borrower as a “Swingline Lender” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent).

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such payment obligations were accounted for as Capital Lease Obligations. For purposes of Section 6.02, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Target” means Hyperion Therapeutics, Inc. and its Subsidiaries (prior to consummation of the Acquisition). References to Target herein and in the other Loan Documents shall, from and after the Closing Date, mean Hyperion Therapeutics, Inc.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“Target Material Adverse Effect” means any change, occurrence or development that, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on the business, operations or financial condition of the Target, taken as a whole; provided, however, that changes, occurrences or developments that are to the extent attributable to any of the following shall not be deemed, either alone or in combination, to constitute, and shall not be taken into account in determining whether there is, or would reasonably likely to be, a Target Material Adverse Effect: (A) general political, economic or market conditions or general changes or developments in the industry in which the Target operates, except to the extent that the Target is adversely affected disproportionately relative to other participants in such industry, (B) any act of terrorism, war (whether declared or not), national or international calamity or any other similar event, except to the extent that the Target is adversely affected disproportionately relative to other participants in such industry, (C) the announcement or pendency of the Acquisition, including any reduction in billings or revenue or any negative impact on relationships with employees of the Target or disruption in (or loss of) customer, supplier, distributor, landlord, partner or similar relationships to the extent attributable to the announcement or performance of the Acquisition (other than for purposes of any representation or warranty contained in Section 3.3 of the Acquisition Agreement, but subject to disclosures in Section 3.3 of the Company Disclosure Letter (as defined in the Acquisition Agreement), (D) any changes in Law (as defined in the Acquisition Agreement) or any applicable accounting regulations or principles or the interpretations thereof after the date hereof, except to the extent that the Target is adversely affected disproportionately relative to other participants in such industry, (E) changes in the price or trading volume of the Target’s stock, but not the underlying cause of such change, (F) any failure by the Target to meet public or internal revenue, earnings or other projections, but not the underlying cause of such failure (G) any change resulting or arising from the identity of, or any facts or circumstances relating to, Borrower, Acquisition Sub or any of their respective Affiliates (as defined in the Acquisition Agreement), (H) any event, circumstance, change or effect arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency, (I) any adverse effect arising directly from the taking of any action required by the Acquisition Agreement, expressly approved or permitted in writing by Borrower (with the written consent of the Lead Arrangers), or the failure to take any action prohibited by the Acquisition Agreement, or (J) any class action litigation with respect to alleged breach of fiduciary duties of the board of directors of the Target in connection with the Acquisition.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, fees, assessments, charges or withholdings in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TCA” means the Taxes Consolidation Act 1997 of Ireland.

“Term Lender” means, as of any date of determination, each Lender that holds Term Loan Commitments or Term Loans.

“Term Loan Commitments” means the 2015 Term Loan Commitments, the Second Amendment Refinancing Commitments, the Third Amendment Refinancing Commitments, the Fourth Amendment Refinancing Commitments, the Sixth Amendment Refinancing Commitments, any other Refinancing Commitments and any Incremental Term Loan Commitments.

“Term Loan Increases” means one or more new commitments which may be in the same facility as any outstanding Term Loans.

“Term Loan Repayment Date” has the meaning assigned to such term in Section 2.10(a).

“Term Loans” means the 2015 Term Loans, any Incremental Term Loan (including the Incremental Term B-1 Loans and any Other Term Loan), and any Other Refinancing Term Loans (including the Second Amendment Refinancing Term Loans, the Third Amendment Refinancing Term Loans ~~and~~, the Fourth Amendment Refinancing Term Loans and the Sixth Amendment Refinancing Term Loans) of the applicable Class or any Extended Term Loan.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters ending on or prior to such date for which financial statements are available.

“Third Amendment Additional Refinancing Term Lender” means the Person identified as such on the signature page to Amendment No. 3.

“Third Amendment Converting Refinancing Term Lender” means each Term Lender that shall have executed and delivered a consent to Amendment No. 3 substantially in the form of Annex I thereto indicating the “Cashless Settlement Option”.

“Third Amendment Refinanced Term Loan” means each Term Loan outstanding on the Amendment No. 3 Effective Date (immediately prior to the Amendment No. 3 Effective Date) that is refinanced with the proceeds of Third Amendment Refinancing Term Loans pursuant to Amendment No. 3 and Section 2.01(d).

“Third Amendment Refinancing Commitment” means, for the Third Amendment Additional Refinancing Term Lender, the amount set forth opposite such Third Amendment Additional Refinancing Term Lender’s name on Schedule 1 to Amendment No. 3, which amount is $35,685,758.96.

“Third Amendment Refinancing Term Lender” means, at any time, each Lender with a Third Amendment Refinancing Commitment or, after the Third Amendment Refinancing Term Loans are made or issued, holding a Third Amendment Refinancing Term Loan at such time.

“Third Amendment Refinancing Term Loan” means each Other Refinancing Term Loan made by or issued to a Lender on the Amendment No. 3 Effective Date pursuant to Amendment No. 3 and Section

2.01(d). As of the Amendment No. 3 Effective Date, the aggregate principal amount of the Third Amendment Refinancing Term Loans shall be $845,750,000.

“Total Assets” means the total assets of Irish Holdco and the Restricted Subsidiaries, as shown on the most recent balance sheet of Irish Holdco for which financial statements are available on which any calculation of Total Assets is being made, calculated on a pro forma basis in accordance with Section 1.04(b) and if applicable, Section 1.04(c) to give effect to any Material Acquisition or Material Disposition since the date of such balance sheet. For the avoidance of doubt, any Indebtedness or Lien incurred, Investment or Restricted Payment made in each case was permitted under this Agreement at the time of such incurrence, making or receipt, shall continue to be permitted hereunder, regardless of any subsequent decrease in Total Assets.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Indebtedness as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Indebtedness net of Unrestricted Cash as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Trading With the Enemy Act” has the meaning assigned to such term in Section 3.20.

“Tranche” means a category of Commitments and extensions of credit thereunder.

“Transactions” means (a) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, (b) the borrowing of Loans and other credit extensions and the use of the proceeds thereof, (c) the granting of Liens pursuant to the Collateral Documents, (d) the Acquisition (including the execution of the Acquisition Documents, the payment of the Acquisition Consideration and the other transactions contemplated by the Acquisition Documents), (e) the execution, delivery and performance of the New Horizon Unsecured Note Documents and the issuance of the New Horizon Unsecured Notes thereunder, (f) the making of any Intercompany Closing Date Loans in connection therewith, (g) any other transactions related to or entered into in connection with any of the foregoing and (h) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transformative Acquisition” shall mean any acquisition by Irish Holdco, the Borrower or any other Restricted Subsidiary that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide Irish Holdco, the Borrower and the other Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Transformative Disposition” shall mean any Disposition by Irish Holdco, the Borrower or any other Restricted Subsidiary that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such disposition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such disposition, would not provide Irish Holdco, the Borrower and the other Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Type”, when used in reference to any Loan or Borrowing, refers to Loans or Borrowings in a single currency and whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; and (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Cash” means at any time the lesser of (a) the sum of (i) unrestricted cash and Cash Equivalents whether or not held in a pledged account plus (ii) cash and Cash Equivalents restricted in favor of the Term Loans (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral along with the Obligations in respect of the Term Loans at such time), in each case, such unrestricted cash and restricted cash and Cash Equivalents to be determined in accordance with GAAP and (b) $50,000,000 (provided that the amount in this clause (b) shall be increased to $100,000,000 solely for purposes of calculating (x) the First Lien Net Leverage Ratio set forth in Section 2.12(a) and (y) the Total Net Leverage Ratio set forth in Section 6.15).

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Irish Holdco in accordance with Section 5.10 and (2) any Subsidiary of an Unrestricted Subsidiary. Andromeda shall be the sole Unrestricted Subsidiary as of the Closing Date.

“Upfront Payments” means any upfront or similar payments made in connection with any drug or pharmaceutical product research and development or collaboration arrangements or the closing of any Permitted Acquisition or other acquisition (including any license or the acquisition of any license) of any rights in respect of any drug or other pharmaceutical product (and any related property or assets).

“U.S. Borrower” means the Borrower or any Additional Borrower organized under the laws of a jurisdiction located in the United States.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), substantially in the form attached as Exhibit F, dated as of the Closing Date (or such earlier date to the extent executed prior to the Closing Date by certain of the Foreign Grantors (as defined therein) party thereto), between the Borrower, each other Domestic Subsidiary that is a Subsidiary Guarantor and each Foreign Grantor (as defined therein) party thereto and the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, and any other pledge or security agreement entered into after the date hereof by any other Loan Party that is a Domestic Subsidiary (as required by this Agreement or any other Loan Document), or by any Foreign Grantor with respect to Foreign Grantor Collateral (each as defined in the U.S. Security Agreement), with the Collateral Agent.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(e)(i)(A)(iii).

“USA PATRIOT Act” has the meaning assigned to such term in Section 9.14.

“Vidara Merger” means the merger of the businesses of Horizon Pharma, Inc. and Vidara Therapeutics International Public Limited Company on September 19, 2014 pursuant to that certain

Agreement and Plan of Merger dated as of March 18, 2014 among Vidara Therapeutics Holdings LLC, Vidara Therapeutics International Ltd, Hamilton Merger Sub, Hamilton Holdings (USA), Inc. and the Borrower and the transactions effected in connection therewith.

“Voting Stock” of any specified Person means as of any date the Equity Interests of such Person of the class or classes that has the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“2002 Law” shall have the meaning assigned to such term in Section 10.08(a).

“2015 Term Lender” means, as of any date of determination, each Lender that holds 2015 Term Loan Commitments or 2015 Term Loans.

“2015 Term Loan Commitments” means, with respect to each 2015 Term Lender, the commitment, if any, of such 2015 Term Lender to make 2015 Term Loans hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each 2015 Term Lender’s 2015 Term Loan Commitment as of the Closing Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such 2015 Term Lender shall have assumed its 2015 Term Loan Commitment, as applicable. The aggregate principal amount of the 2015 Term Loan Commitments on the Closing Date is $400,000,000.

“2015 Term Loans” means the term loans made by the 2015 Term Lenders to the Borrower on the Closing Date pursuant to Section 2.01. Each 2015 Term Loan shall be a Eurocurrency Loan denominated in Dollars or an ABR Loan denominated in Dollars.

“2024 Notes” means the $300,000,000 8.750% Senior Notes due 2024 issued on October 25, 2016 by the Borrower and HPUI pursuant to the 2024 Notes Indenture.

“2024 Notes Indenture” means that certain indenture, dated as of October 25, 2016, among the Borrower, HPUI and U.S. Bank National Association, as trustee, relating to the 2024 Notes.

Section 1.02        Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “2015 Term Loan”) or by Type (e.g., a “Eurocurrency

Loan”) or by Class and Type (e.g., a “Eurocurrency 2015 Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “2015 Term Loan Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “2015 Term Loan Eurocurrency Borrowing”).

Section 1.03        Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any references in this Agreement or any other Loan Document to “Permitted Liens” is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien.

Section 1.04        Accounting Terms; GAAP; Pro Forma Calculations.

(a)        Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Irish Holdco notifies the Administrative Agent that Irish Holdco requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Irish Holdco that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. At any time after the Closing Date, Irish Holdco may elect (by written notice to the Administrative Agent) to change its financial reporting (both hereunder and for its audited financial statements generally) from GAAP to International Financial Reporting Standards (as issued by the International Accounting Standards Board and the International Financial Reporting Standards Interpretations Committee and/or adopted by the European Union (“IFRS”)), as in effect from time to time, in which case all references herein to GAAP (except for historical financial statements theretofore prepared in accordance with GAAP) shall instead be deemed references to the IFRS and the related accounting standards as shown in the first set of audited financial statements prepared in accordance therewith and delivered pursuant to this Agreement; provided that, if Irish Holdco notifies the Administrative Agent that Irish Holdco requests an amendment to any provision hereof to eliminate the effect of any change occurring as a result of the adoption of IFRS or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Irish Holdco that the Administrative Agent or the Required Lenders request an amendment to any provision hereof for such purpose), then such provision shall be interpreted on the basis of GAAP as otherwise required above (and without regard to this sentence) until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that, if, after the adoption of IFRS by Irish Holdco, Irish Holdco notifies the Administrative Agent that Irish Holdco requests an amendment to any provision hereof to eliminate the effect of any change in IFRS occurring after such adoption of IFRS or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Irish Holdco that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in IFRS or in the application thereof, then such provision shall be interpreted on the basis of IFRS as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Irish Holdco or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) for the avoidance of doubt, except as provided in the definition of “Consolidated Net Income”, without giving effect to the financial condition, results and performance of the Unrestricted Subsidiaries.

(b)        Subject to clause (c) below, all pro forma computations required to be made hereunder giving effect to any Material Acquisition, Material Disposition, Permitted Acquisition, designation of any Subsidiary as an Unrestricted Subsidiary or Restricted Subsidiary, or issuance, incurrence or assumption of Indebtedness or otherwise shall be calculated after giving pro forma effect to such acquisition, disposition, designation or issuance, incurrence or assumption of Indebtedness or otherwise (and to any other such transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation) as if such transaction had occurred on the first day of the Test Period or, as applicable, the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements are available, and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of, any related incurrence or reduction of Indebtedness. All computations for any period ended prior to the first anniversary of the Closing Date shall be made on a pro forma basis as if the Transactions had been consummated on the first date of the relevant period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

(c)        Whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Irish Holdco, giving effect to (a) Pro Forma Synergies and (b) any cost savings that could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto. Notwithstanding the foregoing, in connection with any calculation under this Agreement required to be made on a pro forma basis at the time definitive agreements are entered into with respect to a Limited Condition Acquisition, such calculation shall be made on a pro forma basis (in accordance with clause (b) above except as expressly set forth herein) assuming that the applicable Limited Condition Acquisition (and all Indebtedness contemplated to be issued, incurred or assumed in connection therewith), as well as any other Limited Condition Acquisition with respect to which Irish Holdco or any Restricted Subsidiary is at such time contractually committed (as well as all Indebtedness contemplated in connection therewith), shall have been consummated.

(d)        Notwithstanding anything to the contrary in this Agreement or in any classification under GAAP as discontinued operations of any Person, business, assets or operations in respect of which a definitive agreement for the Disposition thereof has been entered into or is contemplated or such Person, business, assets or operations are otherwise classified as “held for sale” under GAAP, solely for purposes of the calculation of the First Lien Net Leverage Ratio, Fixed Charge Coverage Ratio, Total Leverage Ratio and Total Net Leverage Ratio set forth herein, no pro forma effect shall be given to any such discontinued operations (and the Consolidated Net Income and/or Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such Disposition shall have been consummated.

Section 1.05        Status of Obligations and Secured Obligations. In the event that Irish Holdco or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, Irish Holdco shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which any Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

Section 1.06        Special Luxembourg Provisions. Words in the English language used in this Agreement to describe Luxembourg law concepts only intend to describe such concepts and the consequences of the use of those words in English law or any other foreign law are to be disregarded.

Without prejudice to the generality of any provision of this Agreement, to the extent this Agreement relates to any Luxembourg Guarantor or any entity incorporated or existing under the laws of Luxembourg, a reference to: (a) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer appointed for the reorganization or liquidation of the business of a Person includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation de paiements; (e) creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés) and (g) a director includes an administrateur or a gérant.

Section 1.07 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

Section 2.01        Commitments and Loans.

(a)        Subject to the terms and conditions set forth herein, each 2015 Term Lender agrees, severally and not jointly, to make a 2015 Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its 2015 Term Loan Commitment. The full amount of the 2015 Term Loan Commitments must be drawn in a single drawing on the Closing Date and amounts repaid or prepaid in respect of 2015 Term Loans may not be reborrowed.

(b)        Subject to the terms and conditions set forth herein and in Amendment No. 1, each Incremental Term B-1 Lender agrees, severally and not jointly, to make an Incremental Term B-1 Loan to the Borrower and HPUI on the Amendment No. 1 Effective Date in a principal amount not to exceed its Incremental Term B-1 Commitment. The full amount of the Incremental Term B-1 Commitments must be drawn in a single drawing on the Amendment No. 1 Effective Date and amounts repaid or prepaid in respect of Incremental Term B-1 Loans may not be reborrowed.

(c)        Subject to the terms and conditions set forth herein and in Amendment No. 2, (i) the Second Amendment Additional Refinancing Term Lender agrees to make a Second Amendment Refinancing Term Loan in Dollars to Borrower and HPUI on the Amendment No. 2 Effective Date in a principal amount not to exceed its Second Amendment Refinancing Commitment and (ii) each Second Amendment Converting Refinancing Term Lender agrees to have all of its Second Amendment Refinanced Term Loans (or such lesser amount as notified and allocated to such Second Amendment Converting Refinancing Term Lender by the Administrative Agent, as determined by the Borrower and the Administrative Agent in their sole discretion) converted to an equivalent principal amount of Second Amendment Refinancing Term Loans effective as of the Amendment No. 2 Effective Date. Amounts repaid or prepaid in respect of the Second Amendment Refinancing Term Loans may not be reborrowed.

(d)        Subject to the terms and conditions set forth herein and in Amendment No. 3, (i) the Third Amendment Additional Refinancing Term Lender agrees to make a Third Amendment Refinancing Term Loan in Dollars to Borrower and HPUI on the Amendment No. 3 Effective Date in a principal amount not to exceed its Third Amendment Refinancing Commitment and (ii) each Third Amendment Converting Refinancing Term Lender agrees to have all of its Third Amendment Refinanced Term Loans (or such lesser amount as notified and allocated to such Third Amendment Converting Refinancing Term Lender by the Administrative Agent, as determined by the Borrower and the Administrative Agent in their sole discretion) converted to an equivalent principal amount of Third Amendment Refinancing Term Loans effective as of the Amendment No. 3 Effective Date. Amounts repaid or prepaid in respect of the Third Amendment Refinancing Term Loans may not be reborrowed.

(e)        Subject to the terms and conditions set forth herein and in Amendment No. 4, (i) the Fourth Amendment Additional Refinancing Term Lender agrees to make a Fourth Amendment Refinancing Term Loan in Dollars to Borrower and HPUI on the Amendment No. 4 Effective Date in a

principal amount not to exceed its Fourth Amendment Refinancing Commitment and (ii) each Fourth Amendment Converting Refinancing Term Lender agrees to have all of its Fourth Amendment Refinanced Term Loans (or such lesser amount as notified and allocated to such Fourth Amendment Converting Refinancing Term Lender by the Administrative Agent, as determined by the Borrower and the Administrative Agent in their sole discretion) converted to an equivalent principal amount of Fourth Amendment Refinancing Term Loans effective as of the Amendment No. 4 Effective Date. Amounts repaid or prepaid in respect of the Fourth Amendment Refinancing Term Loans may not be reborrowed.

(f)        Subject to the term and conditions set forth herein and in Amendment No. 5, each Revolving Lender agrees to make Revolving Loans to the Applicable Borrower in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment and (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower and HPUI may borrow, prepay and reborrow Revolving Loans.

(g)          Subject to the terms and conditions set forth herein and in Amendment No. 6, (i) each Sixth Amendment Additional Refinancing Term Lender agrees to make a Sixth Amendment Refinancing Term Loan in Dollars to HPUI on the Amendment No. 6 Effective Date in a principal amount not to exceed its Sixth Amendment Refinancing Commitment and (ii) each Sixth Amendment Converting Refinancing Term Lender agrees to have all of its Sixth Amendment Refinanced Term Loans (or such lesser amount as notified and allocated to such Sixth Amendment Converting Refinancing Term Lender by the Administrative Agent, as determined by HPUI and the Administrative Agent in their sole discretion) converted to an equivalent principal amount of Sixth Amendment Refinancing Term Loans effective as of the Amendment No. 6 Effective Date. Amounts repaid or prepaid in respect of the Sixth Amendment Refinancing Term Loans may not be reborrowed.

(h)         ~~(g)~~ For the avoidance of doubt, (i) the Borrower, HPUI and any Additional Borrower shall be jointly and severally liable for all Obligations in respect of the Incremental Term B-1 Loans, the Second Amendment Refinancing Term Loans, the Third Amendment Refinancing Term Loans, the Fourth Amendment Refinancing Term Loans and the Revolving Loans, and (ii) the Borrower and any Additional Borrower (if any) shall be jointly and severally liable for all Obligations in respect of the Sixth Amendment Refinancing Term Loans.

Section 2.02        Loans and Borrowings.

(a)        Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made under a single Tranche and shall be made by the Lenders of such Class under such Tranche ratably in accordance with their respective Commitments in respect of the applicable Class and in respect of the applicable Tranche. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.

(b)        Subject to Section 2.14, each Revolving Borrowing and each Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Applicable Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars. Each Swingline Loan shall be an ABR Loan. Subject to Section 2.19, each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such

Loan (and in the case of a branch or Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such branch or Affiliate to the same extent as to such Lender); provided that (x) any exercise of such option shall not affect the obligation of the Applicable Borrower to repay such Loan in accordance with the terms of this Agreement, (y) if the respective branch or Affiliate is a Foreign Lender, the same shall comply with the requirements of Section 2.17 and (z) with respect to any Loans incurred by an Additional Borrower that is organized in the Republic of Ireland, the branch or Affiliate, whether or not a Foreign Lender, shall comply with the requirements of Section 2.17.

(c)        At the commencement of each Interest Period for any Borrowing of Eurocurrency Revolving Loans, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 (or, if such Borrowing is denominated in a Foreign Currency, 500,000 units of such currency) and not less than $2,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 2,000,000 units of such currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments of the relevant Class, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class and under more than one Tranche may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurocurrency Revolving Borrowings outstanding.

(d)        Notwithstanding any other provision of this Agreement, the Applicable Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Maturity Date of such Class.

Section 2.03        Requests for Borrowings. To request a Borrowing, the Applicable Borrower shall notify the Administrative Agent of such request (a) by telephonic notice in the case of a Eurocurrency Borrowing of Term Loans not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing (or, with respect to Borrowings to be made on the Closing Date, such shorter time as the Administrative Agent may agree in its sole discretion), (b) by telephonic notice in the case of a Eurocurrency Borrowing of Revolving Loans (x) denominated in Dollars, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing and (y) denominated in an Agreed Currency other than Dollars, not later than 11:00 a.m., New York City time, four (4) Business Days before the date of the proposed Borrowing (or, in each case, with respect to Borrowings to be made on the Amendment No. 5 Effective Date, such shorter time as the Administrative Agent may agree in its sole discretion) or (c) by telephonic notice in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by email to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Applicable Borrower; provided that in respect of the 2015 Term Loans to be borrowed on the Closing Date, the Incremental Term B-1 Loans to be borrowed on the Amendment No. 1 Effective Date, the Second Amendment Refinancing Term Loans to be borrowed on the Amendment No. 2 Effective Date, the Third Amendment Refinancing Term Loans to be borrowed on the Amendment No. 3 Effective Date, ~~and~~ the Fourth Amendment Refinancing Term Loans to be borrowed on the Amendment No. 4 Effective Date, and the Sixth Amendment Refinancing Term Loans to be borrowed on the Amendment No. 6 Effective Date, any written Borrowing Request may be provided by the Borrower on a conditional basis (provided that (1) to the extent the Borrower does not borrow any Eurocurrency Loans set forth in such conditional Borrowing Request, the Borrower shall be required to compensate the Lenders under Section 2.16 for the losses, costs or expenses related thereto and (2) any such Borrowing Request shall be irrevocable once funding of the Borrowings has been initiated by the Administrative Agent), and such Borrowing Request may be provided no later than 2:00 pm, New York City Time, on the Business Day prior to such Borrowing. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)        the aggregate amount of the requested Borrowing;

(b)        the date of such Borrowing, which shall be a Business Day;

(c)        the Class of such Borrowing and whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(d)        in the case of a Eurocurrency Borrowing, the Agreed Currency and the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(e)        the location and number of the Applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04        Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:

(a)        each Revolving Borrowing utilizing Revolving Commitments as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any such Borrowing as a Revolving Borrowing,

(b)        the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and

(c)        all outstanding Revolving Credit Exposure on and as of the last Business Day of each calendar month and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.

Section 2.05        Swingline Loans.

(a)        Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Applicable Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments; provided that the

Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Applicable Borrower may borrow, prepay and reborrow Swingline Loans.

(b)        To request a Swingline Loan, the Applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Applicable Borrower. The Swingline Lender shall make each Swingline Loan available to the Applicable Borrower by means of a credit to the general deposit account of such Applicable Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Banks) by 2:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)        The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Revolving Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Revolving Percentage (after giving effect to the reallocation provisions of paragraph (d) below) of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph in an amount equal to its Revolving Percentage thereof is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from an Applicable Borrower (or other party on behalf of such Applicable Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the applicable Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Applicable Borrower of any default in the payment thereof.

(d)        Reallocations and Extensions. If the Maturity Date shall have occurred in respect of any Class of Revolving Commitments at a time when another Tranche or Tranches of any other Class of Revolving Commitments is or are in effect with a longer Maturity Date, then on the earliest occurring Maturity Date all then-outstanding Swingline Loans shall be repaid in full (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such earliest Maturity Date); provided, however, that if on the occurrence of such earliest Maturity Date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.06(k)), there shall remain obligations to fund Swingline Loans hereunder and there shall exist sufficient unutilized Revolving Commitments of any other Class or Classes or Extended Revolving Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to such Revolving Commitments of such other Class or Classes or Extended Revolving Commitments which will remain in effect after the occurrence of such earliest Maturity Date, then there shall be an automatic adjustment on such date of the risk participations of each Revolving Lender holding Revolving Commitments of such other Class or Classes or that is an Extending Revolving Lender and such outstanding Swingline Loans shall be deemed to have been incurred solely pursuant to the relevant Revolving Commitments of such other Class or Classes or Extended Revolving Commitments and such Swingline Loans shall not be so required to be repaid in full on such earliest Maturity Date.

Section 2.06        Letters of Credit.

(a)        General. Subject to the terms and conditions set forth herein, the Applicable Borrower may request the issuance of Letters of Credit denominated in Agreed Currencies, in each case for its own account (or for the account of any Restricted Subsidiary), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Applicable Borrower to, or entered into by the Applicable Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)        Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit from an Issuing Bank), the Applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to such Issuing Bank and the Administrative Agent (reasonably in advance of, but not less than five (5) Business Days prior to, the requested date of issuance (or such shorter period as such Issuing Bank may agree), amendment, renewal or extension) a notice in the applicable Issuing Bank’s customary form requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.06), the amount of such Letter of Credit, the Agreed Currency applicable thereto), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form and related documents in connection with any request for a Letter of Credit and in connection with any request for a Letter of Credit to be amended, renewed, modified or extended. A Letter of Credit shall be issued, amended, renewed or extended only (A) if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure shall not exceed $50,000,000 (the “LC Sublimit”), (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures shall not exceed the aggregate Revolving Commitments and (iii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure in respect of such Issuing Bank shall not exceed, in the case of (I) Citibank, N.A., $18,750,000, (II) Morgan Stanley Senior Funding, Inc., $18,750,000 and (III) Goldman Sachs Bank USA, $12,500,000; provided that the LC Sublimit may be increased from time to time upon agreement between the Administrative Agent and Borrowers, so long as any increase has been appropriately committed by a Lender (that is or shall be an Issuing Bank), on terms and conditions satisfactory to the Administrative Agent and (B) in accordance with such Issuing Bank’s usual and customary policies and practices from time to time; provided, further, that the Dollar Amount of the LC Exposure in respect of each Issuing Bank may not be increased or decreased without the applicable Issuing Bank’s consent.

(c)        Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date with respect to the Revolving Commitments pursuant to which issued (or if any Extended Revolving Commitments, Incremental Revolving Commitments or Other Refinancing Revolving Commitments are outstanding, the last Maturity Date applicable thereto (so long as the aggregate amount of such Letters of Credit are not in excess of such commitments)); provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Applicable Borrower and the Issuing Bank pursuant to which the expiration date of such Letter of Credit (an “Auto Renewal Letter of Credit”) shall automatically be extended for consecutive periods of up to twelve (12) months (but not to a date later than the date set forth in clause (ii) above); provided that any such Auto Renewal Letter of Credit must permit the applicable Issuing Bank to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such Issuing Bank, the Applicable Borrower shall not be required to make a specific request to such Issuing Bank for any such renewal. Once an Auto Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than such Maturity Date.

(d)        Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or any Revolving Lender in respect of the Tranche under which such Letter of Credit is issued (each such Revolving Lender, an “Applicable Lender”), the Issuing Banks hereby grant to each Applicable Lender, and each Applicable Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Applicable Lender’s Applicable Percentage of the aggregate Dollar Amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Applicable Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Banks, such Applicable Lender’s Applicable Percentage (after giving effect to the reallocation provisions of paragraph (k) below) of each LC Disbursement made by the Issuing Banks and not reimbursed by the Applicable Borrower on the date due as provided in paragraph (e) of this Section 2.06, or of any reimbursement payment required to be refunded to the Applicable Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)        Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Applicable Borrower shall reimburse such LC Disbursement by paying to such Issuing Bank in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if the Issuing Bank shall so elect in its sole discretion by notice to the Applicable Borrower, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Applicable Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Applicable Borrower prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the Dollar Amount of $1,000,000, the Applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent Dollar Amount of such LC Disbursement and, to the extent so financed, the Applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Applicable Lender of the applicable LC Disbursement, the payment then due from the Applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Applicable Lender shall pay to the Administrative Agent its Applicable Percentage (after giving effect to the reallocation provisions of paragraph (k) below) of the payment then due from the Applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Applicable Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Applicable Lenders. Promptly following receipt by the Administrative Agent of any payment from the Applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Applicable Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by an Applicable Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Applicable Borrower of its obligations to reimburse such LC Disbursement. If the Applicable Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Applicable Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, such Issuing Bank or the relevant Revolving Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Equivalent Amount, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made, of such LC Disbursement.

(f)        Obligations Absolute. The Applicable Borrower’s obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.06 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06, constitute a legal or equitable discharge of, or provide a right of setoff against, the Applicable Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Applicable Borrower to the extent permitted by applicable law) suffered by the Applicable Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, such Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)        Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Applicable Borrower of its obligations to reimburse such Issuing Bank and the Applicable Lenders with respect to any such LC Disbursement.

(h)        Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Margin with respect to Eurocurrency Revolving Loans); provided that, if the Applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.06, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Banks, except that interest accrued on and after the date of payment by any Applicable Lender pursuant to paragraph (e) of this Section 2.06 to reimburse the Issuing Banks shall be for the account of such Applicable Lender to the extent of such payment.

(i)        Replacement or Resignation of Issuing Bank. Each Issuing Bank may be replaced at any time by written agreement among the Applicable Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. Any Issuing Bank may resign at any time by giving 60 days’ prior notice to the Administrative Agent and the Applicable Borrowers. The Administrative Agent shall notify the Revolving Lenders of any such replacement or resignation of the Issuing Bank. At the time any such replacement or resignation shall become effective, the Applicable Borrower shall pay all unpaid fees accrued for the account of the replaced or resigning Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced Issuing or resigning Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.

(j)        Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Applicable Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Applicable Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 102% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Applicable Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Applicable Borrower described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Applicable Borrower. The Applicable Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Applicable Borrower hereby grants the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of a Majority in Interest of the Revolving Lenders), be applied to satisfy other Secured Obligations. If the Applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Applicable Borrower within three (3) Business Days after all Events of Default have been cured or waived. If the Applicable Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Applicable Borrower as and to the extent that, after giving effect to such return, the aggregate Revolving Credit Exposures would not exceed the aggregate Revolving Commitments and no Default shall have occurred and be continuing.

(k)        Reallocations and Extensions. If the Maturity Date in respect of any Class of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if Extended Revolving Commitments or one or more other Tranches of Revolving Commitments of any other Class or Classes in respect of which the Maturity Date shall not have occurred are then in effect and the obligations to issue Letter of Credit hereunder remain at such time, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.06(e)) under (and ratably participated in by Revolving Lenders pursuant to) Extended Revolving Commitments or the Revolving Commitments of such other Class or Classes in respect of such non-terminating Extended Revolving Commitments or Tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Revolving Commitments or Revolving Commitments of such other Class or Classes thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Applicable Borrower shall Cash Collateralize any such Letter of

Credit in accordance with Section 2.06(j). Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given Class of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such Maturity Date.

(l)        Issuing Bank Agreements. Each Issuing Bank (other than the Administrative Agent or its affiliates) agrees that, unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each month, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding month, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which the Applicable Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request, as to the Letters of Credit issued by such Issuing Bank.

(m)        Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Applicable Borrower shall be obligated to reimburse the Issuing Banks hereunder for any and all drawings under such Letter of Credit. The Applicable Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Applicable Borrower, and that the Applicable Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

Section 2.07        Funding of Borrowings.

(a)        Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Applicable Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of the Applicable Borrower maintained with the Administrative Agent in New York City or Chicago and designated by the Applicable Borrower in the applicable Borrowing Request in the case of Loans denominated in Dollars and (y) an account of the Applicable Borrower in the relevant jurisdiction and designated by the Applicable Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)        Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the Applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of an Applicable Borrower, the interest rate applicable to the relevant Class of ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08        Interest Elections.

(a)        Each Borrowing initially shall be of the Type, and under the applicable Tranche, specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, subject to clause (f) below, the Applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.08 shall not apply to Swingline Loans, which may not be converted or continued. Notwithstanding any other provision of this Section 2.08, the Applicable Borrower shall not be permitted to change the Tranche of any Borrowing, except as otherwise expressly contemplated by Section 2.22.

(b)        To make an election pursuant to this Section 2.08, the Applicable Borrower shall notify the Administrative Agent of such election (which may be made (x) telephonically and followed by irrevocable written notice via an Interest Election Request in a form approved by the Administrative Agent and signed by the Applicable Borrower in the case of a borrowing denominated in Dollars or (y) by irrevocable written notice via an Interest Election Request in a form approved by the Administrative Agent and signed by the Applicable Borrower in the case of a borrowing denominated in a Foreign Currency) by the time that a Borrowing Request would be required under Section 2.03 if the Applicable Borrower were requesting a Borrowing of the Type and Class resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section 2.08 shall not be construed to permit the Applicable Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(c) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments or the Tranche pursuant to which such Borrowing was made.

(c)        Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)        the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)        the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)        if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)        Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)        If the Applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which such Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with a one month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing (and any such Eurocurrency Borrowing denominated in a Foreign Currency shall be redenominated in Dollars, based on the Dollar Amounts thereof, at the time of such conversion) at the end of the Interest Period applicable thereto.

Section 2.09        Termination and Reduction of Commitments.

(a)        Unless previously terminated, (i) the 2015 Term Loan Commitment of each 2015 Term Lender shall automatically and permanently terminate at 5:00 PM, New York City time, on the Closing Date (after giving effect to the incurrence of 2015 Term Loans on such date), (ii) the Incremental Term B-1 Commitment of each Incremental Term B-1 Lender shall automatically and permanently terminate at 5:00 PM, New York City time, on the Amendment No. 1 Effective Date (after giving effect to the incurrence of Incremental Term B-1 Loans on such date), (iii) the Second Amendment Refinancing Commitment of each Second Amendment Refinancing Term Lender shall automatically and permanently terminate at 5:00 PM, New York City time, on the Amendment No. 2 Effective Date (after giving effect to the incurrence of Second Amendment Refinancing Term Loans on such date), (iv) the Third Amendment Refinancing Commitment of each Third Amendment Refinancing Term Lender shall automatically and permanently terminate at 5:00 PM, New York City time, on the Amendment No. 3 Effective Date (after giving effect to the incurrence of Third Amendment Refinancing Term Loans on such date), (v) the Fourth Amendment Refinancing Commitment of each Fourth Amendment Refinancing Term Lender shall automatically and permanently terminate at 5:00 PM, New York City time, on the Amendment No. 4 Effective Date (after giving effect to the incurrence of Fourth Amendment Refinancing Term Loans on such date), ~~and~~ (~~v~~vi) the Revolving Commitment of each Revolving Lender shall automatically and permanently terminate on the relevant Maturity Date~~.~~ and (vii) the Sixth Amendment Refinancing Commitment of each Sixth Amendment Refinancing Term Lender shall automatically and permanently terminate at 5:00 PM, New York City time, on the Amendment No. 6 Effective Date (after giving effect to the incurrence of Sixth Amendment Refinancing Term Loans on such date).

(b)        The Applicable Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of such Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Applicable Borrower shall not terminate or reduce any Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans of such Class in accordance with Section 2.11, the Dollar Amount of the sum of the total Revolving Credit Exposures in respect of such Class would exceed the aggregate Revolving Commitments of such Class.

(c)        The Applicable Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section 2.09 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Applicable Borrower pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Applicable Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, in which case such notice may be revoked by the Applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

Section 2.10        Repayment of Loans; Evidence of Debt.

(a)                     (i)        The Borrower shall pay to the Administrative Agent, for the account of the 2015 Term Lenders, on each March 31, June 30, September 30 and December 31, beginning with September 30, 2015 or if any such date is not a Business Day, on the immediately following Business Day (each such date, a “Term Loan Repayment Date”), a principal amount of the 2015 Term Loans equal to 0.25% of the initial aggregate principal amount of such 2015 Term Loans (as adjusted from time to time pursuant to Section 2.11), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided that, to the extent specified in the applicable Extension Offer, amortization payments required with respect to Extended Term Loans for periods solely after the applicable Maturity Date for 2015 Term Loans shall be as specified in the applicable Extension Offer. All unpaid 2015 Term Loans shall be paid in full in Dollars by the Borrower on the applicable Maturity Date.

(ii)        The Applicable Borrower shall pay to the Administrative Agent, for the account of the Incremental Term B-1 Lenders, on each Term Loan Repayment Date, beginning with March 31, 2017, a principal amount of the Incremental Term B-1 Loans equal to 0.25% of the initial aggregate principal amount of such Incremental Term B-1 Loans (as adjusted from time to time pursuant to Section 2.11), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided that, to the extent specified in the applicable Extension Offer, amortization payments required with respect to Extended Term Loans for periods solely after the applicable Maturity Date for Incremental Term

B-1 Loans shall be as specified in the applicable Extension Offer. All unpaid Incremental Term B-1 Loans shall be paid in full in Dollars by the Applicable Borrower on the applicable Maturity Date.

(iii)        The Applicable Borrower shall pay to the Administrative Agent, for the account of the Second Amendment Refinancing Term Lenders, on each Term Loan Repayment Date, beginning with June 30, 2017, a principal amount of the Second Amendment Refinancing Term Loans equal to 0.25% of the initial aggregate principal amount of such Second Amendment Refinancing Term Loans (as adjusted from time to time pursuant to Section 2.11), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided that, to the extent specified in the applicable Extension Offer, amortization payments required with respect to Extended Term Loans for periods solely after the applicable Maturity Date for Second Amendment Refinancing Term Loans shall be as specified in the applicable Extension Offer. All unpaid Second Amendment Refinancing Term Loans shall be paid in full in Dollars by the Applicable Borrower on the applicable Maturity Date.

(iv)        The Applicable Borrower shall pay to the Administrative Agent, for the account of the Third Amendment Refinancing Term Lenders, on each Term Loan Repayment Date, beginning with December 31, 2017, a principal amount of the Third Amendment Refinancing Term Loans equal to 0.25% of the initial aggregate principal amount of the Second Amendment Refinancing Term Loans (as adjusted from time to time pursuant to Section 2.11), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided that, to the extent specified in the applicable Extension Offer, amortization payments required with respect to Extended Loans for periods solely after the applicable Maturity Date for Third Amendment Refinancing Term Loans shall be as specified in the applicable Extension Offer. All unpaid Third Amendment Refinancing Term Loans shall be paid in full in Dollars by the Applicable Borrower on the applicable Maturity Date.

(v)        The Applicable Borrower shall pay to the Administrative Agent, for the account of the Fourth Amendment Refinancing Term Lenders, on each Term Loan Repayment Date, beginning with December 31, 2018, a principal amount of the Fourth Amendment Refinancing Term Loans equal to 0.25% of the initial aggregate principal amount of the Second Amendment Refinancing Term Loans (as adjusted from time to time pursuant to Section 2.11), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided that, to the extent specified in the applicable Extension Offer, amortization payments required with respect to Extended Loans for periods solely after the applicable Maturity Date for Fourth Amendment Refinancing Term Loans shall be as specified in the applicable Extension Offer. All unpaid Fourth Amendment Refinancing Term Loans shall be paid in full in Dollars by the Applicable Borrower on the applicable Maturity Date.

(vi)        The Applicable Borrower shall pay (A) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date in the currency of such Loan and (B) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Latest Maturity Date with respect to any Revolving Commitments and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Applicable Borrower shall repay all Swingline Loans then outstanding.

(vii)        The Applicable Borrower shall pay to the Administrative Agent, for the account of the Sixth Amendment Refinancing Term Lenders, on each Term Loan Repayment Date, beginning with June 30, 2019, a principal amount of the Sixth Amendment Refinancing Term

Loans equal to 0.25% of the initial aggregate principal amount of the Second Amendment Refinancing Term Loans (as adjusted from time to time pursuant to Section 2.11; it being understood and agreed that, subject to further adjustment pursuant to 2.11, amortization payments in respect of the Sixth Amendment Refinancing Term Loans shall begin with March 31, 2025 due to prepayments in respect of the Fourth Amendment Refinancing Term Loans made prior to the Sixth Amendment Effective Date and the corresponding adjustments pursuant to Section 2.11 made prior to such date), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided that, to the extent specified in the applicable Extension Offer, amortization payments required with respect to Extended Loans for periods solely after the applicable Maturity Date for Sixth Amendment Refinancing Term Loans shall be as specified in the applicable Extension Offer. All unpaid Sixth Amendment Refinancing Term Loans shall be paid in full in Dollars by the Applicable Borrower on the applicable Maturity Date.

(b)        Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Applicable Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)        The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Tranche under which it was made, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)        The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Applicable Borrower to repay the Loans in accordance with the terms of this Agreement; provided further that in the case of any conflict between the accounts maintained pursuant to paragraph (b) and the Register, the Register shall control.

(e)        Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Applicable Borrower shall prepare, execute and deliver to such Lender promissory notes payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11        Prepayment of Loans.

(a)        The Applicable Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to (i) the premium set forth in Section 2.12(b), (ii) the break funding payments required by Section 2.16 and (iii) prior notice in accordance with the provisions of this Section 2.11(a). The Applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing of Term Loans, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment (or such later time as approved by the Administrative Agent), (ii) in the case of prepayment of a Eurocurrency Borrowing of Revolving Loans (x) denominated in Dollars, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment and (y) denominated in an Agreed Currency other than Dollars, not later than 11:00 a.m., New York City time, four (4) Business Days before the date of prepayment (or, in each case, such later time as approved by the Administrative Agent), (iii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment (or such later time as approved by the Administrative Agent) or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment (or such later time as approved by the Administrative Agent). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, in which case such notice may be revoked by the Applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, each voluntary prepayment of a Term Loan Borrowing shall be applied as directed by the Applicable Borrower and each mandatory prepayment of a Term Loan Borrowing shall be applied in accordance with Section 2.11(d). Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

(b)        If at any time, (i) solely as a result of fluctuations in currency Exchange Rates, the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds 105% of the aggregate Revolving Commitments or (ii) for any other reason, the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures of any Class (so calculated) exceeds the aggregate Commitments of such Class, the Applicable Borrower shall in each case immediately repay the applicable Borrowings or Cash Collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) of each Class to be less than or equal to the aggregate Commitments of such Class.

(c)        In the event and on each occasion that (i) any Net Proceeds are received by or on behalf of Irish Holdco or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower and any Additional Borrower shall, within five (5) Business Days after such Net Proceeds are received, prepay the Obligations as set forth in Section 2.11(d)(i) below (and subject to Section 2.11(e)) in an aggregate amount equal to 100% of such Net Proceeds; provided that:

(1)        the Borrower, any Additional Borrower or any New Notes Issuer may use a portion of such Net Proceeds to prepay or repurchase Permitted Pari Passu Secured Refinancing Debt and, to the extent such debt is (x) secured on a pari passu basis hereunder and (y) pari passu in right of payment with the Obligations hereunder, any Alternative Incremental Facility Indebtedness to the extent any applicable credit agreement, indenture or other agreement governing such Permitted Pari Passu Secured Refinancing Debt and/or such Alternative Incremental Facility Indebtedness so requires, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such Permitted Pari Passu Secured Refinancing Debt and/or such Alternative Incremental Facility Indebtedness, as applicable, and the denominator of which is the sum of the outstanding principal amount of such Permitted Pari Passu Secured Refinancing Debt and/or such Alternative Incremental Facility Indebtedness, as applicable, and the outstanding principal amount of Term Loans; and

(2) in the case of any event described in clause (1) or (2) of the definition of the term “Prepayment Event”, if Irish Holdco shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that Irish Holdco or its Restricted Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to consummate a Permitted Acquisition or to otherwise acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of Irish Holdco and/or its Restricted Subsidiaries, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate; provided, further, that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 365 day period (or committed to be applied by the end of the 365 day period and applied within 180 days after the end of such 365 day period), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied (subject to clause (ii) above); or

(ii) the Borrower, any Additional Borrower or any New Notes Issuer incurs, issues or obtains any Credit Agreement Refinancing Indebtedness (other than solely by means of extending or renewing then existing Credit Agreement Refinancing Indebtedness without resulting in any Net Proceeds), the Applicable Borrower shall, on the date on which such Credit Agreement Refinancing Indebtedness is incurred, issued or obtained, prepay any Loans constituting the applicable Refinanced Debt as set forth in Section 2.11(d)(ii) below in an aggregate amount equal to 100% of the Net Proceeds of such Credit Agreement Refinancing Indebtedness; and

(iii) no later than five (5) business days after the date on which the financial statements with respect to such fiscal year in which such Excess Cash Flow Period occurs are delivered pursuant to Section 5.01(a), the Borrower shall make prepayments of the ~~Fourth~~Sixth Amendment Refinancing Term Loans and any other Term Loans (unless otherwise provided in any Incremental Amendment or Refinancing Amendment) in accordance with Section 2.11(d) in an aggregate principal amount equal to (x) if the First Lien Leverage Ratio at the end of such period is greater than or equal to 2.25:1.00 (but excluding, for purposes of such calculation, the proceeds of any Incremental Loans or any other Indebtedness incurred on such date in the calculation of the Unrestricted Cash), (A) 50% of Excess Cash Flow for the Excess Cash Flow Period then ended minus (B) the aggregate principal amount of any Term Loans prepaid pursuant to Section 2.11(a) during such Excess Cash Flow Period (and in the case of the first Excess Cash Flow Period after the Closing Date, during the fiscal year ended December 31, 2015); (y) if the First Lien Leverage Ratio at the end of such period is less than 2.25:1.00 but greater than 1.75:1.00 (but excluding, for purposes of such calculation, the proceeds of any Incremental Loans or any other Indebtedness incurred on such date in the calculation of the Unrestricted Cash), (A) 25% of Excess Cash Flow for the Excess Cash Flow Period then ended minus (B) the aggregate principal amount of any Term Loans prepaid pursuant to Section 2.11(a) during such Excess Cash Flow Period (and in the case of the first Excess Cash Flow Period after the Closing Date, during the fiscal year ended December 31, 2015) and (z) if the First Lien Leverage Ratio at the end of such period is less than or equal to 1.75:1.00 (but excluding, for purposes of such calculation, the proceeds of any Incremental Loans or any other Indebtedness incurred on such date in the calculation of the Unrestricted Cash), 0% of Excess Cash Flow for the Excess Cash Flow Period then ended.

(d)        Subject to Section 2.11(e) below and except as specified in any Extension Amendment, Incremental Amendment or Refinancing Amendment (with respect to the applicable Extended Term Loans or Incremental Loans or the Loans incurred pursuant to such Refinancing Amendment), (i) all such amounts pursuant to Section 2.11(c)(i) and (iii) shall be applied (A) to prepay remaining Term Loans on a pro rata basis first in direct order of maturity of the remaining scheduled installments to be made on each Term Loan Repayment Date for the 24 months following the relevant prepayment event and second on a pro rata basis among the remaining scheduled installments to be made on each Term Loan Repayment Date with respect to such Tranche of Term Loans (with each Tranche of Term Loans to receive its pro rata share of the payments pursuant to this clause (c) based on the relative outstanding principal amounts thereof) or (B) if there are no scheduled installments with respect to such Tranche of Term Loan, to reduce the final bullet amount due on maturity of such Tranche of Term Loan, and (ii) all such amounts pursuant to Section 2.11(c)(ii) shall be applied to prepay an aggregate principal amount of the applicable Loans constituting Refinanced Debt equal to the Net Proceeds of the applicable Credit Agreement Refinancing Indebtedness.

(e)        The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.11(c)(i) and (iii) at least five (5) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of any such prepayment notice and of such Term Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage of each relevant Tranche of the Term Loans). Any Term Lender (a “Declining Term Lender,” and any Term Lender which is not a Declining Term Lender, an “Accepting Term Lender”) may elect, by delivering written notice to the Administrative Agent and the Borrower no later than 5:00 p.m. one (1) Business Day after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment, that the full amount of any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to Section 2.11(c)(i) and (iii) not be made (the aggregate amount of such prepayments declined by the Declining Term Lenders, the “Declined Prepayment Amount”); provided however that a Term Lender may not decline a prepayment made by the Borrower pursuant to any event described in clause (3) of the term “Prepayment Event”. If a Term Lender fails to deliver notice setting forth such rejection of a prepayment to the Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. In the event that the Declined Prepayment Amount is greater than $0, the Administrative Agent will promptly notify each Accepting Term Lender of the amount of such Declined Prepayment Amount and of any such Accepting Term Lender’s ratable portion of such Declined Prepayment Amount (based on such Lender’s Applicable Percentage in respect of the Term Loans (excluding the Applicable Percentage of Declining Term Lenders), as applicable). Any such Accepting Term Lender may elect, by delivering, no later than 5:00 p.m. one (1) Business Day after the date of such Accepting Term Lender’s receipt of notice from the Administrative Agent regarding such additional prepayment, a written notice, that such Accepting Term Lender’s ratable portion of such Declined Prepayment Amount not be applied to repay such Accepting Term Lender’s Term Loans, in which case the portion of such Declined Prepayment Amount which would otherwise have been applied to such Term Loans of the Declining Term Lenders shall instead be retained by the Borrower. Each Term Lender’s ratable portion of such Declined Prepayment Amount (unless declined by the respective Term Lender as described in the preceding sentence) shall be applied to the respective Term Loans of such Lenders. For the avoidance of doubt, the Borrower may, at its option, apply any amounts retained in accordance with the immediately preceding sentence to prepay loans in accordance with Section 2.11(a) above.

(f)        Notwithstanding any other provisions of this Section 2.11, to the extent (i) any Net Proceeds exist as a result of an Asset Sale or casualty event from Irish Holdco and/or a Foreign Subsidiary that give rise to a prepayment event pursuant to Section 2.11(c)(i) or (ii) any Excess Cash Flow attributable to Irish Holdco and/or a Foreign Subsidiary exists that gives rise to a prepayment event pursuant to Section 2.11(c)(iii), and, in either case, such prepayment would result in a material adverse tax consequence and/or is prohibited, restricted or delayed by applicable local law from being repatriated or contributed to the Borrower, (A) the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay the Term Loans at the times provided in this Section 2.11 but may be retained by Irish Holdco and/or the applicable Foreign Subsidiary so long, but only so long, as the material adverse tax consequence and/or applicable local law will not permit repatriation or contribution to the Borrower; provided however that (1) Irish Holdco shall use commercially reasonable efforts to promptly take all actions, and cause the applicable Foreign Subsidiary to promptly take all actions, in each case reasonably required by the applicable local law to eliminate the material adverse tax consequence and/or permit such repatriation or contribution under applicable local law and (2) solely with respect to a prepayment event pursuant to Section 2.11(c)(iii) that is limited as a result of a material adverse tax consequence, an amount equal to the portion of Excess Cash Flow that is not used for a mandatory prepayment in accordance with this Section 2.11(f) less the amount of additional taxes that would have been payable as a result of such distribution or contribution (taking into account any available tax credits or deductions) if such Excess Cash Flow had been distributed or transferred (or, if less, the Excess Cash Flow that would be calculated if received by Irish Holdco and/or such Foreign Subsidiary) shall be applied to prepay the Term Loans in accordance with this Section 2.11 within twelve (12) months from the date such prepayment was required to be made under Section 2.11(c)(iii).

Section 2.12        Fees.

(a)        The Applicable Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the rate of 0.50% per annum on the daily amount of the Available Revolving Commitment of such Revolving Lender during the period from and including the Amendment No. 5 Effective Date to but excluding the date on which the last of the Revolving Commitments (or Extended Revolving Commitments) of such Revolving Lender terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the last of the Revolving Commitments terminate, commencing on the first such date to occur after the Amendment No. 5 Effective Date; provided that any commitment fees accruing after the date on which such Revolving Commitments terminate shall be payable on demand; provided, further, that, following the delivery to the Administrative Agent of the Quarterly Compliance Certificate for the first full fiscal quarter ending after the Amendment No. 5 Effective Date, such commitment fee shall be based on the First Lien Net Leverage Ratio as specified in the most recent Quarterly Compliance Certificate received by the Administrative Agent as follows: (x) if the First Lien Leverage Ratio is greater than 2.00:1.00, 0.50% per annum; and (y) if the First Lien Net Leverage Ratio is less than or equal to 2.00:1.00, 0.25%. Any increase or decrease in the commitment fee resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Quarterly Compliance Certificate is delivered to the Administrative Agent; provided that the higher commitment fee level shall apply (x) as of the first Business Day after the date on which a Quarterly Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Quarterly Compliance Certificate is so delivered (and thereafter the commitment fee level otherwise determined in accordance with this Section 2.12(a) shall apply) or (y) the first Business Day after an Event of Default shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the commitment fee level otherwise determined in accordance with this Section 2.12(a) shall apply). All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)        The Applicable Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment No. 5 Effective Date to but excluding the later of the date on which the last of such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Amendment No. 5 Effective Date to but excluding the later of the date of termination of the last of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Amendment No. 5 Effective Date; provided that all such fees shall be payable on the date on which the last of the Revolving Commitments terminate and any such fees accruing after the date on which the such Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)        The Borrower agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)        If a Repricing Event with respect to the 2015 Term Loans occurs prior to the six-month anniversary of the Closing Date, the Borrower agrees to pay a premium equal to 1% of the principal amount of the 2015 Term Loans subject to such Repricing Event; provided that, it is understood and agreed that any prepayment premium with respect to a Repricing Event payable pursuant to this clause (d) shall also apply to any required assignment pursuant to Section 9.02(d) by a Non-Consenting Lender in connection with any amendment described in Section 2.24 that occurs prior to the six-month anniversary of the Closing Date.

(e)        All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to them) for distribution, in the case of commitment fees and participation fees, to the applicable Revolving Lenders. Fees paid shall not be refundable under any circumstances.

(f)        If a Repricing Event with respect to the Incremental Term B-1 Loans occurs prior to the twelve-month anniversary of the Amendment No. 1 Effective Date, the Applicable Borrower agrees to pay a premium equal to 1% of the principal amount of the Incremental Term B-1 Loans subject to such Repricing Event; provided that, it is understood and agreed that any prepayment premium with respect to a Repricing Event payable pursuant to this clause (f) shall also apply to any required assignment pursuant to Section 9.02(d) by a Non-Consenting Lender in connection with any amendment described in Section 2.24 that occurs prior to the twelve-month anniversary of the Amendment No. 1 Effective Date.

(g)        If a Repricing Event with respect to the Second Amendment Refinancing Term Loans occurs prior to the six-month anniversary of the Amendment No. 2 Effective Date, the Applicable Borrower agrees to pay a premium equal to 1% of the principal amount of the Second Amendment Refinancing Term Loans subject to such Repricing Event; provided that, it is understood and agreed that any prepayment premium with respect to a Repricing Event payable pursuant to this clause (g) shall also apply to any required assignment pursuant to Section 9.02(d) by a Non-Consenting Lender in connection with any amendment described in Section 2.24 that occurs prior to the six-month anniversary of the Amendment No. 2 Effective Date.

(h)        If a Repricing Event with respect to the Third Amendment Refinancing Term Loans occurs prior to the six-month anniversary of the Amendment No. 3 Effective Date, the Applicable Borrower agrees to pay a premium equal to 1% of the principal amount of the Third Amendment Refinancing Term Loans subject to such Repricing Event; provided that, it is understood and agreed that any prepayment premium with respect to a Repricing Event payable pursuant to this clause (h) shall also apply to any required assignment pursuant to Section 9.02(d) by a Non-Consenting Lender in connection with any amendment described in Section 2.24 that occurs prior to the six-month anniversary of the Amendment No. 3 Effective Date.

(i)        If a Repricing Event with respect to the Fourth Amendment Refinancing Term Loans occurs prior to the six-month anniversary of the Amendment No. 4 Effective Date, the Applicable Borrower agrees to pay a premium equal to 1% of the principal amount of the Fourth Amendment Refinancing Term Loans subject to such Repricing Event; provided that, it is understood and agreed that any prepayment premium with respect to a Repricing Event payable pursuant to this clause (i) shall also apply to any required assignment pursuant to Section 9.02(d) by a Non-Consenting Lender in connection with any amendment described in Section 2.24 that occurs prior to the six-month anniversary of the Amendment No. 4 Effective Date.

(j)         If a Repricing Event with respect to the Sixth Amendment Refinancing Term Loans occurs prior to the six-month anniversary of the Amendment No. 6 Effective Date, the Applicable Borrower agrees to pay a premium equal to 1% of the principal amount of the Sixth Amendment Refinancing Term Loans subject to such Repricing Event; provided that, it is understood and agreed that any prepayment premium with respect to a Repricing Event payable pursuant to this clause (j) shall also apply to any required assignment pursuant to Section 9.02(d) by a Non-Consenting Lender in connection with any amendment described in Section 2.24 that occurs prior to the six-month anniversary of the Amendment No. 6 Effective Date.

Section 2.13        Interest.

(a)        The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b)        The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)        Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Applicable Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.13.

(d)        Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and in the case of Revolving Loans, upon termination of the applicable Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan of any Class (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)        All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and (ii) for Borrowings denominated in Pounds Sterling, interest shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14        Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a)        the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)        the Administrative Agent is advised by a Majority in Interest of the Lenders of any Class that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period:

then the Administrative Agent shall give notice thereof to the Applicable Borrower and the applicable Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Applicable Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and any such Eurocurrency Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing (and if any Borrowing Request requests a Eurocurrency Revolving Borrowing denominated in a Foreign Currency, such Borrowing Request shall be ineffective); provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

Section 2.15        Increased Costs.

(a)        If any Change in Law shall:

(i)        impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)        impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)        subject the Administrative Agent, any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Other Taxes and (C) Excluded Taxes (including any change in the rate of Excluded Taxes)) with respect to this Agreement, or any Loan made by it or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making or maintaining any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to the Administrative Agent, such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or such Issuing Bank hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the Applicable Borrower will pay to the Administrative Agent, such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)        If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Banks’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by such Lender, or Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)        A certificate of a Lender or Issuing Bank setting forth, in reasonable detail, the basis and calculation of the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Applicable Borrower and shall be conclusive absent manifest error. The Applicable Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)        Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Applicable Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16        Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Applicable Borrower pursuant to Section 2.20, then, in any such event the Applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued or has been payable on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not the Applicable Margin applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market or other applicable market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the Applicable Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof; provided that Applicable Borrower shall not be required to compensate a Lender pursuant to this Section 2.16 for any amounts under this Section 2.16 incurred more than 180 days prior to the date that such Lender notifies the Applicable Borrower of such amount and of such Lender’s intention to claim compensation therefor.

Section 2.17        Taxes.

(a)        Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes; provided that if an applicable withholding agent shall be required to deduct any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased by the amount necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section 2.17) each Agent and Lender receives an amount equal to the sum it would have received had no such deductions of Indemnified Taxes or Other Taxes been made, (ii) the withholding agent shall be entitled to make such deductions and (iii) the withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)        In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)        The Loan Parties shall jointly and severally indemnify each Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes and Other Taxes paid by such Agent or such Lender (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for and calculation of such payment or liability delivered to any Borrower,

Additional Borrower or Guarantor by a Lender or Agent or by the Administrative Agent on its own behalf or on behalf of a Lender or Agent, shall be conclusive absent manifest error.

(d)        As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority (provided receipts are issued in the ordinary course by the Governmental Authority) evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)        Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any other Loan Document shall deliver (if delivery is required to grant an exemption or reduction of withholding tax) to the Borrower or applicable Additional Borrower (with a copy to the Administrative Agent), at the time(s) and in the manner(s) reasonably requested by such Borrower or Additional Borrower or the Administrative Agent, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by a U.S. Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such U.S. Borrower or the Administrative Agent as will enable such U.S. Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(i)(A), Section 2.17(e)(i)(C), Section 2.17(e)(ii) and Section 2.17(h) below and, solely with respect to Lenders under Loans advanced to an Additional Borrower that is tax resident in the Republic of Ireland, the documentation required for the purposes of satisfying the procedural formalities referred to in paragraph (5) of the definition of Irish Qualifying Lender) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)        Without limiting the generality of the foregoing, solely with respect to Loans extended to a U.S. Borrower,

(A)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such U.S. Borrower or the Administrative Agent), whichever of the following is applicable:

(i)        in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)        executed originals of IRS Form W-8ECI;

(iii)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of such U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(iv)        to the extent a Foreign Lender is not the beneficial owner of payments made to it under the Loan Documents, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(B)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such U.S. Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable laws to permit such U.S. Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(C)        if a payment made to the Administrative Agent or a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if the Administrative Agent or such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Administrative Agent or such Lender shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that the Administrative Agent or such Lender has complied with the Administrative Agent’s or such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(e)(i)(C), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(ii)        Without limiting the generality of the foregoing, solely with respect to Loans extended to a U.S. Borrower, each Lender and Administrative Agent that is a U.S. Person shall deliver to such U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or prior to the date on which such Person becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of such U.S. Borrower or the Administrative Agent), properly completed and duly executed originals of IRS Form W-9 or any successor form, certifying that such Person is exempt from United States federal backup withholding Tax.

Each Lender and Administrative Agent agrees that if it becomes aware any form or certification it previously delivered pursuant to Section 2.17(e) has expired or become obsolete or inaccurate in any respect, it shall promptly update such form or certification or notify the Applicable Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)        If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower, any Additional Borrower or any Guarantor, as the case may be, or with respect to which the Borrower, any Additional Borrower or any Guarantor, as the case may be, has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower, such Additional Borrower or such Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower, such Additional Borrower or such Guarantor under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, Additional Borrower or Guarantor, as the case may be, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower, Additional Borrower or Guarantor (plus any interest imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority and the requirement to repay such refund to such Governmental Authority is not due to the Administrative Agent’s or such Lender’s failure to file a timely and accurate form or certification or timely update such form or certification as required pursuant to Section 2.17(e). This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower, any Additional Borrower, any Guarantor or any other Person. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower, any Additional Borrower or any Guarantor pursuant to this paragraph (f) if the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification (or the payment of additional amounts) and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid; provided that, for the avoidance of doubt, in determining the net after-Tax position, any Taxes that would not have been imposed but for the Administrative Agent’s or such Lender’s failure, if any, to file timely and accurate forms or certifications or to timely update such forms or certifications as required pursuant to Sections 2.17(e) and 2.17(h) shall be disregarded and shall be refunded to the Applicable Borrower or Guarantor.

(g)        Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c)(ii) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are paid or payable by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

(h)                        (i)        Every Lender under the Loans advanced to an Additional Borrower that is tax resident in the Republic of Ireland shall on or prior to the day on which such Lender becomes a Lender under this Agreement, provide a confirmation in the form attached at Exhibit H (an “Irish Qualifying Lender Confirmation”). Each such Lender that becomes a Lender after the date of this Agreement shall provide, in any Assignment and Assumption which it executes on becoming a Lender, and each party that becomes a Participant with respect to the Loans advanced to an Additional Borrower that is tax resident in the Republic of Ireland after the date of this Agreement shall provide, upon becoming a Participant, for the benefit of each Foreign Loan Party and Administrative Agent an Irish Qualifying Lender Confirmation.

(ii)        If a Lender or Participant, as the case may be, fails to provide an Irish Qualifying Lender Confirmation in accordance with this Section 2.17(h), then such Lender or Participant, as the case may be, shall be treated for the purposes of this Agreement (including by each Foreign Loan Party) as if it is not an Irish Qualifying Lender until such time as it provides an Irish Qualifying Lender Confirmation to the Administrative Agent (and the Administrative Agent, upon receipt of such Irish Qualifying Lender Confirmation, shall inform each Foreign Loan Party). For the avoidance of doubt, an Assignment and Assumption or participation, as the case may be, shall not be invalidated by any failure of a Lender or Participant, as the case may be, to comply with this Section.

(iii)        Each Lender or Participant required to provide an Irish Qualifying Lender Confirmation in accordance with this Section 2.17(h), as the case may be, shall promptly notify the Administrative Agent if there has been a change in any of the details provided in the Irish Qualifying Lender Confirmation (excluding, for the avoidance of doubt, any change in law) and provide an updated Irish Qualifying Lender Confirmation at that time and shall, for as long as it is Lender or Participant, as the case may be, at the reasonable written request by or on behalf of an Additional Borrower that is tax resident in the Republic of Ireland, provide an updated Irish Qualifying Lender Confirmation.

(i)        For purposes of this Section 2.17, the term “Lender” shall include any Swingline Lender and any Issuing Bank.

Section 2.18        Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.

(a)        Each Applicable Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or reimbursement of LC Disbursements or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in each case, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made and (ii) to the Administrative Agent at the address specified in Section 9.01(a)(ii) or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto, or, in the case of a Credit Event denominated in a Foreign Currency, the

Administrative Agent’s Eurocurrency Payment Office for such currency, except payments to be made directly to the applicable Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section 2.18, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or the Applicable Borrower is not able to make payment to the Administrative Agent for the account of the applicable Lenders in such Original Currency, then all payments to be made by the Applicable Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Applicable Borrower takes all risks of the imposition of any such currency control or exchange regulations.

(b)        Any proceeds of Collateral received by the Administrative Agent (whether as a result of any realization on the Collateral, any setoff rights, any distribution in connection with any proceedings or other action of any Loan Party in respect of Debtor Relief Laws or otherwise and whether received in cash or otherwise) (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied on a pro rata basis among the relevant Lenders under the Class of Loans being prepaid as specified by the Applicable Borrower) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied, subject to the provisions of any Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent, the Collateral Agent and any Issuing Bank from the Borrower and any Additional Borrower, second, to pay any fees or expense reimbursements then due to the Lenders (in their capacities as such) from the Borrower and any Additional Borrower, third, to pay interest (including post-petition interest, whether or not an allowed claim in any Insolvency or Liquidation Proceeding) then due and payable on the Loans ratably, fourth, to repay principal on the Loans and unreimbursed LC Disbursements, to pay an amount to the Administrative Agent equal to one hundred two percent (102%) of the aggregate undrawn face amount of all outstanding Letters of Credit, to be held as cash collateral for such Obligations, and any other amounts owing with respect to any Secured Obligations constituting Swap Obligations and/or Cash Management Obligations ratably; provided that amounts which would otherwise be applied to cash collateralize outstanding Letters of Credit shall, unless all Revolving Loans and Swingline Loans have been paid in full, instead be utilized to repay such outstandings, and fifth, to the payment of any other Secured Obligation due to any Secured Party by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Applicable Borrower, or unless a Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Eurocurrency Loan, except (a) on the expiration date of the Interest Period or maturity date (as applicable) applicable to any such Eurocurrency Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Applicable Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such received proceeds and payments to any portion of the Secured Obligations.

(c)        If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower and any Additional Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than, except as provided in Section 2.26, to Irish Holdco or any Subsidiary thereof (as to which the provisions of this paragraph shall apply) and (iii) nothing in this Section 2.18(c) shall be construed to limit the applicability of Section 2.18(b) in the circumstances where Section 2.18(b) is applicable in accordance with its terms. The Borrower and any Additional Borrower consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower and any Additional Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or Additional Borrower in the amount of such participation.

(d)        Unless the Administrative Agent shall have received notice from the Applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or Issuing Banks hereunder that the Applicable Borrower will not make such payment, the Administrative Agent may assume that the Applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or Issuing Bank, as the case may be, the amount due. In such event, if the Applicable Borrower has not in fact made such payment, then each of the relevant Lenders or Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

(e)        Subject to Section 2.26, if any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or any Issuing Bank to satisfy such Lender’s obligations to it under such Section 2.18 until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section 2.18; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.19        Mitigation Obligations; Replacement of Lenders.

(a)        If any Lender requests compensation under Section 2.15, if any Applicable Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or if any Lender delivers a notice pursuant to Section 2.25, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future or avoid such illegality under Section 2.25 and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)        If (i) any Lender requests compensation under Section 2.15, (ii) the Applicable Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or if any Lender delivers a notice pursuant to Section 2.25, or (iii) any Lender becomes a Defaulting Lender, then the Applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Applicable Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Sections 2.16 and 2.12 but subject to Section 2.26(a)), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Applicable Borrower (in the case of all other amounts including the fees set forth in Section 2.12, which shall be payable and calculated as if the Applicable Borrower were making a prepayment to such assigning Lender), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iv) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.20        Incremental Credit Extensions.

(a)        The Borrower and any Additional Borrower may, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) from time to time after the Closing Date, request Incremental Term Loan Commitments and/or Incremental Revolving Commitments, as applicable, in the case of the Incremental Term Loan Commitments, denominated in Dollars, and in the case of the Incremental Revolving Commitments, denominated in Dollars or one of the Agreed Currencies, from one or more Incremental Term Lenders and/or Incremental Revolving Lenders (which, in each case, may include any existing Lender or any other bank or other financial institution (any such other bank or other financial institution, an “Additional Lender”), but shall be required to be Persons which would qualify as assignees of a Lender in accordance with Section 9.04) willing to provide such Incremental Term Loans and/or Incremental Revolving Commitments, as the case may be, in their own discretion. For the avoidance of doubt, with respect to any Incremental Loans incurred by an Additional Borrower that is organized in the Republic of Ireland, each Incremental Lender shall comply with the requirements of Section 2.17, including the provision of an Irish Qualifying Lender Confirmation substantially in the form of Exhibit H (pursuant to which such Incremental Lender shall acknowledge that if it is not an Irish Qualifying Lender it will not be grossed up for any Irish withholding Tax applicable under relevant law as of the date such Incremental Lender becomes a party with respect to the Incremental Loans). Each notice provided pursuant to this Section 2.20 shall set forth

(i) the type and amount of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Commitments are requested to become effective and (iii) to the extent constituting Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are commitments to make term loans with the same interest rates, amortization, maturity and other terms as the Class of Term Loans with the Latest Maturity Date or commitments to make term loans with interest rates and/or amortization and/or maturity and/or other terms different from such Class of Term Loans (“Other Term Loans”).

(b)        The Borrower and the Additional Borrowers (if any) and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of such Incremental Lender. Each Incremental Amendment providing for Incremental Term Loans shall specify the terms of the applicable Incremental Term Loans; provided that (i) the final maturity date of any Other Term Loans shall be no earlier than the Latest Maturity Date of any Class of Term Loans, (ii) such Class of Other Term Loans shall be denominated in Dollars, (iii) the Weighted Average Life to Maturity of any Other Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans with the Latest Maturity Date, and (iv) with respect to any Other Term Loans made on or after the Closing Date, the Effective Yield of any Other Term Loans may exceed the Effective Yield then applicable to the 2015 Term Loans, the Incremental Term B-1 Loans, the Second Amendment Refinancing Term Loans, the Third Amendment Refinancing Term Loans ~~or~~, the Fourth Amendment Refinancing Term Loans or the Sixth Amendment Refinancing Term Loans; provided that (~~u~~t) in the case of Other Term Loans made within the first 18 months after the Closing Date, the Effective Yield for the 2015 Term Loans is increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield of such Other Term Loans minus 0.50%, (~~v~~u) in the case of Other Term Loans made after the Closing Date, the Effective Yield for the Incremental Term B-1 Loans is increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield of such Other Term Loans minus 0.50%, (~~w~~v) in the case of Other Term Loans made within the first 18 months after the Amendment No. 2 Effective Date, the Effective Yield for the Second Amendment Refinancing Term Loans is increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield of such Other Term Loans minus 0.50%, (~~x~~w) in the case of Other Term Loans made within the first 18 months after the Amendment No. 3 Effective Date, the Effective Yield for the Third Amendment Refinancing Term Loans is increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield of such Other Term Loans minus 0.50%, (~~y~~x) in the case of Other Term Loans made within the first 18 months after the Amendment No. 4 Effective Date, the Effective Yield for the Fourth Amendment Refinancing Term Loans is increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield of such Other Term Loans minus 0.50%, (y) in the case of Other Term Loans made within the first 18 months after the Amendment No. 6 Effective Date, the Effective Yield for the Sixth Amendment Refinancing Term Loans is increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield of such Other Term Loans minus 0.50% and (z) the Effective Yield for each other Class of Loans (unless specified otherwise in any Incremental Amendment, Refinancing Amendment or Extension Offer pursuant to which any such Class was created) is increased by a percentage per annum equal to that by which the Effective Yield of the ~~Fourth~~Sixth Amendment Refinancing Term Loans is (or would have been if then outstanding, if all ~~Fourth~~Sixth Amendment Refinancing Term Loans have been repaid in full at the time of such determination) increased pursuant to the preceding clause (x) and (v) the other terms of any Other Term Loans shall be reasonably acceptable to the Administrative Agent or shall not, when taken as a whole, be materially more favorable to the lenders or holders thereof than the relevant terms applicable to the Term Loans. The Incremental Term Loans shall rank pari passu or junior in right of payment and of security with the Term Loans and shall not be (x) secured by any property or assets of Irish Holdco or any Subsidiary other than the Collateral or (y) guaranteed by Irish Holdco or any of its Subsidiaries other than any Guarantor; provided that, if such Incremental Term Loans rank junior in right of security with the Term Loans, such Incremental Term Loans will be established as a separate Tranche from the Term Loans. In the case of any second lien Incremental Term Loans, such Indebtedness shall be subject to the terms of a Second Lien Intercreditor Agreement. Each Incremental Amendment providing for Incremental Revolving Commitments shall specify the terms of the applicable Incremental Revolving Commitments and Incremental Revolving Loans, including, but not limited to, provisions governing pro rata payment, borrowing and commitment reductions and defaulting lender provisions; provided that (i) except as to pricing, commitment fees, amortization, mandatory prepayment and final maturity date and other usual and customary provisions applicable to the revolving nature of the Incremental Revolving Loans (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the Borrower, the Additional Borrowers (if any), the Issuing Banks and the Incremental Revolving Lenders and be reasonably approved by the Administrative Agent), the material terms of Incremental Revolving Loans shall (x) be substantially identical to the ~~Fourth~~Sixth Amendment Refinancing Term Loans or (y) be reasonably satisfactory to the Administrative Agent; provided that (i) such Incremental Revolving Loans may have terms that are not substantially identical to the ~~Fourth~~Sixth Amendment Refinancing Term Loans after the Latest Maturity Date, (ii) the final maturity date of any Incremental Revolving Loans may be earlier than the Maturity Date of any Class of Term Loans and (iii) such Incremental Revolving Loans (A) may be denominated in Dollars and/or one of the Agreed Currencies, (B) may have mandatory commitment reduction terms that are not identical to the ~~Fourth~~Sixth Amendment Refinancing Term Loans, (C) may have scheduled amortization payments prior to the Latest Maturity Date or (D) may benefit from one or more financial maintenance covenants (and related events of default) that are not applicable to any Term Loans. Notwithstanding anything to the contrary set forth herein, any Incremental Revolving Commitments established hereunder after the Amendment No. 5 Effective Date shall have terms identical to (and shall form part of) the Revolving Commitments existing on the Amendment No. 5 Effective Date. The Incremental Revolving Loans shall rank pari passu in right of payment and of security with the Term Loans and shall not be (x) secured by any property or assets of Irish Holdco or any Subsidiary other than the Collateral or (y) guaranteed by Irish Holdco or any of its Subsidiaries other than any Guarantor.

(c)        Subject to Section 2.19, each Lender may, at its option, make any Loan available to the Borrower or an Additional Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan (in which case such branch or Affiliate shall be treated as the “Lender” with respect to such Loan for all purposes of this Agreement); provided that (x) any exercise of such option shall not affect the obligation of the Borrower or such Additional Borrower to repay such Loan in accordance with the terms of this Agreement, (y) if the respective branch or Affiliate is a Foreign Lender, the same shall comply with the requirements of Section 2.17, and (z) with respect to any Loans advanced to an Additional Borrower that is tax resident in the Republic of Ireland, the Affiliate, whether or not a Foreign Lender, shall comply with the requirements of Section 2.17.

(d)        Notwithstanding the foregoing, no Incremental Commitment shall become effective under this Section 2.20 unless (i) at the time that any such Incremental is made (and after giving effect thereto), (A) no Default or Event of Default shall exist; provided that, in the event that any tranche of Incremental Term Loans is used to finance a Permitted Acquisition and to the extent the Incremental Term Lenders participating in such tranche of Incremental Term Loans agree, the foregoing clause (A) shall be tested solely at the time of the execution of the acquisition agreement related to such Permitted Acquisition (provided that such Incremental Term Lenders shall not be permitted to waive any Default or Event of Default then existing or existing after giving effect to such tranche of Incremental Term Loans), and (B) the representations and warranties of the Applicable Borrower set forth in this Agreement shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct); provided that, in the event that the tranche of Incremental Term Loans is used to finance a Limited Condition

Acquisition and to the extent the Incremental Term Lenders participating in such tranche of Incremental Term Loans agree, the foregoing clause (B) shall be limited to customary “specified representations” and those representations included in the acquisition agreement related to such Limited Condition Acquisition that are material to the interests of the Lenders and only to the extent that Borrower, Additional Borrower or their respective applicable Subsidiary has the right to terminate its obligations under such acquisition agreement as a result of a breach of such representations, (ii) such Incremental Term Loan Commitments and/or Incremental Revolving Commitments, as applicable, shall be in an aggregate principal amount not to exceed, as of any date of determination, the sum of (A) $120,000,000, plus (B) additional amounts so long as (I) the First Lien Net Leverage Ratio does not exceed 3.50:1.00 (but excluding, for purposes of such calculation, the proceeds of such Incremental Loans or any other Indebtedness incurred on such date in the calculation of the Unrestricted Cash) and (II) the Total Net Leverage Ratio does not exceed 5.75:1.00 (but excluding, for purposes of such calculation, the proceeds of such Incremental Loans or any other Indebtedness incurred on such date in the calculation of the Unrestricted Cash), in each case of clauses (B)(I) and (B)(II) (x) determined on a pro forma basis as of the date of incurrence of such Incremental Loan or Incremental Commitment and after giving effect thereto and the use of proceeds thereof (or to the extent the proceeds of any Incremental Term Loans or Incremental Term Commitments are intended to be applied to finance a Permitted Acquisition and the Lenders participating in such Incremental Term Loans or Incremental Term Commitments agree, determined at the time of the execution of the acquisition agreement related to such Permitted Acquisition) and (y) assuming that all Incremental Revolving Commitments are fully drawn; provided that in the case of the First Lien Net Leverage Ratio calculation, all Incremental Loans and all Alternative Incremental Facility Indebtedness (and Permitted Refinancing Indebtedness with respect to the foregoing), whether or not actually secured and, if secured, whether or not actually secured on a first-lien basis, shall be assumed to be secured on a first lien basis and (iii) the Administrative Agent shall have received documents and legal opinions consistent with those delivered on the Closing Date as to such matters as are reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitments (including any mechanical or other amendments necessary to reflect the establishment of the Incremental Revolving Commitments) evidenced thereby. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s and any Additional Borrower’s consent (not to be unreasonably withheld, delayed or conditioned) and furnished to the other parties hereto.

(e)        The Incremental Amendment may, without the consent of any Agents or Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20 (including without limitation, (i) the addition of customary letter of credit, swingline and Defaulting Lender provisions with respect to any Incremental Revolving Lenders and (ii) the addition of a class vote of the Incremental Revolving Lenders for acceleration, waiver and amendment with respect to any particular Class of Incremental Revolving Loans). The Applicable Borrower will use the proceeds of the Incremental Loans for general corporate purposes (including loans and other Investments in Irish Holdco and its Subsidiaries as permitted herein, Permitted Acquisitions and Investments). Incremental Loans may be made by any existing Lender (but no existing Lender will have any obligation to make or provide any portion of any Incremental Loan) or by any other bank or other financial institution. No Lender shall be obligated to provide any Incremental Loans unless it so agrees.

(f)        This Section 2.20 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

Section 2.21        Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from an Applicable Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower and any Additional Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

Section 2.22        Extensions of Loans and Commitments.

(a)        Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Applicable Borrower to (i) all Term Lenders of Term Loans with a like Maturity Date and/or (ii) all Incremental Revolving Lenders with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or the aggregate amount of the Commitments with the same Maturity Date, as the case may be, and using Dollar Amounts in the case of any amounts denominated in an Agreed Currency other than Dollars) and on the same terms to each such Lender, the Applicable Borrower may from time to time offer to extend the Maturity Date for any such Loans and otherwise modify the terms of such Loans and/or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) (each, an “Extension”), and each group of Loans or Commitments, as applicable, in each case of a given Tranche as so extended, as well as the original Loans and Commitments of the original respective Tranche (in each case not so extended), shall (for the avoidance of doubt) be part of a single Tranche; and any Extended Loans shall constitute a separate Class of Loans from the Class of Loans from which they were converted, so long as the following terms are satisfied:

(i)        no Default or Event of Default shall have occurred and be continuing at the time an Extension Offer is delivered to the Lenders or at the time of the Extension;

(ii)        except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to the succeeding clauses (iii), (iv), (v), and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the Loans of any Term Lender extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Tranche of Loans subject to such Extension Offer;

(iii)        except as to interest rates, fees and final maturity (which shall, subject to the requirements of this Section 2.22, be determined by the Applicable Borrower and set forth in the relevant Extension Offer), the Revolving Commitment, the Incremental Revolving Commitment or Other Refinancing Revolving Commitment of any Revolving Lender (an

“Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstanding, shall be a Revolving Commitment, Incremental Revolving Commitment or Other Refinancing Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments of the same Class, the Incremental Revolving Commitments or Other Refinancing Revolving Commitments (and related outstandings); provided that (x) subject to the provisions of Sections 2.05(d) and 2.06(k) to the extent dealing with Letters of Credit and Swingline Loans which mature or expire after a Maturity Date when there exist Extended Revolving Commitments with a longer Maturity Date, all Letters of Credit and Swingline Loans shall be participated in on a pro rata basis by all Lenders with Revolving Commitments and Incremental Revolving Commitments in accordance with their pro rata share of the aggregate Revolving Commitments and Incremental Revolving Commitments (and except as provided in Sections 2.05(d) and 2.06(k), without giving effect to changes thereto on an earlier Maturity Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued; provided that the commitment of the Issuing Banks to issue Letters of Credit can only be extended with the appropriate Issuing Banks’s consent) and all borrowings under Revolving Commitments of such Class and any related Incremental Revolving Commitments or Extended Revolving Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (B) repayments required upon the Maturity Date for the non-extending Revolving Commitments of the same Class, or any related Incremental Revolving Commitments or Extended Revolving Commitments) and (y) at no time shall there be Revolving Commitments, Extended Revolving Commitments, Incremental Revolving Commitments and/or Other Refinancing Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than three different Maturity Dates;

(iv)        the final maturity date for any Extended Term Loans shall be no earlier than the then Latest Maturity Date for the Tranche of Loans so extended;

(v)        the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby;

(vi)        any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer;

(vii)        if the aggregate principal amount of applicable Term Loans (calculated on the face amount thereof) or Revolving Commitments, as the case may be, in respect of which applicable Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of applicable Term Loans or Revolving Commitments, as the case may be, offered to be extended by the Applicable Borrower pursuant to such Extension Offer, then the applicable Term Loans or Revolving Loans, as the case may be, of the applicable Term Lenders or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Lenders, as the case may be, have accepted such Extension Offer;

(viii)        all documentation in respect of such Extension shall be consistent with the foregoing,

(ix)        the Extension shall not become effective unless, on the proposed effective date of the Extension, (x) the Applicable Borrower shall deliver to the Administrative Agent one or more legal opinions reasonably satisfactory to the Administrative Agent and a certificate of an authorized officer of each Loan Party dated the applicable date of the Extension and executed by an authorized officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Extension and (y) the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section 4.02 to any Credit Event being deemed to be references to the Extension on the applicable date of the Extension) and the Administrative Agent shall have received a certificate to that effect dated the applicable date of the Extension and executed by a Financial Officer of Irish Holdco and the Applicable Borrower(s);

(x)        any applicable Minimum Extension Condition shall be satisfied unless waived by the Applicable Borrower; and

(xi)        the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.

(b)        With respect to all Extensions consummated by an Applicable Borrower pursuant to this Section 2.22, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that (A) the Applicable Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in Borrowers’ sole discretion and may be waived by Applicable Borrower) of Loans or Commitments of any or all applicable Tranches and Classes be tendered and (B) no Tranche of Extended Loans or Extended Commitments shall be in an amount (taking the Dollar Amount of any amounts denominated in Agreed Currencies other than Dollars) of less than $2,500,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. Subject to compliance with the terms of this Section 2.22, the Administrative Agent, the Issuing Banks and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.22 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.11 and 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.22.

(c)        No consent of any Lender, Issuing Bank or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans of any Class, Revolving Commitments or any Class and/or Other Refinancing Loans (or a portion thereof); provided that the consent of the Issuing Banks and the Swingline Lender shall be required to effect an Extension of Revolving Commitments. All Extended Loans and all obligations in respect thereof shall be Secured Obligations under this Agreement and the other Loan Documents that are secured by all or a portion of the Collateral on a pari passu or junior lien basis with all other applicable Obligations under this Agreement and the other Loan Documents; provided that, if such Extended Loans rank junior in right of security with any other Obligations, such Extended Loans will be subject to the terms of a Second Lien Intercreditor Agreement. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Tranches or sub-tranches in respect of Term Loans or Revolving Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Applicable Borrower in connection with the establishment of such new Tranches or subtranches, in each case on terms consistent with this Section 2.22 (each an “Extension Amendment”). Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

(d)        In connection with any Extension, the Applicable Borrower shall provide the Administrative Agent at least ten (10) days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.22.

(e)        Notwithstanding anything to the contrary contained herein, no Lender shall be required to accept an Extension Offer.

Section 2.23        Loan Repurchases.

(a)        Subject to the terms and conditions set forth or referred to below, a Purchasing Borrower Party may from time to time, at its discretion, conduct modified Dutch auctions in order to purchase its Term Loans of one or more Classes (as determined by the Purchasing Borrower Party) (each, a “Purchase Offer”), each such Purchase Offer to be managed exclusively by the Administrative Agent (or such other financial institution chosen by the Purchasing Borrower Party and reasonably acceptable to the Administrative Agent) (in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:

(i)        each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.23 and the Auction Procedures;

(ii)        no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each notice of an auction and at the time of (and immediately after giving effect to) the purchase of any Term Loans in connection with any Purchase Offer;

(iii)        the principal amount (calculated on the face amount thereof) of each and all Classes of Term Loans that the Purchasing Borrower Party offers to purchase in any such Purchase Offer shall be no less than U.S. $10,000,000 (unless another amount is agreed to by the Administrative Agent) (across all such Classes);

(iv)        [Reserved];

(v)        the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of the applicable Class or Classes so purchased by the Purchasing Borrower Party shall automatically be cancelled and retired by the Purchasing Borrower Party on the settlement date of the relevant purchase (and may not be resold), and in no event shall the Purchasing Borrower Party be entitled to any vote hereunder in connection with such Term Loans;

(vi)        no more than one Purchase Offer with respect to any Class may be ongoing at any one time;

(vii)        the Purchasing Borrower Party represents and warrants that no Loan Party shall have any material non-public information with respect to the Loan Parties or their Subsidiaries, or with respect to the Loans or the securities of any such Person, that (A) has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive such material non-public information) prior to such time and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in the Purchase Offer;

(viii)        at the time of each purchase of Term Loans through a Purchase Offer, the Purchasing Borrower Party shall have delivered to the Auction Manager an officer’s certificate of a Responsible Officer certifying as to compliance with the preceding clause (vii);

(ix)        any Purchase Offer with respect to any Class shall be offered to all Term Lenders holding Term Loans of such Class on a pro rata basis; and

(x)        no purchase of any Term Loans shall be made from the proceeds of any Revolving Loan or Swingline Loan.

(b)        The Purchasing Borrower Party must terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Purchase Offer. If the Purchasing Borrower Party commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement the Purchasing Borrower Party reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then the Purchasing Borrower Party shall have no liability to any Term Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of any Class or Classes made by the Purchasing Borrower Party pursuant to this Section 2.23, (x) the Purchasing Borrower Party shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Class or Classes up to the settlement date of such purchase and (y) such purchases (and the payments made by the Purchasing Borrower Party and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 hereof.

(c)        The Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.23; provided that, notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to participate in any such Purchase Offer. For the avoidance of doubt, it is understood and agreed that the provisions of Sections 2.11, 2.12, 2.16, 2.18, 6.10 and 9.04 will not apply to the purchases of Term Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 2.23. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Section 9.03 to the same extent as if each reference therein to the “Agents” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.

(d)        This Section 2.23 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

Section 2.24        Refinancing Amendment. At any time after the Closing Date, the Borrower and/or any Additional Borrower may obtain, from any Lender or any Refinancing Lender, Credit Agreement

Refinancing Indebtedness in respect of all or any portion of the Loans or Commitments of the Borrower or any Applicable Borrower then outstanding under this Agreement, in the form of Other Refinancing Loans or Other Refinancing Commitments in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu or, other than in the case of Other Refinancing Revolving Commitments and Other Refinancing Revolving Loans, junior in right of payment and of security with the other Loans and Commitments hereunder; provided that, if such Credit Agreement Refinancing Indebtedness ranks junior in right of security with any other Loans or Commitments hereunder, such Credit Agreement Refinancing Indebtedness will be subject to the terms of a Second Lien Intercreditor Agreement, (ii) will have such maturity dates, pricing, interest rate margins, rate floors, discounts, premiums and optional prepayment or redemption terms as may be agreed by the Applicable Borrower and the Lenders thereof; and (iii) will otherwise comply with the proviso to the definition of Credit Agreement Refinancing Indebtedness; provided further that any Person that provides any Credit Agreement Refinancing Indebtedness in the form of Other Refinancing Loans or Other Refinancing Commitments to an Additional Borrower that is organized in the Republic of Ireland shall comply with the requirements of Section 2.17, including the provision of an Irish Qualifying Lender Confirmation substantially in the form of Exhibit H (pursuant to which such Person shall acknowledge that if it is not an Irish Qualifying Lender it will not be grossed up for any Irish withholding Tax applicable under relevant law as of the date such Person provides such Credit Agreement Refinancing Indebtedness). Any Other Refinancing Loans or Other Refinancing Commitments, as applicable, may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements generally consistent with those delivered on the Closing Date pursuant to Sections 4.01(b), (e) and (g) (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Each Tranche of Credit Agreement Refinancing Indebtedness pursuant to this Section 2.24 shall be in an aggregate principal amount that is not less than $5,000,000 (unless such Credit Agreement Refinancing Indebtedness is incurred to refinance all outstanding Loans with respect to a Tranche). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended and restated or amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Refinancing Term Loans and/or Other Refinancing Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, the Borrower and any Applicable Borrower, to effect the provisions of this Section 2.24 (including without limitation, the addition of customary Defaulting Lender provisions with respect to any Lenders providing Other Refinancing Revolving Loans and Other Refinancing Revolving Commitments). This Section 2.24 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

Section 2.25        Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the LIBO Rate with respect to any Agreed Currency, or to determine or charge interest rates based upon the LIBO Rate with respect to any Agreed Currency, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Agreed Currency in the London interbank market, then, on notice thereof by such Lender to the Applicable Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Loans in such Agreed Currency or to convert ABR Loans to Eurocurrency Loans in such Agreed Currency shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate. Upon receipt of such notice, (x) the Applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Loans in such Agreed Currency of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loan and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon (A) the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such prepayment or conversion, the Applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.26        Defaulting Lenders.

(a)        Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)        such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(b)        Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(i)        fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(ii)        the unused Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or Required Revolving Lenders or Majority in Interest of Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby under Section 9.02;

(iii)        if any Swingline Exposure or LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:

(A)        so long as no Default has occurred and is continuing: all or any part of the Swingline Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Revolving Lenders in accordance with their respective Revolving Percentages (after giving effect to the reallocation provisions of Sections 2.05(d) and

2.06(k)) but only to the extent (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure does not exceed the total of all non-Defaulting Revolving Lenders’ Revolving Commitments and (B) each non-Defaulting Lender’s Revolving Credit Exposure in respect of any Class does not exceed such non-Defaulting Lender’s Revolving Commitment in respect of such Class; and all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Revolving Lenders in accordance with their respective Revolving Percentages (after giving effect to the reallocation provisions of Sections 2.05(d) and 2.06(k)) but only to the extent (C) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Revolving Lenders’ Revolving Commitments;

(B)        if the reallocations described in clause (A) above cannot, or can only partially, be effected, the Applicable Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, Cash Collateralize for the benefit of the applicable Issuing Bank only the Applicable Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(C)        if the Applicable Borrower Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (B) above, the Applicable Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period (and to the extent) such Defaulting Lender’s LC Exposure is cash collateralized;

(D)        if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages (after giving effect to the reallocation provisions of Sections 2.05(d) and 2.06(k)); and

(E)        if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor Cash Collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of the applicable Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(iv)        so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.26(b)(iii), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.26(b)(iii)(A) (and such Defaulting Lender shall not participate therein).

(c)        Defaulting Lender Cure. If a Lender ceases to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, take such actions as the Administrative Agent may determine to be necessary to cause the applicable Loans to be held pro rata by the applicable Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender, the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of any Class (other than Swingline Loans) of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower or any Additional Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

In order to induce the Administrative Agent and the Lenders to enter into this Agreement on the Closing Date and to make each Loan or other extension of credit to be made hereunder on the Closing Date and on the date of each other Credit Event, each of Irish Holdco, its Restricted Subsidiaries and, if applicable, each Additional Borrower, represents and warrants to the Administrative Agent and Lenders that, on the Closing Date (after giving effect to the Transactions) and on the date of each other Borrowing, that each of the following statements are true and correct in all material respects:

Section 3.01        Organization; Powers; Subsidiaries. Each of Irish Holdco and its Material Subsidiaries is duly organized or incorporated, as the case may be, and validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and (to the extent the concept is applicable in such jurisdiction) is in good standing in, every jurisdiction where such qualification is required. Schedule 3.01 hereto identifies each Subsidiary (other than Subsidiaries in respect of which Irish Holdco and its Subsidiaries own less than 50% of the Equity Interests thereof) as of the Closing Date, noting whether such Subsidiary is a Material Subsidiary, whether such Subsidiary is an Unrestricted Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by Irish Holdco and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Material Subsidiary are validly issued and outstanding and fully paid and non-assessable (as such term is determined under applicable law) and all such shares and other equity interests owned by Irish Holdco or another Material Subsidiary are owned, beneficially and of record, by Irish Holdco or such Material Subsidiary free and clear of all Liens, other than Liens created under the Loan Documents and Liens permitted by Section 6.02. As of the Closing Date (and except pursuant to the Acquisition Agreement), there are no outstanding commitments or other obligations of any Material Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Material Subsidiary.

Section 3.02        Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been (or, except with respect to the Loan Documents executed by one or more Loan Parties on the Closing Date, will on or prior to the Closing Date be) duly authorized by all necessary corporate or other organizational actions and, if required, actions by shareholders, members or equity holders. The Loan Documents and Acquisition Documentation to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03        Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for (x) filings or registrations necessary to perfect Liens created pursuant to the Loan Documents and (y) consents, approvals, registrations, filings or other actions that will be obtained or made in connection with the Acquisition on or prior to the Closing Date, (b) will not violate any applicable law or regulation (except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) or the charter, by-laws or other Organizational Documents of Irish Holdco or any of its Material Subsidiaries or any order of any Governmental Authority, (c) will not violate in any material respect or result in a default under any indenture, any Material Agreement or other material instrument binding upon Irish Holdco or any of its Material Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Irish Holdco or any of its Material Subsidiaries (other than the Indebtedness set forth on Schedule 3.03), and (d) will not result in the creation or imposition of any Lien on any asset of Irish Holdco or any of its Material Subsidiaries, other than Liens created under the Loan Documents.

Section 3.04        Financial Condition; No Material Adverse Change.

(a)        Irish Holdco has heretofore furnished to the Lenders (i) the condensed consolidated balance sheet and statements of operations, changes in stockholders’ equity (deficit) and cash flows as of and for the fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014 for Target and its subsidiaries, reported on by PricewaterhouseCoopers LLP, (ii) the consolidated balance sheet and statements of comprehensive loss, stockholders’ equity (loss) and cash flows as of and for the fiscal years ended December 31, 2012 and December 31, 2013 for the Borrower and its subsidiaries, reported on by PricewaterhouseCoopers LLP, and (iii) the consolidated balance sheet and statements of comprehensive loss, shareholders’ equity (loss) and cash flows as of and for the fiscal year ended December 31, 2014 for Irish Holdco and its subsidiaries, reported on by PricewaterhouseCoopers LLP. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Target and its subsidiaries and the financial position and results of operations and cash flows of Irish Holdco and its consolidated Subsidiaries, as the case may be, as of such dates and for such periods in accordance with GAAP.

(b)        Since December 31, 2014 (for this purpose, assuming that the Transaction had been consummated before December 31, 2014), there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of Irish Holdco and its Subsidiaries, taken as a whole.

Section 3.05        Properties.

(a)        Each of Irish Holdco and its Material Subsidiaries has good title to, or (to the knowledge of Irish Holdco) valid leasehold interests in, all its real and personal property (excluding intellectual property, which is considered in Section 3.05(b)) material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)        Each of Irish Holdco and its Subsidiaries owns without restriction, free and clear of all Liens other than Permitted Liens, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property used in or necessary to the business of Irish Holdco and its Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect. All such intellectual property is, to the knowledge of Irish Holdco, valid and enforceable and all registrations and applications for such intellectual property are, to the knowledge of Irish Holdco (to the extent such intellectual property is licensed from third parties), subsisting and have not expired or been abandoned except as could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.05 attached hereto, Irish Holdco’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Target’s Annual Report on Form 10-K for the year ended December 31, 2014, no claim has been asserted and is pending by any Person challenging or questioning the use of any such intellectual property or the validity or effectiveness of any such intellectual property, nor does Irish Holdco know of any valid basis for any such claim, except for such claims that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06        Litigation, Environmental and Labor Matters.

(a)        Except as set forth on Schedule 3.06 hereto, Irish Holdco’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Target’s Annual Report on Form 10-K for the year ended December 31, 2014, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Irish Holdco, threatened against or affecting Irish Holdco or any of its Subsidiaries that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Since December 31, 2014, as of the Closing Date, there have been no developments in any of the matters disclosed in Schedule 3.06 or in the registration statement or the Annual or Quarterly Reports described above which could reasonably be expected, individually or in the aggregate with any such other matters or any additional actions, suits, proceedings or investigations, to result in a Material Adverse Effect.

(b)        Except with respect to matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (A) neither Irish Holdco nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) is subject to any Environmental Liability or (iii) has received written notice of any pending or threatened claim with respect to any Environmental Liability; and (B) no Hazardous Materials are present at or have been Released at, in, on or under any real property (including real property formerly owned or operated by Irish Holdco or its Subsidiaries, or any location where Hazardous Materials have been sent for re-use, recycling, treatment, storage or disposal) that would reasonably be expected to give rise to any Environmental Liability of Irish Holdco or any of its Subsidiaries.

(c)        As of the Closing Date, there are no strikes, lockouts or slowdowns against Irish Holdco or any of its Subsidiaries pending or, to the knowledge of Irish Holdco, threatened that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. The hours worked by and payments made to employees of Irish Holdco and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. All material payments due from Irish Holdco or any of its Subsidiaries, or for which any claim may be made against Irish Holdco or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of Irish Holdco or such Subsidiary except to the extent that the failure to do so has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which Irish Holdco or any of its Material Subsidiaries are bound.

Section 3.07        Compliance with Laws and Agreements. Except as set forth in Schedule 3.07 hereto, each of Irish Holdco and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, operations or assets and all indentures, agreements and other instruments binding upon it or its property, except where such non-compliance would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 3.08        Investment Company Status. Neither Irish Holdco nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09        Taxes. Each of Irish Holdco and its Subsidiaries has timely filed or caused to be filed all federal income Tax returns and all other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which Irish Holdco or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with, and to the extent required by, applicable accounting principles. Any Additional Borrower that is not organized in the Republic of Ireland is not tax resident in the Republic of Ireland.

Section 3.10        ERISA.

(a)        Except as set forth on Schedule 3.10, each of Irish Holdco and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, and, except as could not reasonably be expected to result in material liability to any Loan Party, all contributions required to be made under the terms of any Plan as of the date of this Agreement have been timely made on, or if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Companies’ financial statements.

(b)        No ERISA Event has occurred or is reasonably expected to occur that, in each case, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in material liability of Irish Holdco or any of its ERISA Affiliates.

(c)        Except as set forth on Schedule 3.10, to the knowledge of Irish Holdco and the Borrower, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Plan that could result in material liability to any Loan Party.

(d)        As of the Closing Date, the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

(e)        Using actuarial assumptions and computation methods consistent with Part 1 of Subtitle E of Title IV of ERISA, the aggregate liabilities of each Loan Party or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.

(f)        Each Non-U.S. Plan has been maintained in compliance in all material respects with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Non-U.S. Plan have been timely made, except as would not reasonably be expected to result in a Material Adverse Effect. Neither Irish Holdco nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan, except as would not reasonably be expected to result in a Material Adverse Effect. With respect to each Non-U.S. Plan, neither Irish Holdco nor any of its ERISA Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject Irish Holdco or any Subsidiary, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Non-U.S. Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Non-U.S. Plan is maintained. As of the Closing Date, the present value of the aggregate accumulated benefit liabilities of all such Non-U.S. Plans (based on those assumptions used to fund each such Non-U.S. Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than 200,000 CHF (or the Dollar or foreign currency equivalent thereof as of the date of such determination) the fair market value of the assets of all such Non-U.S. Plans.

Section 3.11        Disclosure. All written or formally presented information other than any projections and information of a general economic or general industry nature, furnished (a) prior to the Closing Date, by or on behalf of Irish Holdco and (b) from and after the Closing Date (including all such information contained in the Confidential Information Memorandum (and all information incorporated by reference therein) and in the Loan Documents) by or on behalf of Irish Holdco or any Subsidiary to the Administrative Agent, any of its Affiliates or any Lender pursuant to or in connection with this Agreement or any other Loan Document, taken as a whole together with all other written information so delivered on or prior to any date of determination (including this Agreement) and all information contained in regular or periodic reports filed by or on behalf of Irish Holdco or the Target with the SEC or any similar Governmental Authority on or prior to such date is (or will when furnished be) complete and correct in all material respects and does not (or will not when furnished) contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; provided that, with respect to forecasts or projected financial information, Irish Holdco and the Borrower each represent only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished (it being understood by the Administrative Agent and the Lenders that any such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Irish Holdco, the Borrower or their respective Subsidiaries, that no assurances can be given that such projections will be realized and that actual results may differ materially from such projections).

Section 3.12        Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 3.13        Liens. There are no Liens on any of the real or personal properties of Irish Holdco or any Restricted Subsidiary except for Permitted Liens and liens set forth on Schedule 3.13, which will be released upon repayment of Indebtedness secured by such liens in connection with the consummation of the Transactions.

Section 3.14        Security Interest in Collateral. To the extent the U.S. Security Agreement has been executed and delivered by the parties thereto and is then in effect, the U.S. Security Agreement will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral covered thereby and (i) when the Collateral constituting certificated securities (as defined in the UCC) is delivered to the Collateral Agent, together with instruments of transfer duly endorsed in blank, the Liens under the U.S. Security Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, (ii) when a copyright security agreement is executed and delivered to the Collateral Agent and filed with the U.S. Copyright Office, (iii) when a trademark security agreement or a patent security agreement is executed and delivered to the Collateral Agent and filed with the U.S. Patent and Trademark Office, and (iv) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the U.S. Security Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral covered by the U.S. Security Agreement to the extent perfection can be obtained by filing UCC financing statements, prior and superior to the rights of any other Person, except for (x) Permitted Liens and (y) certain items of Collateral located in or otherwise subject to foreign law where the grant of a Lien or priority and perfection thereof in accordance with the UCC may not be recognized or enforceable. As to any Collateral, the representations and the warranties with respect thereto contained in the relevant Collateral Documents shall be true and correct in all material respects.

Section 3.15        Solvency. Immediately after the consummation of the Transactions and immediately following the making of each Loan or the issuance of each Letter of Credit made or issued and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of Irish Holdco and its Subsidiaries on a consolidated basis will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of Irish Holdco and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Irish Holdco and its Subsidiaries on a consolidated basis will not have incurred any debts and liabilities, subordinated, contingent or otherwise, that they do not believe that they will be able to pay as such debts and liabilities become absolute and matured; and (d) Irish Holdco and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

Section 3.16        Compliance with Anti-Corruption Laws and Sanctions.

(a)        Neither Irish Holdco nor any of its Subsidiaries or, to the knowledge of any of Irish Holdco and the Borrower, any of their respective Affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) is a Sanctioned Person, and Irish Holdco, the Borrower, their respective Restricted Subsidiaries and, to the knowledge of Irish Holdco and the Borrower, such Controlled Affiliates are in compliance with Sanctions and Anti-Corruption Laws.

(b)        Neither Irish Holdco, the Borrower nor any of their respective Restricted Subsidiaries or, to the knowledge of Irish Holdco and the Borrower, any of their respective Controlled Affiliates: (i) is the target of Sanctions; (ii) is owned or controlled by, or acts on behalf of, any Person that is the target of Sanctions; (iii) is a Sanctioned Person, or (iv) is located, organized or resident in a Sanctioned Country, including without limitation Cuba, Iran, North Korea, Sudan and Syria. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

(c)        None of Irish Holdco’s, the Borrower’s or their respective Restricted Subsidiaries’ assets constitute property of, or are beneficially owned, directly or indirectly, by any Person that is the target of Sanctions if the result of such ownership would be that any Loan or other extension of credit hereunder made by any Lender would be in violation of law.

(d)        No Person that is the target of Sanctions has any interest of any nature whatsoever in Irish Holdco or the Borrower if the result of such interest would be that any Loan would be in violation of law.

(e)        Neither Irish Holdco, the Borrower nor, to the knowledge of Irish Holdco or the Borrower, any Controlled Affiliate has engaged in business with a Sanctioned Country or is in violation of the Sanctions if the result of such business would be that any Loan made by any Lender would be in violation of law.

(f)        For purposes of determining whether or not a representation is true under this Section 3.16, neither Irish Holdco, the Borrower nor any of their respective Restricted Subsidiaries shall be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the beneficial ownership of any collective investment fund.

Section 3.17        No Irish Financial Assistance. None of the proceeds of the Term Loans made on the Closing Date and the financing which is the subject matter of the Loan Documents has been used, is being used or will be used at any time in any way which would constitute “financial assistance” within the meaning of, and as prohibited by, Section 82 of the Companies Act (as from time to time amended, replaced or re-enacted, “Section 82”) or which would result in the Loan Documents or the transactions thereby recorded (including without limitation any guarantees and indemnities thereby created) contravening Section 82.

Section 3.18        Luxembourg Matters. Each Luxembourg Guarantor is in compliance with all requirements of the Luxembourg legislation and regulations on the domiciliation of companies, and in particular with the Luxembourg Act dated May 31, 1999 on the domiciliation of companies, as amended from time to time, except where failure to comply with any such requirement could not reasonably be expected to result in a Material Adverse Effect. No Luxembourg Guarantor is subject to bankruptcy (faillite), general settlement or composition with creditors (concordat préventif de faillite) controlled management (gestion contrôlèe), reprieve from payment (sursis de paiement), judicial or voluntary liquidation (liquidation judiciaire ou volontaire), such other proceedings listed at Articles 13, items 2 to 12, and 14 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time) (and which include foreign court decisions as to faillite, concordat or analogous procedures according to Council Regulation (EC) N° 2015/848 of May 20, 2015 on insolvency proceedings as amended). No Luxembourg Guarantor is in a state of cessation of payments (cessation de paiements) and has not lost its creditworthiness. No application has been made by any Luxembourg Guarantor or, as far as it is aware, by any other person for the appointment of a commissaire, juge commissaire, liquidateur, curateur or similar officer pursuant to any insolvency or similar proceedings. No application has been made by any Luxembourg Guarantor for a voluntary or judicial winding up or liquidation. The head office (administration centrale), the place of effective management (siège de direction effective) and (for the purposes of the Council Regulation (EC) N° 2015/848 of May 20, 2015 on insolvency proceedings) the center of main interests (centre des intérets principaux) of each Luxembourg Guarantor in Luxembourg is located at the place of its registered office (siège statutaire) in Luxembourg and it has no “establishment” (as that term is used in Article 2(10) of Council Regulation (EC) N° 2015/848 of May 20, 2015 on insolvency proceedings) in any other jurisdiction. In addition, each Luxembourg Guarantor is in compliance with any reporting requirements applicable to it pursuant to the Central Bank of Luxembourg regulation 2011/8 or the Regulation (EU) No 648/2012 of the European Parliament and of the Council of 4 July 2012 on OTC derivatives, central counterparties (CCPs) and trade repositories (TRs), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.19        Regulatory Matters. Subject to the disclosures contained or incorporated by reference in Irish Holdco’s prospectus supplement dated as of April 15, 2015:

(a)        Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of Irish Holdco and its Subsidiaries holds all company permits, including (1) all permits, licenses, franchises, approvals, registrations, authorizations and clearances necessary for each of Irish Holdco and its Subsidiaries to conduct the business in which they are engaged, as such business is now conducted and is planned to be conducted, and (2) authorizations of any applicable Governmental Authority that are concerned with the quality, identity, strength, purity, safety, efficacy, labeling, manufacturing, marketing, promotion, distribution, sale, pricing, import or export of Irish Holdco products necessary for the lawful operating of the businesses of Irish Holdco or any of its Subsidiaries as currently conducted or as planned to be conducted (the “Company Regulatory Permits”); (ii) all such Company Regulatory Permits are valid and in full force and effect; and (iii) each of Irish Holdco and its Subsidiaries, to the knowledge of any of Irish Holdco and the Borrower (to the extent business activities are being conducted by third parties), is in compliance with the terms of all Company Regulatory Permits.

(b)        Since January 1, 2012, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the businesses of each of Irish Holdco and its Subsidiaries are being conducted, to the knowledge of any of Irish Holdco and the Borrower (to the extent business activities are being conducted by third parties), in compliance with all applicable Laws, including (i) the FDCA; (ii) the PHSA; (iii) federal Medicare and Medicaid statutes and related state or local statutes; (iv) provincial formulary and drug pricing statutes; (v) any comparable foreign Laws for any of the foregoing applicable in jurisdictions in which material quantities of any of Irish Holdco products or Irish Holdco product candidates are sold or intended by Irish Holdco to be sold; (vi) federal, state or provincial criminal or civil healthcare Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), criminal False Claims Act (42 U.S.C. §1320a-7b(a)), Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), all criminal laws relating to health care fraud and abuse, including 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d et seq.) (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), and any comparable federal, state, provincial or local healthcare Laws); (vii) all applicable foreign, federal, state, and provincial Laws pertaining to privacy, data protection, and information security, including, to the extent applicable, all HIPAA and HITECH provisions pertaining to privacy, information security, and breach notification; (viii) state or provincial licensing, disclosure and reporting requirements; (ix) federal or state Laws regarding the collection, reporting and processing of any applicable rebate, chargeback or adjustment under any state supplemental rebate program, the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs; and (x) the rules and regulations promulgated pursuant to all such applicable Laws, each as amended from time to time (collectively, “Company Healthcare Laws”). Since January 1, 2012, neither Irish Holdco nor any of its Subsidiaries has received any written notification or communication from any Governmental Authority of noncompliance by, or liability of Irish Holdco or its Subsidiaries under, any Company Healthcare Laws, except where such noncompliance or liability would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)        As of the Closing Date, none of Irish Holdco and its Subsidiaries, to the knowledge of any of Irish Holdco and the Borrower (to the extent business activities are being conducted by third parties), is party to or has any reporting or disclosure obligations under any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Authority.

(d)        All pre-clinical and clinical investigations in respect of any of Irish Holdco’s products or Irish Holdco’s product candidates conducted or sponsored by each of Irish Holdco and its Subsidiaries are being conducted in compliance with all applicable Laws administered or issued by the applicable Governmental Authorities, except, in each case, for such noncompliance that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(e)        As of the Closing Date, since January 1, 2012, neither Irish Holdco nor any of its Subsidiaries has received any written notice from the FDA or any foreign agency with jurisdiction over the development, marketing, labeling, sale, use, handling and control, safety, efficacy, reliability, or manufacturing of drugs which would reasonably be expected to lead to the denial, material limitation, revocation, or rescission of any of the Company Regulatory Permits or of any application for marketing approval already granted or currently pending before the FDA or such other Governmental Authority.

(f)        Since January 1, 2012, all reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other Governmental Authority by Irish Holdco and its Subsidiaries have been so filed, maintained or furnished, except where failure to file, maintain or furnish such reports, documents, claims, permits or notices would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such reports, documents, claims, permits and notices were complete and accurate in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing). Since January 1, 2012, neither Irish Holdco nor any of its Subsidiaries, nor, to the knowledge of any of Irish Holdco and the Borrower, any officer, employee, agent or distributor of Irish Holdco or any of its Subsidiaries, has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement, in each such case, related to the business of Irish Holdco or any of its Subsidiaries, that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the FDA or any other Governmental Authority to invoke any similar policy, except for any act or statement or failure to make a statement that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Neither Irish Holdco nor any of its Subsidiaries, nor, to the knowledge of any of Irish Holdco and the Borrower, any officer, employee, agent or distributor of Irish Holdco or any of its Subsidiaries, has been debarred or convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law applicable in other jurisdictions in which material quantities of any of Irish Holdco products or Irish Holdco product candidates are sold or intended by Irish Holdco to be sold. Since January 1, 2012, neither Irish Holdco nor any of its Subsidiaries, nor, to the knowledge of any of Irish Holdco and the Borrower, any officer, employee, agent or distributor of Irish Holdco or any of its Subsidiaries, has been debarred, suspended or excluded from participation in any federal health care program or convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935 (42 U.S.C. § 1320a-7), as amended, or any similar Company Healthcare Law or program.

(g)        Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither Irish Holdco nor any of its Subsidiaries has voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field corrections, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action to wholesalers, distributors, retailers, healthcare professionals or patients relating to an alleged lack of safety, efficacy or regulatory compliance of any of Irish Holdco’s products. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of any of Irish Holdco and the Borrower, there are no facts which are reasonably likely to cause, and Irish Holdco has not received any written notice from the FDA or any other Governmental Authority regarding (i) the recall, market withdrawal or replacement of any of Irish Holdco’s products sold or intended to be sold by Irish Holdco or any of its Subsidiaries (other than recalls, withdrawals or replacements that are not material to Irish Holdco or its Subsidiaries, taken as a whole), (ii) a material change in the marketing classification or a material adverse change in the labeling of any of Irish Holdco’s products, (iii) a termination or suspension of the manufacturing, marketing, or distribution of any of Irish Holdco’s products, or (iv) a material negative change in reimbursement status of any of Irish Holdco’s products.

Section 3.20        PATRIOT Act, etc.

(a)        To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) The Trading with the Enemy Act, 50 U.S.C. §§ 1701 et seq., as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. None of the Loan Parties or any of their respective Affiliates or their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit, the Transactions or the other transactions hereunder, is any of the following (each a “Blocked Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) a Person with which any Agent or Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” (as defined in the Executive Order No. 13224); (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (vi) a Person affiliated or associated with any Person described in Section 3.20(a)(i) through Section 3.20(a)(v) above.

(b)        No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE IV

Conditions

Section 4.01        Conditions Precedent to the Closing Date. The obligations of the Lenders to extend Loans in respect of the Commitments on the date of the first Borrowing hereunder are subject to the satisfaction of the following conditions precedent:

(a)        Execution. The Administrative Agent (or its counsel) shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Irish Holdco, the Borrower and each

Subsidiary Guarantor, and (ii) the U.S. Security Agreement, executed and delivered by a duly authorized officer of Irish Holdco, the Borrower and each Guarantor.

(b)        Organizational Documents and Necessary Consents. The Administrative Agent shall have received (i) a copy of the certificate of incorporation, memorandum of association or articles of incorporation and all applicable, if any, certificates of incorporation on a change of name or certificates of re-registration or other formation documents, including all amendments thereto, of each Loan Party (other than any Foreign Subsidiary) as of the Closing Date, certified as of a recent date by the Secretary of State of the state of its organization, and (a certificate as to or of compliance evidencing the good standing of each such Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the secretary or assistant secretary of each Loan Party as of the Closing Date dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or similar governing documentation) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, (in the case of each Borrower) the borrowings hereunder, (in the case of each such Loan Party) the granting of the Liens contemplated to be granted by it under the Collateral Documents and (in the case of each Guarantor) the Guaranteeing of the Secured Obligations as contemplated by this Agreement, the Collateral Documents and other Loan Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) if applicable, that the certificate or articles of incorporation or other formation documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above or where a certificate of good standing is not applicable in its jurisdiction of incorporation that attach a true, up to date and correct copy of the certificate or articles of incorporation or other formation documents of each Loan Party duly certified as being true, up to date and correct and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary (or manager or director, if applicable) executing the certificate pursuant to (ii) above.

(c)        USA Patriot Act. At least three (3) Business Days prior to the Closing Date, each Person which shall become a Loan Party on the Closing Date shall have provided the documentation and other information to the Lenders (to the extent requested by the Lenders at least ten (10) Business Days prior to the Closing Date) that are required by regulatory authorities under the applicable “know-your-customer” rules and regulations and anti-money laundering rules and regulations, including the USA Patriot Act; provided that such documentation or other information shall not result in the Loans hereunder being deemed to be illegal or contrary to the internal policies relating to “know-your-customer” rules and regulations and anti-money laundering rules and regulations of the Administrative Agent.

(d)        Collateral. (i) All documents and instruments required to perfect the Collateral Agent’s security interest in (A) subject to the Agreed Security Principles (in the case of the Equity Interests of any Foreign Subsidiary), all of the issued and outstanding Equity Interests of each Subsidiary Guarantor and (B) subject to the Agreed Security Principles (in the case of any Foreign Subsidiary), substantially all of the assets of Irish Holdco, the Borrower and each Subsidiary Guarantor (in each case, to the extent included in the Collateral) shall have been executed and delivered and, if applicable, be in proper form for filing.

(e)        Additional Requirements for Foreign Subsidiary Guarantors.

(i)        The Administrative Agent shall have received, in respect of each Luxembourg Guarantor, a manager’s certificate in a form satisfactory to the Administrative Agent, dated as of the Closing Date and signed by a manager of each such Luxembourg Guarantor, certifying, inter alia, the following items:

(A)        a true, correct, complete and up-to-date copy of its articles of association;

(B)        a true, correct, complete and up-to-date copy of the resolutions of the board of managers of each Luxembourg Guarantor approving, inter alia, its entry into the Loan Documents to which it is a party;

(C)        a true, correct, complete and up-to-date copy of an excerpt of the Luxembourg Companies Register dated on the Closing Date or at the earliest one (1) Business Day before the Closing Date;

(D)        a true, correct, complete and up-to-date copy of a certified true certificate of non-registration of judgments (certificat de non-inscription d’une décision judiciaire) dated on the Closing Date or at the earliest one (1) Business Day before the Closing Date, issued by the Luxembourg Companies Register;

(E)        a true, correct, complete and up-to-date copy of the specimen signatures of all authorised signatories; and

(F)        each Luxembourg Guarantor complies with, and adheres to, the provisions applicable to it of the Luxembourg Law dated May 31, 1999 concerning the domiciliation of companies, as amended.

(ii)        The Administrative Agent shall have received, in respect of each Guarantor organized under the laws of Ireland, a director’s or secretary’s certificate in a form satisfactory to the Administrative Agent, dated as of the Closing Date and signed by a director or secretary of such Guarantor, certifying, inter alia, the following items

(A)        that the entry by such Guarantor into the Loan Documents would:

(1)        not cause any borrowing, guaranteeing, security or similar limit binding on such Guarantor to be exceeded;

(2)        not constitute financial assistance for the purposes of Section 82 of the Companies Act; and

(3)        not be prohibited by Section 31 of the Companies Act 1990 (as from time to time amended, replaced or re-enacted);

(B)        a true, correct and up-to-date list of the present directors and secretaries of such Guarantor;

(C)        that neither the Guarantor nor any of its directors or secretaries, is a company or a person to whom either Chapter 1 (dealing with the restriction of directors and other officer) or Chapter 2 (dealing with the disqualification of certain persons from acting as directors or auditors of, or managing, companies) of Part VII of the Companies Act, 1990 (as from time to time amended, replaced or re-enacted) applies; and

(D)        each copy document relating to it specified in the director’s certificate is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(iii)        The Administrative Agent shall have received, in respect of each Guarantor organized under the laws of Bermuda, an officer’s certificate in a form satisfactory to the Administrative Agent, dated as of the Closing Date and signed by an officer of each such Guarantor, certifying, inter alia, the following items:

(A)        a certified copy of the true, correct, complete and up-to-date constitutional documents of each such Guarantor including, but not limited to, the certificate of incorporation (and any amendments thereto), memorandum of association (and any amendments thereto), bye-laws, foreign exchange letter, tax assurance certificate, register of directors and officers and register of members;

(B)        a pdf copy of a Certificate of Compliance issued by the Registrar of Companies no later than three (3) Business Days prior to the execution hereof;

(C)        a true, correct, complete and up-to-date copy of the resolutions of the Board of Directors approving the granting of the guarantee and the entry into the Loan Documents to which it is a party and recommending that the shareholders approve any proposed amendments to the bye-laws in connection with the entry into a charge over the shares of each such Guarantor in favour of the Administrative Agent; and

(D)        a true, correct, complete and up-to-date copy of the resolutions of the shareholder of each such Guarantor approving the amendment to the bye-laws in connection with the entry into a charge over the shares of each Guarantor in favour of the Administrative Agent.

(f)        Foreign Security Documents. The Administrative Agent shall have received, in respect of each Foreign Subsidiary Guarantor, the respective Foreign Security Documents, in each case in a form satisfactory to the Administrative Agent.

(g)        Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, Collateral Agent, the Lead Arrangers and the Lenders, a written opinion of (i) Cooley LLP, New York counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, (ii) (a) McCann FitzGerald Solicitors, Irish counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent and (b) Arthur Cox, Irish counsel for the Administrative Agent and Collateral Agent in relation to validity and enforceability aspects, and confirmation that the entry by Irish Holdco and its Subsidiaries into the Loan Documents will not constitute financial assistance for the purposes of Section 82 of the Companies Act, in form and substance reasonably acceptable to the Administrative Agent, (iii) Arendt & Medernach, Avocats à la Cour, Luxembourg counsel for Horizon in relation to capacity and enforceability aspects, in form and substance reasonably acceptable to the Administrative Agent, (iv) Appleby (Bermuda) Limited, Bermuda counsel for the Administrative Agent and the Lenders in relation to capacity, authority, execution and enforceability aspects, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent, the Lead Arrangers and the Lenders, and in each case, each of their permitted assigns, and (C) the Borrower and each other Loan Party and the Administrative Agent hereby request such counsel to deliver such opinions.

(h)        Limited Representations and Warranties. The (i) Specified Acquisition Representations shall be true and correct in all material respects (or, if qualified as to “materiality” or “Material Adverse Effect,” in all respects) to the extent required by the definition thereof and (ii) the Specified Representations shall be true and correct in all material respects (or, if qualified as to “materiality” or “Material Adverse Effect”, in all respects) on and as of the Closing Date, except in the case of any such representation and warranty under either clause (i) or (ii) that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, if qualified by materiality or “Material Adverse Effect”, in all respects) as of such earlier date.

(i)        [Reserved].

(j)        Acquisition. Substantially concurrently with the Borrowing of 2015 Term Loans hereunder, (i) the Acquisition shall be consummated in accordance with the terms and conditions of the Acquisition Documentation, and the Acquisition Agreement shall not have been altered, amended or otherwise modified or supplemented or any provision or condition therein waived, and the Borrower and/or Acquisition Sub shall not have consented to any action which would require the consent of Borrower and/or Acquisition Sub under the Acquisition Agreement, if such alteration, amendment, modification, supplement, waiver or consent would be materially adverse to the interests of the Lenders (in their capacities as such), in any such case without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that (a) any alteration, amendment, modification, supplement or express waiver or consent granted by the Borrower or Acquisition Sub under the Acquisition Agreement that results in a reduction in the amount described in Section 2 of the Acquisition Agreement (the “Purchase Price”) not to exceed $100 million shall not be deemed to be materially adverse to the interests of the Lenders; provided that, any such reduction in the Purchase Price shall be applied to reduce the 2015 Term Loans, or (b) any alteration, amendment, modification, supplement or express waiver or consent granted by the Borrower or Acquisition Sub under the Acquisition Agreement that results in an increase in the Purchase Price shall be deemed not to be materially adverse to the interests of the Lenders; provided that, any such increases shall be funded solely by the issuance by Irish Holdco of common equity or cash otherwise available to Irish Holdco or any of its subsidiaries).

(k)        No Target Material Adverse Effect. Since the date of the Acquisition Agreement, there shall not have occurred a Target Material Adverse Effect that shall be continuing as of the Expiration Date (as defined in the Acquisition Agreement).

(l)        U.S. searches. The Administrative Agent shall have received completed results of searches reasonably requested by the Administrative Agent (which results shall be reasonably satisfactory to the Administrative Agent), dated on or before the Closing Date, including all effective financing statements filed in (i) the jurisdictions of organization of the Borrower, the Target and each of their respective Domestic Subsidiaries that is a Material Subsidiary and (ii) in the District of Columbia for each foreign subsidiary that is a Material Subsidiary, in each case, that name such Person as debtor, together with copies of such financing statements.

(m)        Irish searches. The Administrative Agent shall have received searches in the Companies Registration Office, the High Court Central Office and the Judgments Office in respect of Irish Holdco and each other Subsidiary Guarantor that is incorporated under the laws of the Republic of Ireland and each other Subsidiary that is incorporated under the laws of the Republic of Ireland that will be a signatory to a Loan Document.

(n)        Solvency Certificate. The Administrative Agent shall have received a certificate of Irish Holdco, signed by a director or senior financial officer of Irish Holdco, in substantially the form attached hereto as Exhibit C, attesting to the solvency of Irish Holdco and its Subsidiaries (including the

Borrower and its Subsidiaries), taken as a whole, after giving effect to the proposed Transactions on the Closing Date.

(o)        Fees. To the extent invoiced at least two (2) Business Days prior to the Closing Date, all costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated by the Fee Letter or as otherwise agreed by the parties thereto, payable to each Lead Arranger, each Agent and the Lenders, shall have been paid to the extent due.

(p)        Refinancing. Substantially concurrently with the Borrowing of 2015 Term Loans hereunder, the Refinancing shall be consummated in full to the satisfaction of the Lenders with all Liens in favor of the existing lenders being unconditionally released; the Administrative Agent shall have received a “pay-off” letter in form and substance reasonably satisfactory to the Administrative Agent with respect to all Indebtedness being refinanced in the Refinancing; and the Administrative Agent shall have received from any person holding any Lien securing any such Indebtedness, such UCC (or equivalent) termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property and other instruments, in each case in proper form for recording or filing, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such Indebtedness. After giving effect to the Transactions, Irish Holdco and its Subsidiaries (including, without limitation, the Target and its Subsidiaries) shall have no outstanding preferred equity (unless owned by a direct parent thereof which is a Loan Party) or Indebtedness for borrowed money, except for Indebtedness incurred pursuant to (i) the Loan Documents, (ii) indebtedness expressly permitted to remain outstanding after the Closing Date pursuant to the Acquisition Agreement (as in effect on the date thereof), (iii) the Existing Notes, (iv) the Horizon Convertible Notes, (iv) working capital leases, capital leases and Indebtedness incurred in the ordinary course, (v) intercompany debt among Irish Holdco and its Subsidiaries, (vi) the New Horizon Unsecured Notes and (vii) such other existing indebtedness identified to, and expressly permitted to remain outstanding after the Closing Date by, the Lead Arrangers as “surviving debt” prior to the date hereof.

(q)        New Horizon Unsecured Notes. Substantially concurrently with the Borrowing of the 2015 Term Loans hereunder, the gross proceeds from the offering of New Horizon Unsecured Notes shall be released from escrow with aggregate gross proceeds of not less than $475,000,000.

(r)        Financial Statements. The Administrative Agent shall have received (i) the financial statements described in Section 3.04(a), (ii) unaudited consolidated balance sheets and related statements of comprehensive income (loss) and cash flows of Irish Holdco and its subsidiaries and the unaudited consolidated balance sheets and related statements of operations and cash flows of Target for each fiscal quarter ended after the close of its most recent fiscal year and at least 45 days prior to the Closing Date and (iii) the unaudited pro forma consolidated financial statements (including a consolidated balance sheet and related statements of income) of Irish Holdco and its Subsidiaries (with such adjustments, omissions or exceptions as are reasonably acceptable to the Administrative Agent) for the for each fiscal quarter ended after December 31, 2014 and ended at least 45 days prior to the Closing Date and for the fiscal year ended December 31, 2014.

(s)        Notice of Borrowing. A Borrowing Request shall have been delivered in accordance with the terms of Section 2.03.

Notwithstanding anything in this Agreement to the contrary it is understood that, to the extent any security interest in the Collateral (other than (1) any Collateral the security interest in which may be perfected by the filing of a UCC financing statement, (2) with respect to the Borrower, the Target and their respective Domestic Subsidiaries that are Subsidiary Guarantors by intellectual property filings with the United States Patent and Trademark Office or the United States Copyright Office or (3) by the delivery of certificates representing the Equity Interests of the Borrower and its Domestic Subsidiaries that are Material Subsidiaries and, if received by the Borrower prior to the Closing Date, the Target and its Domestic Subsidiaries) is not perfected or, with respect to (a) any Mortgages, (b) any Collateral, the pledge of which requires a filing in any foreign jurisdiction, (c) any Foreign Security Documents and any other Collateral Documents with respect to any jurisdiction outside the United States that are not provided on the Closing Date after Irish Holdco’ use of commercially reasonable efforts to do so and (d) the Equity Interests of the Target and its Subsidiaries are not provided on the Closing Date after Irish Holdco’ use of commercially reasonable efforts to do so and without undue burden and expense, the perfection or provision of such security interest will not constitute a condition precedent to the availability of the 2015 Term Loans on the Closing Date, but Irish Holdco and the Borrower agree to grant or perfect such security interest no later than 90 days after the Closing Date (subject to extension by the Administrative Agent in its reasonable discretion and subject to the Agreed Security Principles).

Each Borrowing on the Closing Date shall be deemed to constitute a representation and warranty by Irish Holdco and the Borrower on such date as to the satisfaction of the matters specified above in this Section 4.01 (except that no representation shall be deemed made as to whether any item is required to be acceptable or satisfactory to the Administrative Agent is acceptable or satisfactory to it).

Section 4.02        Each Credit Event after the Closing Date. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, after the Closing Date is subject to the satisfaction of the following conditions:

(a)        Except as set forth in Section 2.20(d) with respect to Incremental Term Loans used to finance a Permitted Acquisition, the representations and warranties of Irish Holdco, the Borrower, and, if applicable, each Additional Borrower, and their respective Restricted Subsidiaries set forth in this Agreement shall be true and correct in all material respects (or, if qualified as to “materiality” or “Material Adverse Effect”, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, if qualified by materiality or “Material Adverse Effect”, in all respects) as of such earlier date.

(b)        Except as set forth in Section 2.20(d) with respect to Incremental Term Loans used to finance a Permitted Acquisition, at the time of and immediately after giving effect to such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c)        A Borrowing Request shall have been delivered in accordance with the terms of Section 2.03 or a Letter of Credit application in accordance with the terms of Section 2.06(b).

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Target, the Borrower and, if applicable, each Additional Borrower, on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V

Affirmative Covenants

From the Closing Date until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all

Letters of Credit shall have expired, terminated or been Cash Collateralized and all LC Disbursements shall have been reimbursed, Irish Holdco, each Restricted Subsidiary and, if applicable, each Additional Borrower, covenant and agree with the Lenders that:

Section 5.01        Financial Statements and Other Information. Irish Holdco will furnish to the Administrative Agent, on behalf of each Lender:

(a)        within ninety (90) days after the end of each fiscal year of Irish Holdco, an audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows for Irish Holdco and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if any), with such audited balance sheet and related consolidated financial statements reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, except to the extent solely due to the scheduled occurrence of a Maturity Date within one year from the date of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Irish Holdco and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)        within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Irish Holdco, a consolidated balance sheet and related statements of operations and cash flows for Irish Holdco and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Irish Holdco and its consolidated Subsidiaries (or Irish Holdco and its consolidated Restricted Subsidiaries, as applicable) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)        concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate (a “Quarterly Compliance Certificate”) of a Financial Officer of Irish Holdco (1) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (2) commencing with the certificate delivered pursuant to clause (b) above for the first full fiscal quarter ending after the Amendment No. 5 Effective Date setting forth (i) a calculation of the Total Net Leverage Ratio as of the last day of the most recent Test Period, (ii) if on the last day of the relevant fiscal quarter there are outstanding Revolving Loans, Swing Line Loans and Letters of Credit (excluding Letters of Credit (whether drawn or undrawn) to the extent Cash Collateralized or backstopped on terms reasonably acceptable to the Administrative Agent) in an aggregate principal amount exceed 25% of the aggregate principal amount of all Revolving Commitments (including any Incremental Revolving Facilities and Letters of Credit), whether such Total Net Leverage Ratio is at or below the required Total Net Leverage Ratio in respect of such Test Period, (iii) a calculation of the First Lien Net Leverage Ratio as of the last day of the most recent Test Period and (iv) whether such First Lien Net Leverage Ratio results in a change in the commitment fee as set forth in Section 2.12(a);

(d)        concurrently with the delivery of each set of consolidated financial statements referred to in Sections 5.01(a) and 5.01(b) above, if applicable, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements;

(e)        concurrently with the delivery of the certificate of a Financial Officer of Irish Holdco under clause (c) above, updated versions of the schedules to the U.S. Security Agreement and/or any other applicable Collateral Document (provided that if there have been no changes to any such schedules since the previous updating required thereby, Irish Holdco shall indicate that there has been “no change” to the applicable schedule(s));

(f)        as soon as available, but in any event not more than ninety (90) days after the end of each fiscal year of Irish Holdco, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of Irish Holdco for each quarter of the fiscal year following such fiscal year as customarily prepared by management of Irish Holdco for its internal use consistent in scope with the financial statements provided in Section 5.01(a) and in form reasonably satisfactory to the Administrative Agent (without giving effect to any Unrestricted Subsidiaries) and setting forth the principal assumptions on which such budget is based;

(g)        promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of Irish Holdco or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as may be reasonably requested by the Administrative Agent or by any Lender through the Administrative Agent; and

(h)        concurrently with the delivery of each set of consolidated financial statements referred to in Sections 5.01(a) and 5.01(b) above, the related customary management discussion and analysis.

Information required to be delivered pursuant to Sections 5.01(a), 5.01(b) and 5.01(h) shall be deemed to have been delivered if such information, or one or more annual, quarterly or other periodic reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov; provided that, for the avoidance of doubt, Irish Holdco shall be required to provide copies of the compliance certificates required by clauses (c) and (e) of this Section 5.01 to the Administrative Agent. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under clause (a) or (b) above shall be restated, the Borrower shall deliver, promptly after such restated financial statements become available, revised compliance certificates required by clause (c) and (e) of this Section 5.01 with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer of Irish Holdco.

Irish Holdco and each Borrower hereby acknowledges that (a) the Administrative Agent, the Lead Arrangers, the Amendment No. 1 Arrangers, the Amendment No. 2 Arrangers, the Amendment No. 3 Arranger, the Amendment No. 4 Arranger, the Amendment No. 5 Arrangers, and/or the Amendment No. ~~5~~6 Arrangers will make available to the Lenders materials and/or information provided by or on behalf of Irish Holdco and the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Irish Holdco, the Borrower or their respective Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Irish Holdco and each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders (other than materials made available on the website of the SEC) shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Irish Holdco and each Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Amendment No. 1 Arrangers, the Amendment No. 2 Arrangers, the Amendment

No. 3 Arranger, the Amendment No. 4 Arranger, the Amendment No. 5 Arrangers, the Amendment No. 6 Arrangers and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to Irish Holdco, each Borrower or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent, the Lead Arrangers, the Amendment No. 1 Arrangers, the Amendment No. 2 Arrangers, the Amendment No. 3 Arranger, the Amendment No. 4 Arranger, ~~and~~ the Amendment No. 5 Arrangers and the Amendment No. 6 Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

Section 5.02        Notices of Material Events. Irish Holdco and each Restricted Subsidiary will, upon knowledge thereof by a Responsible Officer, furnish to the Administrative Agent prompt written notice of the following:

(a)        the occurrence of any Default;

(b)        the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Irish Holdco, Borrower or any Subsidiary or Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c)        the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d)        (i) any contribution required to be made with respect to a Non-U.S. Plan has not been timely made; (ii) Irish Holdco or any Subsidiary has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan; or (iii) Irish Holdco or any Subsidiary may incur any material liability pursuant to any Non-U.S. Plan, in each case, to the extent that such event could reasonably be expected to result in a Material Adverse Effect;

(e)        any event or discovery of conditions, including, but not limited to a Release or threatened Release of Hazardous Materials, that could reasonably be expected to result in a Material Adverse Effect; and

(f)        any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of Irish Holdco setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Information required to be delivered pursuant to clause (b) of this Section 5.02 shall be deemed to have been delivered if such information, or one or more annual or quarterly or other periodic reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section 5.02 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

Section 5.03        Existence; Conduct of Business. Irish Holdco and the Borrower will, and will cause each of their respective Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that (i) the foregoing shall not prohibit any Disposition, merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 6.03 or Section 6.11 and (ii) neither Irish Holdco nor any of its Material Subsidiaries shall be required to preserve any right, license, permit, privilege, franchise, patent, copyright, trademark, trade name or other intellectual property rights which in the reasonable good faith determination of Irish Holdco or such Material Subsidiary are not material to the conduct of the business of Irish Holdco or its Material Subsidiaries.

Section 5.04        Tax Status; Payment of Obligations. Irish Holdco and the Borrower will, and will cause each of their Restricted Subsidiaries to, pay their material obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Irish Holdco, the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Additional Borrower that is organized in a jurisdiction other than the Republic of Ireland will become tax resident in the Republic of Ireland.

Section 5.05        Maintenance of Properties; Insurance. Irish Holdco will, and will cause each of the Material Subsidiaries to, (a) keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable carriers (i) insurance in such amounts (with no greater risk retention) and against such risks and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required pursuant to the Collateral Documents. Irish Holdco and the Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. Irish Holdco and the Borrower shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Loan Parties’ tangible personal property and assets and business interruption insurance policies naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies naming the Administrative Agent an additional insured. In the event Irish Holdco, the Borrower or any of their respective Material Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.

Section 5.06        Books and Records; Inspection Rights. Irish Holdco and the Borrower will, and will cause each of their respective Material Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and applicable law are made of all material financial dealings and transactions in relation to its business and activities. Irish Holdco and the Borrower will, and will cause each of their respective Material Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (pursuant to a request made through the Administrative Agent), at reasonable times upon reasonable prior notice (but not more than once annually if no Event of Default shall exist), to visit and inspect its properties, to examine and make extracts from its books and records, including examination of its environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Irish Holdco and the Borrower acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to Irish Holdco and its Material Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.

Section 5.07        Compliance with Laws and Material Contractual Obligations.

(a)        Irish Holdco and the Borrower will, and will cause each of their respective Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation, Benefit Plan Laws and Environmental Laws) and (ii) perform in all material respects its obligations under Material Agreements to which it is a party, (iii) complete any investigation, study, sampling and testing and undertake any clean up, removal, remediation or other response necessary to remove and clean up any Release of Hazardous Materials, as required under applicable Environmental Laws; and (iv) respond to any action, suit or proceeding asserting any Environmental Liability against Irish Holdco, the Borrower and each of their respective Subsidiaries, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)        Irish Holdco will maintain in effect and enforce policies and procedures designed to ensure compliance by Irish Holdco, its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.08        Use of Proceeds.

(a)        (i) Irish Holdco shall use the proceeds of the 2015 Term Loans, together with the proceeds of the New Horizon Unsecured Notes and available cash, to finance the Transactions and the Refinancing and to pay any related fees and expenses, (ii) the Borrower and HPUI will use the proceeds of the Incremental Term B-1 Loans to finance, in part, the Raptor Acquisition and the repayment of Indebtedness of Raptor, (iii) the Borrower and HPUI will use the proceeds of the Second Amendment Refinancing Term Loans to repay any Second Amendment Refinanced Term Loans that are not converted to Second Amendment Refinancing Term Loans on the Amendment No. 2 Effective Date, (iii) the Borrower and HPUI will use the proceeds of the Third Amendment Refinancing Term Loans to repay any Third Amendment Refinanced Term Loans that are not converted to Third Amendment Refinancing Term Loans on the Amendment No. 3 Effective Date, (iv) the Borrower and HPUI will use the proceeds of the Fourth Amendment Refinancing Term Loans to repay any Fourth Amendment Refinanced Term Loans that are not converted to Fourth Amendment Refinancing Term Loans on the Amendment No. 4 Effective Date ~~and~~, (v) the Borrower and any Additional Borrower will use the proceeds of the Revolving Loans from time to time for general corporate purposes and (vi) HPUI will use the proceeds of the Sixth Amendment Refinancing Term Loans to repay any Sixth Amendment Refinanced Term Loans that are not converted to Sixth Amendment Refinancing Term Loans on the Amendment No. 6 Effective Date.

(b)        No part of the proceeds of any Loan will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X; (ii) in violation of Sanctions; (iii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Country or Sanctioned Person; (iv) in any manner that would result in the violation of any Sanctions applicable to any party hereto; or (v) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

Section 5.09        Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances.

(a)        Within the time periods specified in Section 5.09(f) below after any Person becomes a Restricted Subsidiary that is not an Excluded Subsidiary or any Excluded Subsidiary that is not an Unrestricted Subsidiary ceases to be an Excluded Subsidiary (including by qualifying independently as, or being designated by the Borrower as, a Material Subsidiary, which in the case of a qualification shall be the date on which financial statements have been delivered pursuant to Section 5.01 that demonstrate such qualification) (a “New Loan Party”), Irish Holdco and the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall (subject to the Agreed Security Principles, in the case of any Foreign Subsidiary) cause each such New Loan Party to deliver to the Administrative Agent a Joinder Agreement and a supplement to this Agreement and, in the case of a Domestic Subsidiary, the U.S. Security Agreement and each other applicable Collateral Document (in each case in the form contemplated thereby and modified as required in order to comply with local laws in accordance with the Agreed Security Principles, if applicable) pursuant to which such Subsidiary agrees to be bound by the terms and provisions of this Agreement, the U.S. Security Agreement (if applicable) and other applicable Collateral Document, to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions as may be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent and its counsel.

(b)        (i) Subject to the Agreed Security Principles (where applicable) and Section 5.09(f), Irish Holdco will cause, and will cause each other Loan Party to cause, all of its owned property (whether real, personal, tangible, intangible, or mixed but excluding Excluded Assets) to be subject at all times to perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents on a first priority basis, subject to no other Liens other than Permitted Liens and (ii) without limiting the generality of the foregoing, and subject to the Agreed Security Principles (where applicable) and Section 5.09(f), Irish Holdco (A) will cause the issued and outstanding Equity Interests of each Subsidiary directly owned by Irish Holdco or any other Loan Party (other than Excluded Equity Interests) to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request and (B) will, and will cause each other Loan Party to, deliver Mortgages and Mortgage Instruments with respect to real property (excluding Excluded Assets) owned by Irish Holdco or such Loan Party to the extent, and within such time period as is, reasonably required by the Administrative Agent; provided that with respect to jurisdictions that impose mortgage recording taxes, the applicable Mortgages and Mortgage Instruments and any other Collateral Documents shall not secure indebtedness in an amount exceeding 105% of the fair market value of the applicable mortgaged property, as reasonably determined in good faith by the Loan Parties and reasonably acceptable to the Administrative Agent.

(c)        Without limiting the foregoing, but subject to the Agreed Security Principles and Section 5.09(f), Irish Holdco will, and will cause each other Loan Party to, execute and deliver, or cause to be executed and delivered, to the Collateral Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of Irish Holdco; provided that, in connection with any real property subject to this Section 5.09(c), Irish Holdco will comply with the National Flood Insurance Reform Act of 1994 and related legislation and regulations to the extent applicable.

(d)        Subject to the Agreed Security Principles and Section 5.09(f), if any assets (including any real property or improvements thereto or any interest therein) are acquired by a Loan Party (other than Excluded Assets and assets constituting Collateral that become subject to the Lien in favor of the Administrative Agent upon acquisition thereof), Irish Holdco will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, Irish Holdco will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (b) of this Section 5.09, all at the expense of Irish Holdco.

(e)        Except with respect to a Subsidiary that is an Excluded Subsidiary, concurrently with the designation of any Subsidiary as a guarantor under any other Material Indebtedness of Irish Holdco after the Closing Date, Irish Holdco shall cause each such Subsidiary (i) to execute a Joinder Agreement substantially in the form of Exhibit D (each a “Joinder Agreement”) to become a Subsidiary Guarantor (in the case of a Foreign Subsidiary, modified as required in order to comply with local laws in accordance with the Agreed Security Principles) and such joinder shall be accompanied by appropriate officers’ certificates, resolutions, Organizational Documents and legal opinions of counsel, as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(f)        Notwithstanding anything to the contrary herein or in any other Loan Document, (i) any deliverables delivered pursuant to this Section 5.09 as of the Closing Date shall be subject to the penultimate paragraph of Section 4.01, (ii) with respect to any real property acquired after the Closing Date, the Loan Parties shall have ninety (90) days after the acquisition of the applicable real property (or such later date as may be agreed upon by the Administrative Agent in the exercise of its reasonable discretion with respect thereto) to take the actions required by this Section 5.09, (iii) with respect to any other property or assets acquired after the Closing Date or with respect to any New Loan Party, the Loan Parties shall have forty-five (45) days, or ninety (90) days in the case of the Equity Interests, property or assets of, or actions required to be taken by, any Foreign Subsidiary, after the acquisition thereof or such Person becomes a New Loan Party (or such later date as may be agreed upon by the Administrative Agent in the exercise of its reasonable discretion with respect thereto) to take the actions required by this Section; provided that, in the case of any Equity Interests, property or assets of any Foreign Subsidiary acquired or any Foreign Subsidiary becoming a New Loan Party within ninety (90) days after the Closing Date, the Loan Parties shall have the longer of (A) ninety (90) days after the Closing Date and (B) ninety (90) days after such acquisition or such Person becoming a New Loan Party to take any such actions (or, in each case such later date as may be agreed upon by the Administrative Agent in the exercise of its reasonable discretion with respect thereto), and (iv) no Loan Party shall have any obligation to (A) enter into control agreements with respect to any security interest or lien in any Deposit Account or Securities Account (in each case, as defined in the UCC) included in the Collateral, (B) perfect any security interest or lien in any intellectual property included in the Collateral in any jurisdiction other than in the United States, except with respect to Foreign Intellectual Property issued or registered by, or applied-for in, a Covered Jurisdiction, (C) to obtain any landlord waivers, estoppels or collateral access letters, (D) perfect a security interest in any letter of credit rights, other than the filing of a UCC financing statement or (E) pledge Equity Interests of any partnership, joint venture or non-wholly owned Subsidiary which are not permitted to be pledged pursuant to the terms of such partnership’s, joint venture’s or non-wholly owned Subsidiary’s organizational, joint venture or equivalent documents (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law).

Section 5.10        Designation of Subsidiaries. Irish Holdco may, at any time from and after the Closing Date, designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary, unless such Subsidiary has total consolidated assets of $1,000 or less or (y) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 6.04, (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary unless such Subsidiary is also an “unrestricted subsidiary” (or similar concept) for purposes of any other Material Indebtedness issued or incurred by Irish Holdco or any Restricted Subsidiary after the Closing Date that permits the designation of Subsidiaries as “unrestricted” or “restricted” and (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary pursuant to this Section 5.10. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the applicable Loan Party therein at the date of designation in an amount equal to the fair market value (as determined in good faith by Irish Holdco) of the applicable Loan Party’s (or any of its Restricted Subsidiaries’) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s Investment in such Subsidiary. Notwithstanding the foregoing, none of Irish Holdco, the Borrower or any Additional Borrower shall be permitted to be an Unrestricted Subsidiary.

Section 5.11        Maintenance of Ratings. Use commercially reasonable efforts to cause the Loans and Irish Holdco’s corporate credit and corporate family credit rating to continue to be rated by Standard & Poor’s Ratings Group and Moody’s Investors Service Inc., as applicable (but not to maintain a specific rating).

Section 5.12        Post-Closing Schedule. Within the time periods specified on Schedule 1.01D hereto (as each may be extended by the Administrative Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 1.01D hereto.

ARTICLE VI

Negative Covenants

From the Closing Date until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been Cash Collateralized and all LC Disbursements shall have been reimbursed, Irish Holdco, each Restricted Subsidiary and, if applicable, each Additional Borrower, covenant and agree with the Lenders that:

Section 6.01        Indebtedness.

(a)        Irish Holdco will not, and will not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness, and Irish Holdco will not issue any Disqualified Equity Interests and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Equity (other than the issuance of Preferred Equity by any Restricted Subsidiary to Irish Holdco or another Restricted Subsidiary that is a Loan Party and, to the extent such issuance constitutes a Permitted Investment hereunder or is otherwise permitted under Section 6.04, the issuance of Preferred Equity by any Restricted Subsidiary that is not a Loan Party to Irish Holdco or another Restricted Subsidiary); provided, however, Irish Holdco will be entitled to incur Indebtedness or issue Disqualified Equity Interests and any Restricted Subsidiary will be entitled to incur Indebtedness or issue Preferred Equity, so long as (i) no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect (including giving effect on a pro forma basis) to such incurrence or issuance, (ii) such Indebtedness is not scheduled to mature prior to the date that is 91 days after the Latest Maturity Date and (ii) after giving effect to such incurrence or issuance on a pro forma basis for the most recently ended Test Period prior to such incurrence or issuance (or, in the event the proceeds thereof are to be used to finance a Limited Condition Acquisition, prior to the date the definitive agreements for such Limited Condition Acquisition are entered into), the Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 (but excluding, for purposes of such calculation, the proceeds of such Incremental Loans or any other Indebtedness incurred on such date in the calculation of the Unrestricted Cash); provided, further, that any such Indebtedness of non-Guarantor Subsidiaries, when combined with all Indebtedness incurred pursuant to Section 6.01(b)(xi) hereof, shall not exceed, in the aggregate, $60,000,000 at any time outstanding;

(b)        Notwithstanding Section 6.01(a), Irish Holdco and its Restricted Subsidiaries will be entitled to incur any or all of the following Indebtedness (collectively “Permitted Debt”):

(i)        The Secured Obligations (including any Incremental Loans) and any Credit Agreement Refinancing Indebtedness;

(ii)        Indebtedness owed to and held by Irish Holdco or a Restricted Subsidiary as permitted under Section 6.04; provided, that (i) any subsequent issuance or transfer of any Equity Interest that results in any such Indebtedness being held by a Person other than Irish Holdco or a Restricted Subsidiary and (ii) any subsequent transfer of such Indebtedness (other than to Irish Holdco or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon that was not permitted by this clause (ii));

(iii)        Indebtedness of Irish Holdco to any Restricted Subsidiary and of any Restricted Subsidiary to Irish Holdco or any other Restricted Subsidiary (including, without limitation, pursuant to any Intercompany Closing Date Loans and to consummate the Transactions (including, without limitation, the Acquisition)); provided that (x) such Indebtedness of any Restricted Subsidiary that is not a Loan Party owed to any Loan Party is a Permitted Investment or is otherwise permitted under Section 6.04, and (y) any Indebtedness consisting of any Intercompany Closing Date Loan shall be represented by a promissory note pledged to the Collateral Agent as provided in the definition of Intercompany Closing Date Loan contained herein, and (z) any Indebtedness owing by any Loan Party to a Restricted Subsidiary which is not a Loan Party shall be subordinated in right of payment to the Secured Obligations on a basis, and pursuant to an agreement, reasonably satisfactory to the Administrative Agent;

(iv)        Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by Irish Holdco (other than Indebtedness incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Irish Holdco); provided, that on the date of such acquisition and after giving effect thereto on a pro forma basis, either (A) Irish Holdco would be entitled to incur at least $1.00 of additional Indebtedness pursuant to Section 6.01(a), or (B) the Fixed Charge Coverage Ratio shall be the same or greater than such ratio, in each case as in effect immediately prior to the consummation thereof;

(v)        Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to Section 6.01(a), Sections 6.01(b)(iv), (xvii) or (xxii) or this clause (v);

(vi)        Swap Agreements permitted under Section 6.05;

(vii)        (A) obligations in respect of worker’s compensation and self-insurance and performance, bid, stay, customs, appeal, replevin and surety bonds and performance and completion guarantees provided by Irish Holdco or any Restricted Subsidiary in the ordinary course of business, and (B) reimbursement and indemnification obligations in respect of letters of credit, banker’s acceptances and other similar instruments issued in respect of obligations specified in clause (A) or to landlords or vendors in the ordinary course of business;

(viii)        ACH Indebtedness and Indebtedness owed in respect of business credit card programs and any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services;

(ix)        Indebtedness consisting of any Guarantee by Irish Holdco or any Restricted Subsidiary of Indebtedness or other obligations of Irish Holdco or any of its Subsidiaries; provided that the aggregate amount of Indebtedness and other payment obligations (other than in respect of any overdrafts and related liabilities arising in the ordinary course of business from treasury, depository and cash management services or in connection with any ACH Indebtedness) of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall constitute Permitted Investments (without giving effect to clause (11) thereof) or otherwise be permitted under Section 6.04; provided, further, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Loans, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(x)        Capital Lease Obligations, Synthetic Lease Obligations and Indebtedness incurred after the Closing Date in respect of purchase money indebtedness and Permitted Refinancing Indebtedness in respect thereof and in an aggregate principal amount on the date of incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (x), does not exceed the greater of $22,500,000 or 1.00% of Total Assets;

(xi)        Other Indebtedness of non-Guarantor Subsidiaries and Foreign Subsidiaries in an aggregate principal amount on the date of incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (xi), does not exceed the greater of $22,500,000 or 1.00% of Total Assets;

(xii)        Indebtedness of Irish Holdco or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums with the providers of such insurance or their affiliates or (ii) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;

(xiii)        Indebtedness incurred in connection with judgments, decrees, attachments or awards that do not constitute an Event of Default;

(xiv)        Indebtedness in the form of (i) guarantees of loans and advances to officers, directors, consultants and employees, in an aggregate amount not to exceed $7,500,000 at any one time outstanding, and (ii) reimbursements owed to officers, directors, consultants and employees of Irish Holdco or any of its Subsidiaries or Irish Holdco’s direct or indirect parent companies;

(xv)        Indebtedness consisting of obligations to make payments to current or former officers, directors and employees of Irish Holdco, any of its Subsidiaries or Irish Holdco’s direct or indirect parent companies, their respective estates, spouses or former spouses with respect to the cancellation, purchase or redemption of Equity Interests of Irish Holdco, any of its Subsidiaries, or any of Irish Holdco’s direct or indirect parent companies to the extent permitted under Section 6.04;

(xvi)        Indebtedness (i) incurred in connection with a Permitted Receivables Facility that is not recourse to Irish Holdco or any Restricted Subsidiary or (ii) incurred for working capital purposes, in an aggregate principal amount on the date of incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (xvi), does not exceed $50,000,000;

(xvii)        (A) [reserved], (B) any other Indebtedness that is outstanding on the Closing Date and set forth in Schedule 6.01, (C) the New Horizon Unsecured Notes (and any Guarantees thereof by the Guarantors) and (D) any refinancing, extensions, renewals or replacements of any such Indebtedness that does not increase the outstanding principal amount thereof (other than with respect to unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Indebtedness);

(xviii)        Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties, surety bonds or performance bonds securing the performance of Irish Holdco or any of its Restricted Subsidiaries pursuant to such agreements, in connection with Permitted Acquisitions, the Acquisition or permitted Dispositions;

(xix)        Alternative Incremental Facility Indebtedness and Permitted Refinancing Indebtedness in respect thereof provided that (A) no Default or Event of Default shall have occurred and be continuing on the date of incurrence thereof, both immediately prior to and immediately after giving effect to such incurrence, and (B) as of the end of the most recently ended Test Period prior to the effectiveness of such Alternative Incremental Facility Indebtedness (or, to the extent Lenders funding the Alternative Incremental Facility Indebtedness agree, in the case the proceeds thereof are used to finance a Limited Condition Acquisition, as of the date the definitive agreements for such Limited Condition Acquisition are entered into) on a pro forma basis (after giving effect to the use of proceeds of such Alternative Incremental Facility Indebtedness and any Permitted Acquisition or other acquisition or Investment to be consummated in connection therewith) (x) the First Lien Net Leverage Ratio shall be less than 3.50:1.00 (calculated based on the same assumptions as those set forth in Section 2.20(d)(ii)(B)(I) and excluding, for purposes of such calculation, the proceeds of such Incremental Loans or any other Indebtedness incurred on such date in the calculation of the Unrestricted Cash)) and (y) the Total Net Leverage Ratio shall be less than 5.75:1.00 (calculated based on the same assumptions as those set forth in Section 2.20(d)(ii)(B)(II) and excluding, for purposes of such calculation, the proceeds of such Incremental Loans or any other Indebtedness incurred on such date in the calculation of the Unrestricted Cash));

(xx)        Indebtedness in the form of an intercompany note issued in connection with a Permitted Acquisition involving a tender offer followed by a short form merger (i.e. a statutory short form merger that requires no further approvals to consummate); provided that (i) such short form merger is consummated within five (5) Business Days of the incurrence of such Indebtedness and (ii) not later than three (3) Business Days after consummation of the related short form merger, such Indebtedness (x) is extinguished or retired or (y) otherwise constitutes a Permitted Investment;

(xxi)        Indebtedness of Irish Holdco or of any of the Restricted Subsidiaries in an aggregate principal amount on the date of incurrence that, when taken together with all other Indebtedness of Irish Holdco and the Restricted Subsidiaries then outstanding and incurred pursuant to this clause (xxi), does not exceed the greater of $90,000,000 or 2.50% of Total Assets; and

(xxii)        (A) the Existing Notes and (B) the 2024 Notes (and any Guarantees thereof by the Guarantors).

(c)        For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing;

(d)        The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of Irish Holdco dated such date prepared in accordance with GAAP.

(e)        Irish Holdco will not, and will not permit any Guarantor to, directly or indirectly incur any Indebtedness (including Permitted Debt) that is contractually subordinated or junior in right of payment to any Indebtedness of Irish Holdco or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Obligations or the applicable Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of Irish Holdco or such Guarantor, as the case may be; provided, that (i) unsecured Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it is unsecured and (ii) Indebtedness shall not be treated as subordinated or junior in right of payment to other Indebtedness merely because such Indebtedness has a junior priority with respect to any collateral.

Section 6.02        Liens. Irish Holdco will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Equity Interests of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens.

Section 6.03        Asset Sales.

(a)        Irish Holdco will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)        Irish Holdco (or its Restricted Subsidiary, as the case may be) receives consideration at least equal to the fair market value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or shares of Equity Interests of a Restricted Subsidiary issued or sold or otherwise disposed of; and

(ii)        at least 75% of the consideration received in the Asset Sale by Irish Holdco or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (ii), the following consideration shall be deemed to be cash consideration: (A) any securities, notes or other obligations received by Irish Holdco or any Restricted Subsidiary that are converted within 180 days into cash or Cash Equivalents shall be deemed to be cash or Cash Equivalents, (B) any consideration arising from the assumption of liabilities, and (C) any contingent or deferred consideration payable in cash or Cash Equivalents).

(b)        Pending the final application of any Net Proceeds, Irish Holdco (or the applicable Restricted Subsidiary) may invest the Net Proceeds in any manner that is not prohibited by this Agreement.

Section 6.04        Restricted Payments, Investments, Loans, Advances, Guarantees and Acquisitions.

(a)        Irish Holdco will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly make any Restricted Payment, unless:

(i)        at the time of such Restricted Payment no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii)        immediately after giving effect to such Restricted Payment, on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable Test Period, the First Lien Net Leverage Ratio shall not exceed 3.50:1.00;

(iii)        such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Irish Holdco and its Restricted Subsidiaries since the Closing Date (including Restricted Payments permitted by Section 6.04(b)(i), but excluding all other Restricted Payments permitted by Section 6.04(b)), is less than the sum, without duplication, of:

(A)        50% of the Consolidated Net Income of Irish Holdco for the period (taken as one accounting period) from the first day of the fiscal quarter in which the Closing Date occurs to the end of Irish Holdco’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)        other than to the extent Restricted Payments have been made with respect to such Net Proceeds pursuant to Sections 6.04(b)(ii) or 6.04(b)(iv), 100% of the aggregate Net Proceeds received by Irish Holdco since the Closing Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Equity Interests) of Irish Holdco or from the issue or sale of convertible or exchangeable Disqualified Equity Interests of Irish Holdco or Convertible Debt Securities of Irish Holdco, in each case that have been converted into or exchanged for Equity Interests of Irish Holdco (other than Disqualified Equity Interests and Equity Interests and convertible or exchangeable Disqualified Equity Interests or debt securities sold to a Subsidiary of Irish Holdco); plus

(C)        100% of the aggregate amount received in cash and the fair market value of property (other than cash) and marketable securities received by Irish Holdco or a Restricted Subsidiary after the Closing Date by means of (i) the sale or other disposition (other than to Irish Holdco or a Restricted Subsidiary) of Restricted Investments made by Irish Holdco or its Restricted Subsidiaries and repurchases and redemptions of such

Restricted Investments from Irish Holdco or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments of Irish Holdco or its Restricted Subsidiaries, (ii) the sale (other than to Irish Holdco or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, (iii) payments of interest, distributions or dividends in respect of Restricted Investments, in each case to the extent that such amounts were not otherwise included in the Consolidated Net Income of Irish Holdco for such period and (iv) a distribution or dividend from an Unrestricted Subsidiary (other than in each case such Investment constituted a Permitted Investment); plus

(D)        to the extent that any Restricted Investment that was made after the Closing Date is made in an entity that subsequently becomes a Restricted Subsidiary, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(E)        to the extent that any Unrestricted Subsidiary designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the lesser of (i) the fair market value of the Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) the aggregate amount of the Restricted Investments in such Subsidiary to the extent such Restricted Investments reduced the amount available under this clause (ii) and were not previously repaid or otherwise reduced; plus

(F)        the aggregate amount of Subordinated Indebtedness repaid, defeased or satisfied and/or discharged.

(b)        Section 6.04(a) will not prohibit:

(i)        the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Agreement;

(ii)        the making of any Restricted Payment in exchange for, or out of or with the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of Irish Holdco) of, Equity Interests of Irish Holdco (other than Disqualified Equity Interests) or from the substantially concurrent contribution of common equity capital to Irish Holdco; provided, that the amount of any such Net Proceeds that are utilized for any such Restricted Payment will not be considered to be Net Proceeds of Equity Interests for purposes of Section 6.04(a)(iii)(B) or Section 6.04(b)(iv);

(iii)        the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness with the Net Proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(iv)        the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Irish Holdco, any Restricted Subsidiary or Irish Holdco’s direct or indirect parent companies held by any current or former officer, director, manager, employee or consultant of Irish Holdco or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or other similar agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5,000,000 in any calendar year (with any unused amount in any calendar year being carried forward and available in the next succeeding year); provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:

(A)        the Net Proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of Irish Holdco and, to the extent contributed to Irish Holdco as common equity capital, the Net Proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of any of Irish Holdco’s direct or indirect parent companies, in each case to any current or former officer, director, manager, employee or consultant of Irish Holdco, any of its Restricted Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date; provided that the amount of any such Net Proceeds that are utilized for any such Restricted Payment will not be considered to be Net Proceeds of Equity Interests for purposes of Section 6.04(a)(iii)(B) or Section 6.04(b)(ii); plus

(B)        the cash proceeds of key man life insurance policies received by Irish Holdco or its Restricted Subsidiaries after the Closing Date; and

in addition, cancellation of Indebtedness owing to Irish Holdco from any current or former officer, director, manager, employee or consultant (or any permitted transferees thereof) of Irish Holdco or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of Irish Holdco or Irish Holdco’s direct or indirect parent companies from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 6.04 or any other provisions of this Agreement;

(v)        the repurchase of Equity Interests of Irish Holdco or Irish Holdco’s direct or indirect parent companies (i) deemed to occur upon the exercise of options, warrants or other convertible securities upon the net exercise thereof or otherwise to the extent such Equity Interests represent a portion of the exercise price of those options, warrants or other convertible securities, (ii) upon the exercise of stock options, warrants or convertible securities in an equal or lesser amount to the amount exercised in order to reduce the dilutive effects of such exercise and (iii) deemed to occur upon the withholding of a portion of Equity Interests granted or awarded to any current or former officer, director, manager, employee or consultant to pay for taxes payable by such Person in connection with such grant or award (or the vesting thereof) (or, in each case, a Restricted Payment to any of Irish Holdco’s direct or indirect parent companies in an amount sufficient to enable such company to repurchase any such Equity Interests);

(vi)        payments of cash, dividends, distributions, advances or other Restricted Payments by Irish Holdco or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or other securities convertible into or exercisable for Equity Interests of any such Person or (ii) the conversion or exchange of Equity Interests of any such Person (or a Restricted Payment to Irish Holdco’s direct or indirect parent company in an amount sufficient to enable such company to make any such payments);

(vii)        payments of intercompany subordinated Indebtedness, the incurrence of which was permitted under Section 6.01;

(viii)        the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to Section 6.03; provided, that, prior to consummating, or concurrently with, any such repurchase, Irish Holdco or the Applicable Borrower has made a Prepayment Event required by this Agreement and has prepaid all Obligations required to be repaid in connection with such offers;

(ix)        payments or distributions made in Equity Interests (other than Disqualified Equity Interests) of Irish Holdco or any of its direct or indirect parent companies;

(x)        so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed the greater of $90,000,000 and 3.00% of Total Assets since the Closing Date;

(xi)        the declaration and payment of dividends to holders of any class or series of Disqualified Equity Interests issued or incurred in compliance with Section 6.01;

(xii)        payments or distributions to dissenting stockholders pursuant to applicable law in connection with any merger or consolidation with, or other acquisition of, another Person;

(xiii)        the purchase by Irish Holdco or any Restricted Subsidiary of any remaining outstanding Equity Interests of any Subsidiary acquired in connection with a Permitted Investment structured as a tender offer pursuant to which not less than a majority of such Subsidiary’s Equity Interests was acquired;

(xiv)        Restricted Payments in connection with the Transactions and any compensation payable to, and indemnification of, any current or former officer, director, manager, employee or stockholders of Irish Holdco, any of its Subsidiaries and any of Irish Holdco’s direct or indirect parent companies in respect of taxes owed by such Persons as a result of the Transactions;

(xv)        the declaration and payment of dividends to holders of any class or series of Disqualified Equity Interests of Irish Holdco or any Preferred Equity of any Restricted Subsidiary permitted to be issued under Section 6.01(a) so long as such dividends are included in the definition of Fixed Charges;

(xvi)        payments to holders of Equity Interests (or to the holders of Indebtedness that is convertible into or exchangeable for Equity Interests upon such conversion or exchange) in lieu of the issuance of fractional shares (or a Restricted Payment to Irish Holdco’s direct or indirect parent company in an amount sufficient to enable such company to make any such payments);

(xvii)        the distribution, as a dividend or otherwise, of Equity Interests of, or Indebtedness owed to Irish Holdco or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Investments in Equity Interests of or Indebtedness in Permitted Joint Ventures);

(xviii)        the declaration and payment of dividends or distributions to holders of any class or series of Preferred Equity (other than Disqualified Equity Interests) of Irish Holdco or any of the Restricted Subsidiaries issued after the Closing Date; provided that, immediately after giving pro forma effect to the issuance of such Preferred Equity (assuming the payment of dividends thereon even if permitted to accrue under the terms thereon), Irish Holdco could incur at least $1.00 of additional Indebtedness pursuant Section 6.01(a);

(xix)        the purchase of any Permitted Equity Derivatives in connection with the issuance of any Convertible Debt permitted under Section 6.01 (and the replacement of any such Permitted Equity Derivatives) provided that the purchase price for such Permitted Equity Derivatives, net of any proceeds relating to any concurrent sale or termination of any Permitted Equity Derivatives, in respect of any Convertible Debt does not exceed the net cash proceeds from such issuance of Convertible Debt; and

(xx)        the settlement or termination of any Permitted Equity Derivatives; provided that the entry into such Permitted Equity Derivative was permitted under this covenant.

The amount of all Restricted Payments (or transfer or issuance that would constitute Restricted Payments but for the exclusions from the definition thereof) and Permitted Investments (other than cash) will be the fair market value on the date of the making the Restricted Payment (or such transfer or issuance) or Permitted Investment of the asset(s) or securities proposed to be transferred or issued by Irish Holdco or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment (or transfer or issuance that would constitute a Restricted Payment but for the exclusions from the definition thereof) or Permitted Investment.

For purposes of covenant compliance with this Section 6.04, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Section 6.05        Swap Agreements. Irish Holdco and the Borrower will not, and will not permit any of their Restricted Subsidiaries to, enter into any Swap Agreement, except Permitted Equity Derivatives and Swap Agreements in respect of Permitted Hedging Obligations.

Section 6.06        Transactions with Affiliates.

(a)        Irish Holdco will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, or advance with or guarantee for the benefit of, any Affiliate of Irish Holdco (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $7,500,000, unless:

(i)        the Affiliate Transaction is on terms that are not materially less favorable to Irish Holdco or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Irish Holdco or such Restricted Subsidiary with an unrelated Person;

(ii)        with respect to any such Affiliate Transaction involving aggregate payments or consideration in excess of $45,000,000, Irish Holdco delivers to the Administrative Agent, a resolution adopted by the majority of the Board of Directors of Irish Holdco approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction has been approved by a majority of the Board of Directors of Irish Holdco and complies with Section 6.06(a)(i); and

(iii)        Irish Holdco or such Restricted Subsidiary to the extent Irish Holdco or a Restricted Subsidiary incorporated under the laws of the Republic of Ireland is a party to such Affiliate Transaction, as applicable, shall have taken any action that is necessary to comply with its obligations under the Companies Act, in order to enable it to enter into and perform its obligations under such Affiliate Transaction, including, without limitation, anything which is required to be done to comply with the provisions of Section 82 of the Companies Act or Sections 238 and 239 of the Companies Act.

(b)        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to Section 6.06(a):

(i)        any employment or consulting agreement, incentive agreement, employee benefit plan, severance agreement, officer or director indemnification agreement or any similar arrangement entered into by Irish Holdco or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors of Irish Holdco and payments pursuant thereto;

(ii)        transactions between or among Irish Holdco and/or its Restricted Subsidiaries;

(iii)        transactions with any Person that is an Affiliate of Irish Holdco solely because Irish Holdco owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person; provided, that any Person that is jointly controlled by Irish Holdco, any of its Restricted Subsidiaries, and/or their respective officers, directors or employees shall for purposes of this clause (iii) be deemed to be “solely controlled” by Irish Holdco;

(iv)        transactions between or among Irish Holdco and/or any Restricted Subsidiary and any entity that becomes a Restricted Subsidiary as a result of such transaction;

(v)        payment of reasonable fees or other reasonable compensation to, provision of customary benefits or indemnification agreements to, and the reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of Irish Holdco, any of its Restricted Subsidiaries or any of Irish Holdco’s direct or indirect parent companies;

(vi)        any capital contribution in, or issuance of Equity Interests (other than Disqualified Equity Interests), of Irish Holdco;

(vii)        Restricted Payments (or transfers or issuances that would constitute Restricted Payments but for the exclusions from the definition thereof) that do not violate Section 6.04 hereof and Permitted Investments;

(viii)        loans or advances to employees of Irish Holdco, any of its Restricted Subsidiaries or any of Irish Holdco’s direct or indirect parent companies in the ordinary course of business of Irish Holdco or its Restricted Subsidiaries not to exceed $7,500,000 in the aggregate at any one time outstanding;

(ix)        transactions in which Irish Holdco or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction meets the requirements of Section 6.06(a)(i);

(x)        transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms hereof which are fair to Irish Holdco and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of Irish Holdco or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Board of Directors of Irish Holdco or the senior management thereof in good faith);

(xi)        transactions in the ordinary course with (i) Unrestricted Subsidiaries or (ii) joint ventures in which Irish Holdco or a Restricted Subsidiary of Irish Holdco holds or acquires an ownership interest (whether by way of Equity Interests or otherwise) so long as the terms of any such transactions are no less favorable to Irish Holdco or any Restricted Subsidiary participating in such joint ventures than they are to other joint venture partners;

(xii)        the granting of registration and other customary rights in connection with the issuance of Equity Interests by Irish Holdco;

(xiii)        the provision of services to directors or officers of Irish Holdco, any of its Restricted Subsidiaries or any of Irish Holdco’s direct or indirect parent companies of the nature provided by Irish Holdco or any of its Restricted Subsidiaries to customers in the ordinary course of business;

(xiv)        any agreement as in effect on the Closing Date or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable in any material respect to Irish Holdco or the Restricted Subsidiaries) and the transactions evidenced thereby;

(xv)        the existence of, or the performance by Irish Holdco or any of the Restricted Subsidiaries of its obligations under the terms of, any limited liability company agreement, limited partnership or other organizational documents or stockholders agreement (including any purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Irish Holdco or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after such date shall only be permitted by this clause (xv) to the extent that the terms of any such amendment or new agreement, taken as a whole, is no less favorable to Irish Holdco and the Restricted Subsidiaries than the agreement in effect on the Closing Date (as determined by the Board of Directors of Irish Holdco or the senior management thereof in good faith); and

(xvi)        transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of Irish Holdco, its Subsidiaries or Irish Holdco’s direct or indirect parent companies.

Section 6.07        Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)        Irish Holdco will not, and will not permit any of its Restricted Subsidiaries, to create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)        pay dividends or make any other distributions on its Equity Interests to Irish Holdco or any of its Restricted Subsidiaries or pay any indebtedness owed to Irish Holdco or any of its Restricted Subsidiaries;

(ii)        make loans or advances to Irish Holdco or any of its Restricted Subsidiaries;

(iii)        sell, lease or transfer any of its properties or assets to Irish Holdco or any of its Restricted Subsidiaries; or

(iv)        create, incur or permit to exist any Lien upon any of its property or assets.

(b)        The restrictions in Section 6.07(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i)        agreements in effect at or entered into on the Closing Date set forth on Schedule 6.07 and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition;

(ii)        this Agreement, the Loans and the Guarantees;

(iii)        agreements governing other Indebtedness permitted to be incurred under Section 6.01, provided, that, (x) except with respect to any such incurrence of Indebtedness under this Agreement, in the judgment of Irish Holdco, such incurrence will not materially impair Irish Holdco’s ability to make payments under the Obligations when due (as determined in good faith by senior management or the Board of Directors of Irish Holdco) and (y) such restrictions and conditions are customary for such Indebtedness and are no more restrictive, taken as a whole, than the comparable restrictions and conditions set forth in this Agreement as determined in good faith by senior management or the Board of Directors of Irish Holdco;

(iv)        applicable law, rule, regulation or order;

(v)        customary non-assignment provisions in contracts, leases and licenses otherwise permitted under this Agreement;

(vi)        Capital Lease Obligations, any agreement governing purchase money indebtedness, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such Capital Lease Obligations, purchase money indebtedness, security agreements or mortgages;

(vii)        any agreement in connection with the sale or disposition of all or substantially all the Equity Interests or assets of a Restricted Subsidiary that imposes such encumbrance or restriction pending the closing of such sale or disposition;

(viii)        customary restrictions and conditions contained in any agreement relating to any Disposition permitted by Section 6.03 pending the consummation of such Disposition;

(ix)        Permitted Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(x)        Liens permitted to be incurred under Section 6.02 that limit the right of the debtor to dispose of the assets subject to such Liens;

(xi)        provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements;

(xii)        prohibitions, restrictions or conditions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xiii)        any agreement or instrument of, or affecting, any Restricted Subsidiary or its Equity Interests existing on or prior to the date on which such Restricted Subsidiary was acquired by Irish Holdco or other Restricted Subsidiary (other than any such agreement or instrument entered into in contemplation of such Restricted Subsidiary acquired by Irish Holdco or other Restricted Subsidiary);

(xiv)        customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;

(xv)        customary non-assignment provisions in leases or licenses governing leasehold or license interests to the extent such provisions restrict the transfer of the lease or the property leased or licensed thereunder; and

(xvi)        any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement or arrangement referred to in clauses (i) through (xv) above of this Section 6.07(b); provided, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not materially more restrictive, as determined in good faith by Irish Holdco, with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.08        Amendments to Subordinated Indebtedness and Certain Other Documents, etc. Irish Holdco will not, nor will it permit any Restricted Subsidiary to:

(a)        amend, modify or waive any of its rights under any agreement or instrument governing or evidencing any Subordinated Indebtedness to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders (it being understood and agreed that any increase or decrease in the interest rates or extension of the maturity dates or repayment under any Indebtedness among Irish Holdco and its Subsidiaries shall not be deemed to be adverse in any material respect to the Lenders);

(b)        agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents in any manner materially adverse to the Lenders when taken as a whole without in each case obtaining the prior written consent of Required Lenders to such amendment, restatement, supplement or other modification or waiver; and

(c)        consent to any amendment, supplement, amendment and restatement, waiver of other modifications of any of the terms or provisions contained in, or applicable to, the Material Agreements or Material Indebtedness in any manner materially adverse to Irish Holdco or the Lenders when taken as a whole without in each case obtaining the prior written consent of Required Lenders to such amendment, restatement, supplement or other modification or waiver with such consent not to be unreasonably withheld.

Section 6.09        Sale and Leaseback Transactions. Irish Holdco will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted by Section 6.03, (b) any Capital Lease Obligations and Synthetic Lease Obligations arising in connection therewith are permitted by Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations and Synthetic Lease Obligations) are permitted by Section 6.02.

Section 6.10        [Reserved].

Section 6.11        Merger, Consolidation or Sale of Assets. No Loan Party shall: (1) consolidate with or merge with or into another Person; or (2) directly or indirectly, sell, assign, transfer, convey, lease or otherwise dispose of (including by virtue of a merger, consolidation, amalgamation, liquidation or otherwise), all or substantially all of its assets and the assets of its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, in each case, unless:

(a)        either:

(i)        a Loan Party (or a Person that will become a Loan Party to the extent required by Section 5.09) is the surviving or transferee Person; or

(ii)        the Person formed by or surviving any such consolidation or merger (if other than a Loan Party) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Bermuda, Luxembourg or, other than in the case of the Borrower or any Additional Borrower not organized under the laws of Ireland, Ireland or, in the case of a merger or consolidation of a Loan Party (other than Irish Holdco) with or into another Person, the jurisdiction of such Loan Party;

(b)        the Person formed by or surviving any such consolidation or merger (if other than a Loan Party) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (if other than a Loan Party) assumes all the obligations of the Loan Party under this Agreement pursuant to agreements reasonably satisfactory to the Administrative Agent;

(c)        immediately after such transaction (or, in the case of a Limited Condition Acquisition, as of the date the definitive agreements for such Limited Condition Acquisition are entered into), no Default or Event of Default exists; and

(d)        with respect to any Loan Party or the Person formed by or surviving any such consolidation or merger with such Loan Party (if other than a Loan Party), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (if other than a Loan Party) would, on the date of such transaction (or, in the case of a Limited Condition Acquisition, on the date the definitive agreements for such Limited Condition Acquisition are entered into), after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Test Period, Irish Holdco would (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.01(a); or (ii) have had a Fixed Charge Coverage Ratio lower than or equal to the actual Fixed Charge Coverage Ratio for such Test Period.

This Section 6.11 will not apply to any Disposition that is not an Asset Sale or to any Disposition of a Loan Party (other than Irish Holdco, the Borrower or any Additional Borrower) or the Disposition of all or substantially all of the assets of a Loan Party (other than Irish Holdco, the Borrower or any Additional Borrower) in compliance with Section 6.03. Sections 6.11(c) and 6.11(d) will not apply to any merger or consolidation of any Loan Party with or into an Affiliate solely for the purpose of reincorporating Irish Holdco in another jurisdiction.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Irish Holdco or a Loan Party in a transaction that is subject to, and that complies with the provisions of, this Section 6.11 hereof, the successor Person formed by such consolidation or into or with which Irish Holdco or such Loan Party is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to the “Irish Holdco” or such Loan Party shall refer instead to the successor Person and not to Irish Holdco or such Loan Party, as applicable), and may exercise every right and power of Irish Holdco or such Loan Party under this Agreement with the same effect as if such successor Person had been named as Irish Holdco or as such Loan Party herein; provided, that the predecessor Irish Holdco or such other Loan Party shall not be released from its obligations under the Guaranty or this Agreement except in the case of a sale of all or substantially all of Irish Holdco’s or such Loan Party’s assets in a transaction that is subject to, and that complies with the provisions of, this Section 6.11 hereof (in which case the predecessor Irish Holdco or Loan Party shall be released from its obligations under the Guaranty or this Agreement, as applicable).

Section 6.12        Limitation on Accounting Changes. With respect to Irish Holdco and its Restricted Subsidiaries, make or permit, any change in accounting policies or reporting practices, without the consent of the Required Lenders, which consent shall not be unreasonably withheld, except changes that are required by GAAP (subject in each case to the provisions of Section 1.04).

Section 6.13        Fiscal Periods. With respect to Irish Holdco and its Restricted Subsidiaries, change its fiscal year-end to dates other than December 31.

Section 6.14        Anti-Terrorism and Anti-Money Laundering. With respect to Irish Holdco and its Restricted Subsidiaries, directly or indirectly, (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.20, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Companies’ compliance with this Section 6.14).

Cause or permit any of the funds of such Loan Party that are used to repay the Credit Extensions to be derived from any unlawful activity with the result that the making of the Credit Extensions would be in violation of Legal Requirements.

Section 6.15        Financial Covenant. Irish Holdco and each of the Restricted Subsidiaries covenant and agree that:

(a)        If on the last day of any Test Period (commencing the first Test Period ending after the Amendment No. 5 Effective Date) there are outstanding Revolving Loans, Swingline Loans and Letters of Credit (excluding Letters of Credit to the extent Cash Collateralized or backstopped (whether drawn or undrawn) on terms reasonably acceptable to the applicable Issuing Bank) in an aggregate principal amount exceeding 25% of the aggregate principal amount of all Revolving Commitments (including any Incremental Revolving Facilities and Letters of Credit), no Loan Party shall permit the Total Net Leverage Ratio as of the last day of such Test Period to be greater than 5.25 to 1.00 (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to the Quarterly Compliance Certificate for such Test Period) (the “Financial Covenant”); provided that Irish Holdco shall be permitted, upon written notice to the Administrative Agent, up to three times during the period commencing on the Amendment No. 5 Effective Date and ending on the Latest Maturity Date, solely in connection with any Permitted Acquisition that Irish Holdco reasonably expects to involve the payment of aggregate consideration (including Irish Holdco’s reasonable determination of estimated Milestone Payments and Upfront Payments and Deferred Acquisition Consideration (other than ongoing royalty payments)) by Irish Holdco and its Restricted Subsidiaries in excess of $300,000,000 (a “Relevant Acquisition”), to increase such maximum Total Net Leverage Ratio to 5.75 to 1.00 for the next four Test Periods following the closing date of such Relevant Acquisition (and for the current period in connection with testing compliance with this Section for any such Relevant Acquisition pursuant to the definition of Permitted Acquisition). Irish Holdco may deliver such written notice at any time during the period commencing on the closing date of such Relevant Acquisition until the end of the fourth Test Period following such closing date, but in no event shall such increase in connection with such Relevant Acquisition be effective after the end of such fourth Test Period.

(b)        The provisions of this Section 6.15 are for the benefit of the Revolving Lenders only and the Required Revolving Lenders may amend, waive or otherwise modify this Section 6.15 or the defined terms used in this Section 6.15 (solely in respect of the use of such defined terms in this Section 6.15) or waive any Default or Event of Default resulting from a breach of this Section 6.15 without the consent of any Lenders other than the Required Revolving Lenders.

ARTICLE VII

Events Of Default

If any of the following events (“Events of Default”) shall occur on or after the Closing Date:

(a)        the Borrower or any Additional Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)        the Borrower or any Additional Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)        any representation or warranty made or deemed made by or on behalf of Irish Holdco, the Borrower or any Additional Borrower or any other Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any certificate, financial statement or other instrument furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (or if such representation, warranty or statement is already qualified by materiality, in any respect) when made or deemed made);

(d)        Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of Irish Holdco), 5.08, 5.09 or in Article VI; provided that Irish Holdco’s or any Restricted Subsidiary’s failure to comply with the Financial Covenant (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Term Loans or Term Commitments unless and until the Required Revolving Lenders have actually terminated the Revolving Commitments or declared all Obligations with respect to their Revolving Commitments to be immediately due and payable pursuant to this Section VII as a result of such failure to comply (and such declaration has not been rescinded as of the applicable date) (the occurrence of such termination and declaration by the Required Revolving Lenders, a “Financial Covenant Cross Default”);

(e)        Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to Irish Holdco (which notice will be given at the request of any Lender);

(f)        Irish Holdco or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount), in respect to any Material Indebtedness, when and as the same shall become due and payable after giving effect to any cure or grace period;

(g)        any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits, after the expiration of any applicable grace period provided in the applicable agreement or instrument under which such Indebtedness was created, the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any redemption, repurchase, conversion, exchange or settlement with respect to any Convertible Debt Security pursuant to its terms unless such redemption, repurchase, conversion, exchange or settlement results from a default thereunder or an event of the type that constitutes an Event of Default, (iii) any early payment requirement or unwinding or termination with respect to any Swap Agreement (other than any such payment requirement or termination resulting from a default by Irish Holdco or any Restricted Subsidiary) or (iv) Indebtedness of any Person whose Equity Interests are being acquired in a Permitted Acquisition and which Indebtedness becomes due because of such Permitted Acquisition.

(h)        an involuntary case or application or proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, winding-up, dissolution, examinership, compromise, arrangement or other relief in respect of Irish Holdco or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect or (ii) the appointment of a receiver, receiver and manager, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for Irish Holdco or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such case or application or proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)        Irish Holdco or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, winding-up, dissolution, examinership, compromise, arrangement or other relief under any Federal, state or foreign bankruptcy, insolvency, examinership, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article VII, (iii) apply for or consent to the appointment of a receiver, receiver and manager, trustee, custodian, sequestrator, conservator or similar official for, Irish Holdco or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary (so long as any such Restricted Subsidiary that is a Loan Party is liquidated into another Loan Party), other than as part of a credit reorganization, shall not constitute an Event of Default under this clause (i);

(j)        Irish Holdco or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)        one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (or the equivalent amount in any other currency) shall be rendered against Irish Holdco or any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Irish Holdco or any Restricted Subsidiary to enforce any such judgment; provided that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is covered by a valid and binding policy of insurance in favor of Irish Holdco or such Restricted Subsidiary (but only if the applicable insurer shall have been advised of such judgment and of the intent of Irish Holdco or such Restricted Subsidiary to make a claim in respect of any amount payable by it in connection therewith and such insurer shall not have disputed coverage);

(l)        an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)        (i) a contribution required to be made with respect to a Non-U.S. Plan has not been timely made, or Irish Holdco or any Restricted Subsidiary has incurred liabilities pursuant to one or more Non-U.S. Plans; or that Irish Holdco or any Restricted Subsidiary has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan; (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) such lien, security interest, failure or liability, individually, and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have a Material Adverse Effect;

(n)        any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or Irish Holdco or any other Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(o)        any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any material portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document or the Agreed Security Principles, or as a result of the gross negligence or willful misconduct of the Administrative Agent so long as not resulting from the breach or non-compliance with any Loan Document by any Loan Party; or

(p)        A Change of Control shall occur;

then, and in every such event (other than an event with respect to Irish Holdco or the Borrower described in clause (h) or (i) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and, at the request of the Required Lenders, shall, by notice to the Borrower and any Additional Borrower, (I) declare the Revolving Commitments of each Revolving Lender and any obligation of the Issuing Banks to make LC Extensions and the Swingline Lender to make Swingline Loans to be terminated, whereupon such Revolving Commitments and obligation will be terminated, (II) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor and (III) require the Borrower to Cash Collateralize the then outstanding Letters of Credit (in an amount in cash equal to 102% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon); and in case of any event with respect to Irish Holdco or the Borrower described in clause (h) or (i) of this Article VII, (I) the Revolving Commitments of each Revolving Lender and any obligation of the Issuing Banks to issue Letters of Credit and any obligation of the Swingline Lender to make Swingline Loans will automatically terminate, (II) the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor and (III) the obligation of the Borrower to Cash Collateralize the Letters of Credit as aforesaid will automatically become effective; provided that, notwithstanding anything to the contrary, if the only Events of Default then having occurred and continuing are pursuant to a Financial Covenant Event of Default, then, unless a Financial Covenant Cross Default has occurred and is continuing, the Administrative Agent shall only take the actions set forth in this Article VII at the request (or with the consent) of the Required Revolving Lenders (as opposed to the Required Lenders) and only with respect to the Revolving Commitments, Revolving Loans, Letters of Credit, Swingline Loans and obligations of the Revolving Lenders. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Agents

Each of the Lenders and the Issuing Banks hereby irrevocably appoints Citibank, N.A. as its administrative agent and authorizes Citibank, N.A. to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto, and Citibank, N.A. hereby accepts such appointment.

Citibank, N.A. or an Affiliate or designee thereof shall also act as the Collateral Agent under the Loan Documents (for purposes of this Article VIII and Sections 9.03 and 2.17, the Administrative Agent and the Collateral Agent shall be collectively referred to as the “Agents”), and each of the Lenders and the Issuing Banks hereby irrevocably appoints and authorizes Citibank, N.A. (and Citibank, N.A. hereby accepts such appointment) and each such Affiliate and designee to act as the agent of such Lender and Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to this Article VIII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents as if set forth in full herein with respect thereto.

The banks serving as the Agents hereunder shall have the same rights and powers in their capacity as Lenders as any other Lender and may exercise the same as though they were not an Agent, and such banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Irish Holdco or any Subsidiary or other Affiliate thereof as if they were not an Agent hereunder.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the respective Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Irish Holdco or any of its Subsidiaries that is communicated to or obtained by any bank serving as an Agent or any of its Affiliates in any capacity. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or elsewhere in the Loan Documents) or in the absence of its own gross negligence or willful misconduct. The Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the respective Agent by Irish Holdco, the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by them to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to them orally or by telephone and believed by them to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for Irish Holdco, the Subsidiary Guarantors or the Borrower), independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

The Agents may perform any and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by the respective Agent. The Agents and any such sub-agent may perform any and all their duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks, the Borrower and any Additional Borrower. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as an Issuing Bank and the Swingline Lender, as applicable, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Bank or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Upon any such resignation, the Required Lenders shall have the right (with the consent of the Borrower and any Additional Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower or any Additional Borrower shall be required if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower and any Additional Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower, any Additional Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Lenders, the Borrower and any Additional Borrower. Upon any such resignation, the Required Lenders shall have the right (with the consent of the Borrower and any Additional Borrower (such consent not to be unreasonably withheld or delayed); provided that no consent of the Borrower or any Additional Borrower shall be required if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower and any Additional Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Collateral Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

None of the Lenders, if any, identified in this Agreement as a Lead Arranger, an Amendment No. 1 Arranger, an Amendment No. 2 Arranger, an Amendment No. 3 Arranger, an Amendment No. 4 Arranger, an Amendment No. 5 Arranger, an Amendment No. 6 Arranger, a Co-Documentation Agent or a Co-Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as a Lead Arranger, Amendment No. 1 Arranger, Amendment No. 2 Arranger, Amendment No. 3 Arranger, Amendment No. 4 Arranger, Amendment No. 5 Arranger, Amendment No. 6 Arranger, Co-Documentation Agent and/or Co-Syndication Agent, as applicable, as it makes with respect to the Agents in the preceding paragraph.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender. The Agents shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

In their respective capacities, the Agents are “representatives” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Agents to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Agents) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agents for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Agents are hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent on behalf of the Secured Parties. The Lenders hereby authorize the Collateral Agent to release or, as applicable, subordinate any Lien granted to or held by the Collateral Agent upon any Collateral and to enter into non-disturbance or similar agreements, in each case, in connection with any Indebtedness incurred pursuant to Section 6.01(b)(xvi)(ii) and any other Indebtedness described in Section 9.13, in connection with dispositions of assets permitted under Section 6.02 or, other than with respect to lien release, in connection with licensing or sub-licensing transactions permitted under Sections 6.02 and 6.03, all as described further therein. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate particular types or items of Collateral and enter into non-disturbance or similar agreements pursuant hereto.

The Administrative Agent and the Collateral Agent are authorized to enter into any Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, and extensions, restructuring, renewals, replacements of, such agreements) in connection with the incurrence by any Loan Party of any Permitted Junior Secured Refinancing Debt, Permitted Pari Passu Secured Refinancing Debt or Permitted Refinancing Indebtedness with respect thereto, or any other Indebtedness permitted by the terms of this Agreement to be secured by the Collateral on a pari passu or junior priority secured basis, in each case in order to permit such Indebtedness to be secured by a valid, perfected Lien (with such priority as may be designated by Irish

Holdco or relevant Restricted Subsidiary, to the extent such priority is permitted by the Loan Documents), and the parties hereto acknowledge that each Intercreditor Agreement is (if entered into) binding upon them. Each Lender (a) understands, acknowledges and agrees that Liens may be created on the Collateral pursuant to the documentation relating to any Indebtedness incurred as permitted by this Agreement which is (in accordance with the terms hereof) to be secured thereby, on a pari passu, or junior, secured basis to the Liens securing the Secured Obligations, which Liens securing any such other Indebtedness shall be subject to the terms and conditions of the relevant Intercreditor Agreement executed and delivered as required hereby, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the respective Intercreditor Agreement (if entered into) and (c) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into any Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements) in connection with the incurrence by any Loan Party of any secured Indebtedness as contemplated above, in order to permit such Indebtedness to be secured by a valid, perfected Lien (with such priority as may be designated by the Applicable Borrower or relevant Restricted Subsidiary, to the extent such priority is permitted by the Loan Documents), and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof.

ARTICLE IX

Miscellaneous

Section 9.01        Notices.

(a)        Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i)        if to the Borrower or any Loan Party, to the Borrower at: 150 S Saunders Road, Lake Forest, IL 60045, Attention: Timothy P. Walbert, Telecopy No.: (847) 572-1372; Telephone No.: (224) 383-3009);

(ii)        if to the Administrative Agent, to it at Citibank, N.A., 1615 Brett Road, Building III, New Castle, DE 19720, Attention: Loan Administration (Email global.loans.support@citi.com; Telephone No. (302) 894-6010) or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto; and

(iii)        if to any Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)        Notices and other communications to the Administrative Agent or the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower (or any Additional Borrower) may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)        The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF

THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties, any Lead Arranger, any Amendment No. 1 Arranger, any Amendment No. 2 Arranger, the Amendment No. 3 Arranger, the Amendment No. 4 Arranger ~~or~~, any Amendment No. 5 Arranger or the Amendment No. 6 Arrangers (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)        Any party hereto may change its address, email address or telephone number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Irish Holdco, the Borrower or their respective subsidiaries and its or their securities for purposes of United States Federal or state securities laws.

Section 9.02        Waivers; Amendments.

(a)        No failure or delay by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Applicable Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance, extension or amendment of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)        Except as provided in Section 2.20 with respect to an Incremental Amendment, Section 2.22 with respect to an Extension Amendment and Section 2.24 with respect to a Refinancing Amendment, neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by (A) the Applicable Borrower and the Required Lenders or (B) by the Applicable Borrower and the Administrative Agent with the consent of the Required Lenders (in each case other than, with respect to any amendment or waiver contemplated in clauses (viii) and (ix) below, which shall only require the consent of the Required Revolving Lenders under the applicable Class of Revolving Commitments, as applicable (and not the Required Lenders)); provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of the Borrower and any Additional Borrower to pay interest or fees at the applicable default rate set forth in Section 2.13(c), (iii) postpone the scheduled date of payment of the principal amount of any Loan (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11, in each case which shall only require the approval of the Required Lenders), or any interest thereon (other than interest payable at the applicable default rate of interest set forth in Section 2.13(c)), or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly and adversely affected thereby, (v) change any of the provisions of this Section 9.02 or the definitions of “Required Lenders” or “Majority in Interest” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 or Section 2.24 to be parties to an Incremental Amendment or a Refinancing Amendment, as applicable, Incremental Loans and Other Refinancing Loans may be included in the determination of Required Lenders on substantially the same basis as the Term Loans are included on the Closing Date), (vi) release all or substantially all of the Guarantors from their obligations under the Guaranty without the written consent of each Lender, (vii) except as provided in Section 9.13 or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender, (viii) amend, waive or otherwise modify any term or provision (including the waiver of any conditions set forth in Section 4.02 as to any Credit Extension under one or more Revolving Commitments) which directly affects Lenders under one or more Revolving Commitments and does not directly affect Lenders under any Term Commitments, in each case, without the written consent of the Required Revolving Lenders under such applicable Class of Revolving Commitments (and in the case of multiple Revolving Commitments which are affected, such Required Revolving Lenders shall consent together as one Revolving Commitment); provided, however, that the waivers described in this clause (viii) shall not require the consent of any Lenders other than the Required Revolving Lenders under the applicable Class of Revolving Commitments; (ix) amend, waive or otherwise modify the Financial Covenant or any definition related thereto (solely in respect of the use of such defined terms in the Financial Covenant) or waive any Default or Event of Default resulting from a failure to perform or observe the Financial Covenant without the written consent of the Required Revolving Lenders (and in the case of multiple Revolving Commitments which are affected, such Required Revolving Lenders shall consent together as one Revolving Commitment); provided, however, that the amendments, waivers and other modifications described in this clause (ix) shall not require the consent of any Lenders other than the Required Revolving Lenders under the applicable Class of Revolving Commitments, (x) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due (including, for the avoidance of doubt, scheduled date of payment of the principal amount of any Loan (or any interest thereon), mandatory prepayments or postpone the scheduled date of expiration of any Commitment) to Lenders holding Loans of any Class differently than those holding Loans of any other Class without the written consent of Lenders representing a Majority in Interest of each adversely affected Class, and (xi) change the definition of “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Revolving Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Revolving Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Banks or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Banks or the Swingline Lender, as the case may be.

(c)        Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (and any Additional Borrower) (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Amendment and any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders, and for purposes of the relevant provisions of Section 2.18(b).

(d)        If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower (or Additional Borrower, as applicable) may elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity (which is reasonably satisfactory to the Borrower (or Additional Borrower, as applicable) and the Administrative Agent) shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower (or Additional Borrower, as applicable) shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by each Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.19 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender and (3) any amounts owing to such Lender pursuant to Section 2.12. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(e)        Notwithstanding anything to the contrary herein, (i) if following the date hereof, the Administrative Agent and any Loan Party shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower (and Additional Borrower, as applicable) shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof (which notice shall be given at least five (5) Business Days prior to any such amendment) and (ii) guarantees, collateral security agreements, pledge agreements and related documents (if any) executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and/or waived with the consent of the Administrative Agent at the request of the Borrower (or Additional Borrower, as applicable) without the input or need to obtain the consent of any other Lenders if such amendment or waiver is delivered in order (x) to comply with local law or advice of local counsel, (y) to cure ambiguities, omissions or defects or (z) to cause such guarantees, collateral security agreements, pledge agreement or other documents to be consistent with this Agreement and the other Loan Documents.

Section 9.03        Expenses; Indemnity; Damage Waiver.

(a)        Irish Holdco and the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Lead Arrangers, the Amendment No. 1 Arrangers, the Amendment No. 2 Arrangers, the Amendment No. 3 Arranger, the Amendment No. 4 Arranger, the Amendment No. 5 Arrangers, the Amendment No. 6 Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel (other than in-house counsel) for the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Notwithstanding the foregoing, in no event shall Irish Holdco or the Borrower be required to reimburse the Lenders for more than one counsel to the Agents (and up to one local counsel in each applicable jurisdiction and regulatory counsel) and one counsel for all of the other Lenders (and up to one local counsel in each applicable jurisdiction and regulatory counsel), unless a Lender or its counsel determines that it would create actual or potential conflicts of interest to not have individual counsel, in which case each Lender may have its own counsel which shall be reimbursed in accordance with the foregoing; provided, that same shall be limited to (A) one counsel to the Administrative Agent and for the Lenders (taken together as a single group or client), (B) if necessary, one local counsel required in any relevant local jurisdiction and applicable special regulatory counsel and (C) if representation of the Administrative Agent and/or all Lenders in such matter by a single counsel would be inappropriate based on the advice of legal counsel due to the existence of an actual or potential conflict of interest, one additional counsel for the Administrative Agent and for each Lender subject to such conflict.

(b)        Irish Holdco and the Borrower shall, and jointly and severally agree to, indemnify the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Amendment No. 1 Arrangers, the Amendment No. 2 Arrangers, the Amendment No. 3 Arranger, the Amendment No. 4 Arranger, the Amendment No. 5 Arrangers, the Amendment No. 6 Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Irish Holdco or any of its Subsidiaries, or any Environmental Liability related in any way to Irish Holdco or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether (x) any Indemnitee is a party thereto or (y) such matter is initiated by a third party or by Irish Holdco or any of its affiliates; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (y) result from a claim brought by any Loan Party against any Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document (it being understood and agreed that the failure by any Lender to fund any portion of its 2015 Term Loan Commitment hereunder when the conditions set forth in Section 4.01 have been satisfied and/or waived in accordance with this Agreement shall be deemed a material breach, and (z) result from disputes solely among Indemnitees not involving any act or omission of any Loan Party or any of their respective Related Parties (other than a dispute against the Agents, the Lead Arrangers, the Amendment No. 1 Arrangers, the Amendment No. 2 Arrangers, the Amendment No. 3 Arranger, the Amendment No. 4 Arranger ~~or~~, the Amendment No. 5 Arrangers or the Amendment No. 6 Arrangers in their capacities as such). Without limiting the provisions of Section 2.14(c), this Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. from a non-Tax claim.

(c)        To the extent that Irish Holdco or the Borrower fail to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Issuing Banks or the Swingline Lender under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, and each Revolving Lender severally agrees to pay to the Issuing Banks or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Banks or the Swingline Lender in its capacity as such.

(d)        To the extent permitted by applicable law, neither Irish Holdco nor the Borrower shall assert, and hereby waive, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) other than damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)        All amounts due under this Section 9.03 shall be payable not later than fifteen (15) days after written demand therefor.

Section 9.04        Successors and Assigns.

(a)        The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any branch or

Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) neither Irish Holdco, the Borrower nor any Additional Borrower may assign or otherwise transfer any of their rights or obligations hereunder (and any attempted assignment or transfer by any of Irish Holdco or the Borrower shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except to an Eligible Transferee. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any branch or Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            (i)         Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than (x) Irish Holdco and its Affiliates, except to the extent permitted in Section 2.23 and (y) any Person that is not an Eligible Transferee) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A)        the Applicable Borrower (such consent not to be unreasonably withheld, delayed or conditioned); provided that any Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof; provided, further, that no consent of the Applicable Borrower shall be required for (x) any assignment by any Agent, Lead Arranger, Amendment No. 1 Arranger (or any affiliate thereof), Amendment No. 2 Arranger (or any affiliate thereof), Amendment No. 3 Arranger (or any affiliate thereof), Amendment No. 4 Arranger (or any affiliate thereof), ~~or~~ Amendment No. 5 Arranger (or any affiliate thereof) or Amendment No. 6 Arranger (or any affiliate thereof) of Term Loans, Incremental Term B-1 Loans, Second Amendment Refinancing Term Loans, Third Amendment Refinancing Term Loans, Fourth Amendment Refinancing Term Loans, Sixth Amendment Refinancing Term Loans or related commitments pursuant to the primary syndication of such Term Loans, Incremental Term B-1 Loans, Second Amendment Refinancing Term Loans (including, for the avoidance of doubt, any Person that shall have executed and delivered a consent to Amendment No. 2 substantially in the form of Annex A thereto indicating the “Assignment Settlement Option”), Third Amendment Refinancing Term Loans (including, for the avoidance of doubt, any Person that shall have executed and delivered a consent to Amendment No. 3 substantially in the form of Annex I thereto indicating the “Assignment Settlement Option”), Fourth Amendment Refinancing Term Loans (including, for the avoidance of doubt, any Person that shall have executed and delivered a consent to Amendment No. 4 substantially in the form of Annex I thereto indicating the “Assignment Settlement Option”) ~~or~~, Sixth Amendment Refinancing Term Loans (including, for the avoidance of doubt, any Person that shall have executed and delivered a consent to Amendment No. 6 substantially in the form of Annex I thereto indicating the “Assignment Settlement Option”) or Revolving Loans and related commitments or (y) an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing, any other assignee;

(B)        the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)        the Issuing Banks and the Swingline Lender (such consent not to be unreasonably withheld); provided that no consent of any Issuing Bank or the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or any related commitment.

(ii)        Assignments shall be subject to the following additional conditions:

(A)        except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the applicable Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than 5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan) unless each of the Applicable Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Applicable Borrower shall be required if an Event of Default has occurred and is continuing and this clause shall not be construed to prohibit the assignment of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(B)        each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)        the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders, and which fee may be waived at the discretion of the Administrative Agent;

(D)        the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Irish Holdco and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E)        without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective assignee that bears a relationship to the Applicable Borrower as described in Section 108(e)(4) of the Code; and

(F)        if, at the time of any assignment, the respective assignee would be entitled to greater increased cost payments pursuant to Section 2.15 than those that apply to the respective assignor, then the respective assignee shall not be entitled to charge the Borrower or any Additional Borrower for any such increased costs which would otherwise be owed to it pursuant to Section 2.15, but in each case only to the extent in excess of those that would have applied to the respective assignor at the time of such assignment.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)        Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv)        The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower and any Additional Borrowers, shall maintain at one of its offices located in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and interest on the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Additional Borrowers (if any), the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, each Additional Borrower (if any), any Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)        Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)                     (i)        Any Lender may, without the consent of the Applicable Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (excluding (x) Irish Holdco, the Borrower and their respective Affiliates and (y) any Person that is not an Eligible Transferee) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) Irish Holdco, the Borrower and any Additional Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) without the prior written consent of the Administrative Agent, no participation shall be sold to a prospective participant that bears a relationship to the Applicable Borrower described in Section 108(e)(4) of the Code. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section 9.04, the Borrower and each Additional Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein including the requirements under Section 2.17(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii)        A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s or Additional Borrower’s prior written consent (as applicable) or such right to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 2.17 unless the applicable Borrower or Additional Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of such Borrower or Additional Borrower, to comply with Section 2.17(e), Section 2.17(h) and Section 2.19 as though it were a Lender (it being understood that the documentation required under Section 2.17(e) shall be delivered to the participating Lender and the documentation required under Section 2.17(h) and the documentation required for the purposes of satisfying the procedural formalities referred to in paragraph (5) of the definition of Irish Qualifying Lender (if required) shall be delivered to the Administrative Agent and the applicable Borrower or Additional Borrower). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower and Additional Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and/or Irish law to the extent necessary to claim exemption from applicable Irish tax. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)        In the case of any assignment or transfer by a Lender to a new Lender, or any participation by such Lender in favor of a Participant, of all or any part of such Lender’s rights and obligations under this Agreement or any of the other Loan Documents, such Lender and the new Lender or Participant (as applicable) hereby agree that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any assignment, amendment and/or transfer of any kind permitted under, and made in accordance with the provisions of, this Agreement or any agreement referred to herein to which a Luxembourg Guarantor is a party (including any Collateral Document), any security created or guarantee given under or in connection with this Agreement or any other Loan Document shall be preserved and shall continue in full force and effect for the benefit of such new Lender or Participant (as applicable).

Section 9.05        Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid (except for Unliquidated Obligations) or any Letter of Credit is outstanding (unless such Letter of Credit has been Cash Collateralized) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.06        Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon the delivery by the Agents, the Lenders, Irish Holdco, the Borrower and each Subsidiary Guarantor of executed counterparts of the signature page to this Agreement. For the avoidance of doubt, upon the effectiveness of (~~u~~t) this Agreement, the 2015 Term Loan Commitments shall become enforceable by Horizon, (~~v~~u) Amendment No. 1, the Incremental Term B-1 Commitments shall become enforceable by Horizon and HPUI, (~~w~~v) Amendment No. 2, the Second Amendment Refinancing Commitments shall become enforceable by Horizon and HPUI, (~~x~~w) Amendment No. 3, the Third Amendment Refinancing Commitments shall become enforceable by Horizon and HPUI, (~~y~~x) Amendment No. 4, the Fourth Amendment Refinancing Commitments shall become enforceable by Horizon and HPUI, ~~and~~ (~~z~~y ) Amendment No. 5, the Revolving Commitments shall become enforceable by the Borrower, and (z) Amendment No. 6, the Sixth Amendment Refinancing Commitments shall become enforceable by

HPUI. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07        Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08        Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Guarantor against any of and all of the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided that any recovery by any Lender or any Affiliate pursuant to its setoff rights under this Section 9.08 is subject to the provisions of Section 2.18(c). The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09        Governing Law; Jurisdiction; Consent to Service of Process; Foreign Process Agent.

(a)        This Agreement and each other Loan Document (except, as to any other Loan Document, as expressly set forth therein) shall be construed in accordance with and governed by the law of the State of New York; provided, however, that (i) the interpretation of the definition of “Target Material Adverse Effect” and whether there shall have occurred a “Target Material Adverse Effect”, (ii) whether the Acquisition has been consummated in accordance with the terms and conditions of the Acquisition Agreement, and (iii) whether the representations and warranties made by Target and its Subsidiaries in the Acquisition Agreement are true and correct and whether as a result of any failure thereof Horizon has the right to terminate its obligations under the Acquisition Agreement (or the right not to consummate the Acquisition pursuant to the Acquisition Agreement) shall be determined in accordance with the laws of the State of Delaware without regards to conflicts of laws principles that would result in the application of the laws of another jurisdiction.

(b)        Each of Irish Holdco, the Borrower and each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)        Each of Irish Holdco, the Borrower and each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)        Irish Holdco and each Subsidiary Guarantor hereby irrevocably and unconditionally appoints the Borrower and its successors hereunder (the “Process Agent”), as its agent to receive on behalf of Irish Holdco and each Subsidiary Guarantor and their respective property all writs, claims, process and summonses in any action or proceeding brought against it in the State of New York. Such service may be made by mailing or delivering a copy of such process to Irish Holdco and each Subsidiary Guarantor in care of the Process Agent at the address specified above for the Process Agent, and Irish Holdco and each Subsidiary Guarantor irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to Irish Holdco and each Subsidiary Guarantor or failure of Irish Holdco and each Subsidiary Guarantor to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent, Irish Holdco and each Subsidiary Guarantor, or of any judgment based thereon. Irish Holdco and each Subsidiary Guarantor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the delegation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Irish Holdco and each Subsidiary Guarantor hereto further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 9.10        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11        Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12        Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction relating to Irish Holdco or its Restricted Subsidiaries and their obligations, (g) on a confidential basis to (i) any rating agency in connection with rating Irish Holdco or its Subsidiaries or the facilities evidenced by this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities evidenced by this Agreement, (h) with the prior written consent of Irish Holdco, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 by the disclosing party or its Affiliates, (ii) is independently developed by the Agents or (iii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Irish Holdco or the Borrower, (j) in consultation with the Lead Arrangers, to any prospective additional Agent and to such additional Agent’s respective officers, directors, employees, attorneys, accountants and advisors, in each case on a confidential basis or (k) for purposes of establishing a “due diligence” defense. For the purposes of this Section 9.12, “Information” means all information received from Irish Holdco or the Borrower relating to Irish Holdco or the Borrower or their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Irish Holdco or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13        Release of Liens and Guarantees.

(a)        A Subsidiary Guarantor (that is not the Borrower or an Additional Borrower) shall automatically be released from its obligations under the Loan Documents upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise.

(b)        Upon the termination of all the Commitments and payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations for which no claim has been made), the security interests in the Collateral created by the Collateral Documents shall be automatically released.

(c)        Upon (i) any Disposition (other than any lease or license) by any Loan Party (other than to another Loan Party, unless the Borrower delivers to the Collateral Agent an officer’s certificate that such release is reasonably necessary under applicable law, rule or regulation, in which case such other Loan Party shall concurrently (or on such later date as may be agreed by the Collateral Agent) grant a security interest on the released Collateral) of any Collateral in a transaction permitted under this Agreement, (ii) any Disposition in connection with any exercise of remedies of the Administrative Agent, the Collateral Agent and the Lenders pursuant to Article VII, (iii) any Disposition by any Loan Party of any Permitted Receivables Facility Assets in connection with a Permitted Receivables Facility or (iv) the effectiveness of any written consent to the release of the security interest created under any Collateral Document in any

Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Collateral Documents shall be automatically released.

(d)        In addition, upon the request of any holder (or prospective holder) of obligations secured by such Lien or, in the case of a license or sub-license, the applicable licensee or sub-licensee (or prospective licensee or sub-licensee), the Collateral Agent shall, at the reasonable request of the Borrower, (A) subordinate any Lien on any Collateral to the holder of any Liens on such Collateral permitted under clauses (2)(i), (2)(ii) (provided that such Collateral to be subordinated shall be limited to accounts, inventory, payment intangibles and the proceeds thereof), (7) (insofar as such Liens are replacements or substitutes for Liens permitted by clause (4) or (5)), (9), (10), (11), (21), (22), and (25) of the definition of Permitted Liens, and (B) enter into subordination, non-disturbance and similar agreements in connection with the licensing of intellectual property and other general intangibles permitted under this Agreement to the extent reasonably requested by a licensee or sub-licensee thereof.

(e)        In connection with any termination, release or subordination, or in connection with any Indebtedness incurred pursuant to Section 6.01(b)(xvi)(ii) or in connection with any licensing or sub-licensing transactions permitted pursuant to Sections 6.02 and 6.03, the entry into non-disturbance or similar agreement, in each case, pursuant to this Section 9.13, the Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination, release or subordination, or reasonably required in order to reflect such non-disturbance or similar agreement, in accordance with Section 9.02; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s reasonable opinion, would expose the Collateral Agent to liability or create any obligation or, without limiting the foregoing, in the case of a termination or release, entail any consequence other than the release of such Liens without recourse or warranty, and (ii) any such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of Irish Holdco or any Subsidiary in respect of) all interests retained by Irish Holdco or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery of documents pursuant to this Section 9.13 shall be without recourse to or warranty by the Collateral Agent.

Section 9.14        USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA Patriot Act.

Section 9.15        Appointment for Perfection. Each Lender hereby appoints the Collateral Agent and each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent, the Collateral Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

Section 9.16        No Fiduciary Relationship. Each of Irish Holdco and Borrower, on behalf of itself and its Subsidiaries, agrees that, in connection with all aspects of the transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) and any communications in connection therewith: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between Irish Holdco and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Irish Holdco, the Borrower or any of their respective Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to Irish Holdco, the Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Irish Holdco, Horizon and their respective Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to Irish Holdco, the Borrower or their respective Affiliates. To the fullest extent permitted by law, Irish Holdco and the Borrower hereby waive and release any claims that they may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.17        Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 9.18        Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

(a)        Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii)        the effects of any Bail-In Action on any such liability, including, if applicable:

(A)        a reduction in full or in part or cancellation of any such liability;

(B)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Amendment or any other Loan Document; or

(C)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 9.19        Certain ERISA Matters.

(a)        Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)        such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)        the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)        In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X

The Guaranty

Section 10.01        The Guarantee.

(a)        The Guarantors hereby, jointly and severally, guarantee to each Secured Party as hereinafter provided, as primary obligor and not merely as surety, the payment of the Secured Obligations in full in cash when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Each Guarantor hereby further jointly and severally agrees that if any of the Secured Obligations are not paid in full in cash when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), each Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same will be promptly paid in full in cash when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b)        Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance under applicable law after giving full effect to such Guarantor’s contribution rights but before taking into account any liabilities of such Guarantor under any other guarantee of such Guarantor other than any other guarantee of any obligations that are secured on a pari passu basis with the Obligations.

Section 10.02        Obligations Unconditional. The obligations of the Guarantors under Section 10.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Secured Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full in cash of the Secured Obligations, other than Unliquidated Obligations for which no claim has been made), it being the intent of this Section 10.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any other Guarantor for amounts paid under this Article X until such time as the Secured Obligations (other than Unliquidated Obligations for which no claim has been made) have been indefeasibly paid in full in cash and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)        at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

(b)        the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Secured Obligations shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(c)        any Lien granted to, or in favor of, the Administrative Agent, the Collateral Agent or any other holder of the Secured Obligations as security for any of the Secured Obligations shall fail to attach or be perfected;

(d)        any of the Secured Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of Guarantor);

(e)        any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Document, any Swap Agreement or any Cash Management Agreement, at law, in equity or otherwise) with respect to the Secured Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Secured Obligations;

(f)        any exercise of remedies with respect to any security for the Secured Obligations (including, without limitation, any collateral, including the Collateral, securing or purporting to secure any of the Secured Obligations) at such time and in such order and in such manner as the Collateral Agent and the Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Guarantor would otherwise have, and without limiting the generality of the foregoing or any other provisions hereof, each Guarantor hereby expressly waives any and all benefits which might otherwise be available to such Guarantor under applicable law, including without limitation, California Civil Code Sections 2809, 2810, 2819, 2939, 2845, 2848, 2849, 2850, 2855, 2899 and 3433;

(g)        any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Secured Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Guarantor for the Secured Obligations, or of such Guarantor under the guarantee contained in this Article X or of any security interest granted by any Guarantor, whether in an Insolvency or Liquidation Proceeding or in any other instance; or

(h)        with respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Collateral Agent or any other holder of the Secured Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or other documents relating to the Secured Obligations, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations.

Section 10.03        Reinstatement. The obligations of each Guarantor under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings under any Debtor Relief Law, and each Guarantor agrees that it will jointly and severally indemnify the Administrative Agent and each holder of the Secured Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Secured Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any proceedings under any debtor relief law.

Section 10.04        Certain Additional Waivers. Each Guarantor further agrees that it shall have no right of recourse to security for the Secured Obligations, except through the exercise of rights of subrogation pursuant to Section 10.02 and through the exercise of rights of contribution pursuant to Section 10.06.

Section 10.05        Remedies. Each Guarantor agrees that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent, the Collateral Agent and the other holders of the Secured Obligations, on the other hand, the Secured Obligations may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Secured Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Secured Obligations being deemed to have become automatically due and payable), the Secured Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by each Guarantor for purposes of Section 10.01. Each Guarantor acknowledges and agrees that its respective obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Secured Obligations may exercise their remedies thereunder in accordance with the terms thereof.

Section 10.06        Rights of Contribution. Each Guarantor agrees that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Secured Obligations (other than Unliquidated Obligations for which no claim has been made) have been indefeasibly paid in full in cash and the Commitments have terminated.

Section 10.07        Guaranty of Payment; Continuing Guarantee. The guarantee given by each Guarantor in this Article X is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Secured Obligations whenever arising.

Section 10.08        Guarantee Limitations. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Documents, the guarantee obligations of each Guarantor established in Luxembourg (a “Luxembourg Guarantor”) in respect of the obligations of Irish Holdco or any of its Subsidiaries which is not a direct or indirect subsidiary of such relevant Luxembourg Guarantor shall be limited at any time to an aggregate amount not exceeding 95% of the greater of:

(a)        the Luxembourg Guarantor’s own funds (capitaux propres), as referred to in Annex I to the grand-ducal regulation dated 18 December 2015 defining the form and content of the presentation of the balance sheet and profit and loss account, and enforcing the Luxembourg Law dated 19 December 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings (the “Regulation”), as increased by the amount of any debts owed to a company of the same group of the Luxembourg Guarantor, as shown in (x) the latest interim financial statements available (if any), at the date of demand of payment under this Agreement or, if not available, (y) the latest annual financial statements (comptes annuels) available at the date of demand of payment under this Agreement; and

(b)        the Luxembourg Guarantor’s own funds (capitaux propres), as referred to in the Regulation, as increased by the amount of any debts owed to a company of the same group of the Guarantor, at the date of entry into this Agreement.

The limitation set forth under items (i) and (ii) above shall not apply to any amounts borrowed under this Agreement and made available, in any form whatsoever, to the Luxembourg Guarantor or any of its direct or indirect subsidiaries.

Section 10.09        Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guarantees in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.09 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.09, or otherwise under the Guarantees, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a Discharge of Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 10.09 constitute, and this Section 10.09 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section1a(18)(A)(v)(II) of the Commodity Exchange Act.

Limitation on Guarantees by Excluded Subsidiaries. Notwithstanding anything in this Agreement to the contrary, with respect to each of the Borrower and any Additional Borrower that is organized under the law of the United States (or any state thereof) and that is treated as a United States person for U.S. federal income tax purposes, no Excluded Subsidiary of the type specified in clause (b) of the definition thereof with respect to such Applicable Borrower will guarantee the Obligations of such Applicable Borrower.

Section 10.10        Limitation on Guarantees by Excluded Subsidiaries.

Notwithstanding anything in this Agreement to the contrary, with respect to each of the Borrower and any Additional Borrower that is organized under the law of the United States (or any state thereof) and that is treated as a United States person for U.S. federal income tax purposes, no Excluded Subsidiary of the type specified in clause (b) of the definition thereof with respect to such Applicable Borrower will guarantee the Obligations of such Applicable Borrower.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or other authorized signatories as of the day and year first above written.

HORIZON PHARMA USA, INC.

By:
Name:
Title:

[Signature Page to Credit Agreement]

CITIBANK, N.A.
individually, as Administrative Agent, Collateral Agent, Revolving Lender, Issuing Bank and Swingline Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.
as Revolving Lender and Issuing Bank

By:
Name:
Title:

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA
as Revolving Lender and Issuing Bank

By:
Name:
Title: